    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 2006


                                                     REGISTRATION NO. 333-131045

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                 Amendment No.1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           HEALTH FITNESS CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                          8090                     41-1580506
(State or other jurisdiction of   (Primary standard industrial      (I.R.S. employer
 incorporation or organization)    classification code number)   identification number)

                        3600 AMERICAN BLVD W., SUITE 560
                              BLOOMINGTON, MN 55431
                                 (952) 831-6830
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                 JERRY V. NOYCE
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           HEALTH FITNESS CORPORATION
                        3600 AMERICAN BLVD W., SUITE 560
                              BLOOMINGTON, MN 55431
                                 (952) 831-6830
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy To:

                             JOHN A. SATORIUS, ESQ.
                              JEFFREY C. ERB, ESQ.
                            FREDRIKSON & BYRON, P.A.
                              4000 PILLSBURY CENTER
                             200 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 492-7000
                              (612) 492-7077 (FAX)

                                   ----------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement based upon market conditions and other factors.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF     AMOUNT TO BE     SHARE PRICE PER     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED(1)         SHARE               OFFERING PRICE(2)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par
   value per share              6,630,000            $2.67(2)              $17,702,100              $1,894.12(3)
------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par
value per share                    51,000            $2.41(4)              $   122,910              $   13.15
------------------------------------------------------------------------------------------------------------------



(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, upon the basis of the average high and low bid and ask prices of our common stock as quoted on the Over-the-Counter Bulletin Board on January 12, 2006.


(3)  Paid January 13, 2006.

(4) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, upon the basis of the average high and low bid and ask prices of our common as quoted on the Over-the-Counter Bulletin Board on February 28, 2006.


                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THE COMMON STOCK COVERED BY THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS RELATES IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON STOCK, AND IT IS NOT SOLICITING AN OFFER TO BUY THE COMMON STOCK, IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED MARCH 7, 2006


                                   PROSPECTUS

                           HEALTH FITNESS CORPORATION


                        6,681,000 SHARES OF COMMON STOCK



     With this prospectus, the persons named in this prospectus or in prospectus supplements (collectively, the "Selling Stockholders") may offer and sell up to 6,681,000 shares of our common stock in the manner described under "Plan of Distribution." The shares of common stock covered by this prospectus include:


     - 5,100,000 shares of common stock that are issuable upon conversion of 1,000 shares of Series B Convertible Preferred Stock ("Series B Stock") we issued on November 14, 2005 in a private placement to a limited number of accredited investors; and

     - up to 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, we may be required to issue from time to time upon exercise, for cash, of warrants we issued on November 14, 2005 to the original purchasers of the Series B Stock.


     - up to 51,000 shares of common stock we may be required to issue from time to time upon exercise of warrants we issued on November 14, 2005 to the placement agents (or their affiliates) for the Series B Stock.


     All 1,000 shares of Series B Stock, which are not covered by this prospectus, will automatically be converted into an aggregate 5,100,000 shares of our common stock upon the date the SEC first declares effective the registration statement to which this prospectus relates.

     We are required to maintain the effectiveness of the registration statement to which this prospectus relates until the earlier of the date all shares of common stock covered by this prospectus have been sold using this prospectus or pursuant to Rule 144 (or other similar rule then in effect) under the Securities Act of 1933, or such date as all shares of common stock covered by this prospectus may be sold without volume restrictions pursuant to Rule 144(k).

     Although we might receive cash proceeds from the exercise of the warrants referenced above, we will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. We will pay the expenses related to the registration of the common stock covered by this prospectus. The Selling Stockholders will pay commissions and selling expenses, if any, incurred by them.


     Our common stock is listed on the OTCBB under the symbol "HFIT." The low and high sale prices for our common stock on February 28, 2006 on the OTCBB was $2.36 and $2.45 per share, respectively.


     INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is March __, 2006.

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----
ABOUT THIS PROSPECTUS..............................................     1
CAUTION REGARDING FORWARD-LOOKING STATEMENTS.......................     2
PROSPECTUS SUMMARY.................................................     4
THE OFFERING.......................................................     6
RISK FACTORS.......................................................     8
USE OF PROCEEDS....................................................    12
PRICE RANGE OF COMMON STOCK........................................    12
DIVIDEND POLICY....................................................    12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS...........................................    13
PRINCIPAL SHAREHOLDERS.............................................    41
SELLING STOCKHOLDERS...............................................    44
PLAN OF DISTRIBUTION...............................................    47
DESCRIPTION OF CAPITAL STOCK.......................................    49
LEGAL MATTERS......................................................    52
EXPERTS............................................................    52
WHERE YOU CAN FIND MORE INFORMATION................................    52
INDEX TO FINANCIAL STATEMENTS......................................   F-1


                                   ----------


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus or as of the earlier date stated with respect to such information, as applicable, regardless of the time of delivery of this prospectus or any sale of the common stock. This document may be used only where it is legal to sell these securities.


     Other than in the United States, we have not taken any action or otherwise authorized any action that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for those purposes is required. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus in the United States.

     In this prospectus, unless otherwise stated or the context otherwise requires, reference to "the Company," "Health Fitness," "HFC," "we," "us," "our" and similar references refer to Health Fitness Corporation and its consolidated subsidiaries.

                              ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the SEC using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Stockholders from time to time may sell the common stock covered by this prospectus in the manner described in "Plan of Distribution." The shares covered by this prospectus include 5,100,000 shares of common stock issuable upon the automatic conversion of all shares of Series B Stock on the date the SEC first declares effective the registration statement to which this prospectus relates, 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, issuable upon the exercise, for cash, of outstanding warrants we issued to the original purchasers of the Series B Stock and 51,000 shares of common stock issuable upon the exercise, for cash, of warrants we issued to certain of the placement agents (or their affiliates) for the Series B Stock.



     A prospectus supplement may include additional risk factors or other special considerations applicable to our business or common stock. Any prospectus supplement may also add, update, or change information in this prospectus. We recommend that you carefully read this entire prospectus, together with any supplements before making a decision to invest in our common stock.

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS


     This prospectus contains, and supplements to this prospectus might contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Essentially all statements, other than statements of historical facts, included in this prospectus and in any prospectus supplements are forward-looking statements. Forward-looking statements involve substantial risks and uncertainties, and our actual results may be significantly different than those expressed in our forward-looking statements. Our forward-looking statements relate primarily to our growth strategies, assessments of trends in our industry, our competitive strengths, adequacy of our financial resources, future revenues, projected costs and prospects. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.


     You are cautioned not to place undue reliance upon our forward-looking statements. Our actual results, and the outcome of other events identified in forward-looking statements, could differ materially from the expectations disclosed in our forward-looking statements. Although it is not possible to foresee all of the risks we may face and the other factors that may cause actual results to be materially different than those expressed in our forward-looking statements, we have described in "Risk Factors" the risks and factors we believe are most likely to cause our actual results or events to differ materially from the forward-looking statements that we make. Other risks, uncertainties and factors, both known and unknown, could cause our actual results to differ materially from those described in our forward-looking statements.

     Our forward-looking statements do not reflect all potential effects of any future acquisitions, mergers, dispositions, joint ventures or strategic investments we may make, which are difficult to predict and assess. We do not assume any obligation to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                               PROSPECTUS SUMMARY


     This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections titled "Caution Regarding Forward-looking Statements," "Risk Factors" and "Managements' Discussion and Analysis of Financial Condition and Results of Operations," together with our financial statements and the related notes included elsewhere in this prospectus and in prospectus supplements, before deciding to invest in shares of our common stock.


OUR BUSINESS

     As a leading provider of fitness center management and health management programs to corporations, hospitals, communities and universities located in the United States and Canada, we currently have agreements with approximately 150 customers to staff and manage more than 400 fitness and wellness centers, including 224 corporate fitness centers, 55 corporate wellness programs, 13 corporate occupational health programs, 17 hospital, commercial and university-based fitness centers and wellness programs, and 95 corporate sites that do not have full-time staff. Approximately 70 of our customers are Fortune 1000 companies.

     Major corporations, hospitals and universities invest in fitness centers and health improvement programs for several reasons. We believe it is becoming widely accepted that healthier employees are more productive, experience reduced levels of stress and are absent from work less often due to illness. Additionally, companies are struggling to deal with the escalating cost of providing employee healthcare benefits, which have been and are expected to continue increasing at double-digit rates. Many companies are beginning to recognize that employees are their most important asset, and consider employee health improvement initiatives a top priority.

     In March 2005, we reorganized our operations to focus more clearly on the two areas of our business: fitness management services and health management services. Within each area, we provide three types of services: (i) staffing services, which generally include on-site staff at our customer's site to manage daily operations, (ii) program services, which generally include personal training, weight loss programs, seminars, specialty fitness classes, massage therapy, paper and web-based health risk assessments, biometric screenings to assess blood profiles, data collection, management and reporting and educational literature and programs, and (iii) consulting services, which typically include fitness center floor plan designs, interior design plans, selection and sourcing of fitness equipment, fitness program design and analysis of the effectiveness of employee health improvement programs. As of September 30, 2005 and December 31, 2004, staffing services accounted for approximately 92.7% and 95.2%, respectively, of total revenue, program services accounted for approximately 6.9% and 4.5%, respectively, of total revenue and consulting services accounted for approximately 0.4% and 0.3%, respectively, of total revenue.

     Key elements of our growth strategy include: (i) further developing fitness and health management programs and services through internal expertise, partnerships and potential mergers or acquisitions; (ii) expanding existing fitness management relationships to include comprehensive health management services; (iii) pursuing customer opportunities with mid-sized companies and other smaller organizations, who are generally underserved and in need of employee health management services because of rising healthcare costs; (iv) continuing to pursue opportunities to offer on-site fitness management services to large organizations; and (v) exploring international growth opportunities as large companies begin to broaden their scope of participation in employee health management programs.

RECENT DEVELOPMENTS

Private Placement of Securities; Redemption of Series A Convertible Preferred Stock


     On November 14, 2005, we issued an aggregate of 1,000 shares of Series B Convertible Preferred Stock (the "Series B Stock") to a limited number of accredited investors for an aggregate purchase price of $10.2 million. After selling commissions and expenses, we received net proceeds of approximately $9.4 million. The Series B Stock automatically converts into 5,100,000 shares of common stock effective on the date the SEC first declares effective the registration statement to which this prospectus relates. We also issued the same investors 5-year warrants (the "Warrants") to purchase 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, for $2.40 per share, subject to weighted-average anti-dilution adjustments for certain issuances or deemed issuances of equity securities for less than $2.40 per share which may reduce the stated exercise price of $2.40 per share. We issued the placement agents (or their affiliates) for the Series B Stock warrants to acquire 102,000 shares of our common stock on substantially the same terms as the Warrants, except the exercise price of such warrants is $2.00 per share. The shares of common stock issuable upon the automatic conversion of the Series B Stock, upon the exercise of the Warrants and upon exercise of placement agent warrants to purchase 51,000 shares of common stock represent all of the securities covered by this prospectus.


      We used approximately $5.1 million of the net proceeds from the issuance of the Series B Stock to redeem, effective November 15, 2005: (i) all of the outstanding shares of Series A Convertible Preferred Stock, which were convertible into 2,222,210 shares of common stock, and (ii) warrants to purchase 1,275,463 shares of common stock if exercised for cash, or 916,458 shares of common stock if exercised on a "cash-less" exercise basis, which warrants were issued to original purchaser of the Series A Convertible Preferred Stock. We used substantially all of the remainder of the net proceeds to acquire HealthCalc.Net, Inc.

Acquisition of HealthCalc.Net, Inc.

     On December 23, 2005, we acquired all of the capital stock of HealthCalc.Net, Inc. ("HealthCalc"), a leading provider of web-based fitness, health management and wellness programs to corporations, health care organizations, physicians and athletic/fitness centers. We paid $4 million in cash and issued 847,281 shares of our common stock to HealthCalc's shareholders at the closing of the acquisition on December 23, 2005. We may become obligated to pay or issue, as the case may be, an additional amount of up to $2 million in cash, common stock, or a combination thereof, to HealthCalc's shareholders under a 12-month, earn-out formula based upon HealthCalc achieving certain revenue objectives for fiscal year 2006.

     Founded in 1997, and headquartered in Dallas, Texas, HealthCalc's web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. In addition to other services, the HealthCalc platform allows individuals to take periodic online health assessments, track their daily exercise, receive online health coaching, and provide access to the latest health education and information in an internet-based environment.

     HealthCalc has been one of our technology providers for approximately ten years. Management believes that owning HealthCalc's proven technology platform is an important element of our overall strategy of growing our health management services. Prior to the acquisition, we used HealthCalc's web-based system in many of our fitness centers to track member usage and perform health assessments. The HFC version of the HealthCalc platform (Live for Life-e) become a foundation of our health management services, and was used by over 500,000 individual registered users from our various institutional customers during 2005.


     We have included our unaudited pro forma combined financial statements giving effect to our acquisition of HealthCalc as of September 30, 2005 and for the nine months ended September 30, 2005 and year ended December 31, 2004 elsewhere in this prospectus. You are encouraged to read our pro forma financial statements carefully.

Potential for Director to Not Stand for Reelection


     Mr. Cary Musech has served on our Board of Directors since December 2003. Mr. Musech joined the Board of Directors in connection with an investment agreement between us and Bayview Capital Partners LP (See "Related Party Transactions" elsewhere in the prospectus for a more complete description of this transaction). Bayview's investment was fully redeemed (except for an insignificant number of warrants) and Bayview's investment agreement was terminated effective as of November 15, 2005. Mr. Musech has indicated that he will continue to serve as a director until our next annual meeting (typically held in May of each year) but that, as a result of our redemption of substantially all of Bayview Partner's investment, he likely will not seek another term as a director at that time.


COMPANY INFORMATION

     We are a Minnesota corporation with executive offices at 3600 American Blvd W., Suite 560, Bloomington, Minnesota 55431. Our telephone number is (952) 831-6830. We were incorporated on March 31, 1987.

THE OFFERING


Common Stock Covered by this
Prospectus ......................   6,681,000 shares, of which 5,100,000 will be
                                    issued and outstanding upon the effective
                                    date of the registration statement to which
                                    this prospectus relates, and up to 1,581,000
                                    shares that may be issued upon exercise, for
                                    cash, of warrants held by Selling
                                    Stockholders.

Common Stock Outstanding
Assuming the Sale of all
Common Stock Covered by this
Prospectus(1)....................   20,468,349.

Use of Proceeds..................   We will not receive any proceeds from the
                                    sale of the common stock covered by this
                                    prospectus. To the extent all of the
                                    warrants to purchase the 1,581,000 shares of
                                    common stock covered by this prospectus are
                                    exercised for cash, we would receive
                                    approximately $3.8 million in the aggregate
                                    from such exercises. All of the warrants may
                                    be exercised on a "cash-less" basis, in
                                    which case we would not receive any cash
                                    proceeds.


----------
(1) The number of shares of our common stock to be outstanding after this offering is based on 13,787,349 shares outstanding as of December 31, 2005, and excludes:

     - 2,159,425 shares of common stock issuable as of December 31, 2005 upon the exercise of outstanding stock options under our 2005 Stock Option Plan at exercise prices between $0.30 and $3.00 per share;

     - an aggregate of 1,158,600 shares of common stock reserved for future issuance under our 2005 Stock Option Plan at the market value of our common stock at the date of grant and an aggregate of 182,134 shares of common stock reserved for future issuance under our employee stock purchase plan; and


     - 51,000 shares of common stock issuable as of the date of December 31, 2005 upon the exercise of warrants issued to certain of the placement agents (or their affiliates) of the Series B Stock (the underlying shares of which are not covered by this prospectus) at an exercise price of $2.00 per share, and 62,431 shares of common stock issuable as of December 31, 2005 upon the exercise of warrants at exercise prices between $2.24 and $2.70 per share.

Risk Factors.....................   An investment in our common stock is
                                    speculative and involves risks. You should read the "Risk Factors" section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution.............   The shares of common stock covered by this
                                    prospectus may be sold by the Selling
                                    Stockholders in the manner described under "Plan of Distribution."

OTCBB Symbol.....................   "HFIT."


SELECTED FINANCIAL DATA AND SUPPLEMENTARY FINANCIAL INFORMATION


     You should read the following selected financial data and supplementary financial information together with our complete financial statements and the related notes, and our "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which is included herein. We derived the following annual information from our audited consolidated financial statements as of December 31, 2004, 2003, 2002, 2001 and 2000. We derived the following quarterly financial information from our unaudited consolidated financial statements for each quarter indicated. All unaudited consolidated financial statements contain, in our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial information set forth herein. Historical results of operations may not be indicative of results to be expected for any future period.

     The below selected financial data and supplementary financial information does not reflect our acquisition of HealtCalc.Net, Inc., our redemption of all Series A Convertible Preferred Stock and certain warrants to purchase common stock and our issuance of 1,000 shares of Series B Convertible Preferred Stock and warrants to purchase common stock, all as described in more detail in the "Recent Developments" section of this prospectus. We have included our unaudited pro forma combined financial statements giving effect to our acquisition of HealthCalc as of September 30, 2005 and for the nine months ended September 30, 2005 and year ended December 31, 2004 elsewhere in this prospectus. You are encouraged to read our pro forma financial statements carefully.

Selected Financial Data


                                       NINE MONTHS ENDED                       YEAR ENDED DECEMBER 31,
                                 ----------------------------  -------------------------------------------------------
                                 SEPTEMBER 30,  SEPTEMBER 30,
                                    2005            2004         2004        2003        2002        2001       2000
                                 -------------  -------------  ---------   --------    --------    --------    -------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenue                            $   40,608   $   38,950     $ 52,455   $ 31,479    $ 27,865    $ 25,910    $ 26,191
                                   ----------   ----------     --------   --------    --------    --------    --------
Net earnings (loss) applicable to
   common shareholders             $    1,633   $    1,273     $  1,588   $    (27)   $  3,001    $  1,806    $    930
                                   ==========   ==========     ========   ========    ========    ========    ========

Net earnings per common share:
      Basic                        $     0.13   $     0.10     $   0.13   $   0.00    $   0.24    $   0.15    $   0.08
                                   ==========   ==========     ========   ========    ========    ========    ========

      Diluted                      $     0.10   $     0.08     $   0.10   $   0.00    $   0.24    $   0.15    $   0.07
                                   ==========   ==========     ========   ========    ========    ========    ========

                                              SEPTEMBER 30,                  AS OF DECEMBER 31,
                                              -------------  ------------------------------------------------------
                                                   2005         2004        2003       2002        2001      2000
                                              -------------  ----------   --------   --------    --------  --------
                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Total Assets                                  $  19,899       $  20,934   $ 19,808   $ 12,956    $ 10,199  $ 10,399
Long-Term Debt                                       --           1,613      4,350         --          --        25
Shareholders' Equity                             13,270          11,484      9,732      9,079       6,063     4,195

Supplementary Financial Information

                                                                               FISCAL YEAR 2005

                                                                                QUARTER ENDED
                                                             -----------------------------------------------------
                                                               MARCH 31,           JUNE 30,          SEPTEMBER 30,
                                                             ------------        ------------        -------------
           Revenue                                            $ 13,465,101       $ 13,678,615        $ 13,464,278
           Gross profit                                          3,441,802          3,450,616           3,498,814
           Net earnings applicable to common                       627,934            498,183             506,488
           shareholders

           Net earnings per share
             Basic                                            $       0.05       $       0.04        $       0.04
             Diluted
                                                                      0.04               0.03                0.03

           Weighted average common shares outstanding
               Basic                                            12,619,603         12,652,370          12,863,971
               Diluted                                          16,614,522         16,618,997          16,662,753

                                                                                  FISCAL YEAR 2004

                                                                                    QUARTER ENDED
                                                      -----------------------------------------------------------------------
                                                         MARCH 31,         JUNE 30,        SEPTEMBER 30,        DECEMBER 31,
                                                      --------------    -------------      -------------        -------------
   Revenue                                            $  12,666,374     $  13,129,715       $  13,154,340       $  13,504,239
   Gross profit                                           3,086,937         3,442,358           3,347,083           3,582,839
   Net earnings applicable to common shareholders           336,707           470,754             465,164             314,995

   Net earnings per share
     Basic                                            $        0.03     $        0.04       $        0.04       $        0.03
     Diluted
                                                               0.02              0.03                0.03                0.02
   Weighted average common shares outstanding
       Basic                                             12,409,619        12,483,979          12,550,679          12,566,735
       Diluted                                           16,038,913        16,066,003          16,122,175          16,349,043

                                                                                   FISCAL YEAR 2003

                                                                                     QUARTER ENDED
                                                      -------------------------------------------------------------------------
                                                         MARCH 31,          JUNE 30,        SEPTEMBER 30,         DECEMBER 31,
                                                      -------------      ------------       -------------        --------------
   Revenue                                             $  7,518,205      $  7,732,626        $  7,445,094        $  8,782,897
   Gross profit                                           1,654,399         1,581,142           1,465,768           1,833,888
   Net earnings (loss) applicable to common
     shareholders                                           267,980           217,333              87,786            (600,353)

   Net earnings (loss) per share
     Basic                                             $       0.02      $       0.02        $       0.01        $      (0.05)
     Diluted
                                                               0.02              0.02                0.01               (0.05)

   Weighted average common shares outstanding
       Basic                                             12,308,321        12,322,908          12,341,284          12,356,315
       Diluted                                           12,404,312        12,467,821          12,743,441          12,356,315

                                  RISK FACTORS


     Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information included in this prospectus, including our annual and interim financial statements, before deciding to invest in shares of our common stock. If any one of the following risks or uncertainties actually occurs, any combination thereof occurs, our business, prospects, financial condition and operating results would likely suffer, possibly materially. In that event, the market price of our common stock could decline and you could lose all or part of your investment.


                         RISKS RELATING TO OUR BUSINESS

     THE TIMING OF NEW AND LOST MANAGEMENT SERVICE CONTRACTS MAY NOT BE INDICATIVE OF TRENDS IN OUR BUSINESS OR OF FUTURE QUARTERLY FINANCIAL RESULTS. We evaluate our business, in part, by reviewing trends in our financial performance. Management believes an important indicator of our outlook is revenue to be derived from fitness and health management service contracts we enter into with customers. Fitness and health management service contracts are often long-term contracts (i.e., 3 - 5 years), contain annual, automatic renewals and generally require 30 to 60 days notice to terminate, or to avoid the automatic annual renewal feature. Revenue from new contracts often is not recognized for a period of 90 to 180 days after proposal acceptance due to lead times necessary to execute a contract and hire staff to begin providing services. Since termination notice periods are considerably less than the time it takes to begin servicing new contracts, the revenue lost in a reporting period may significantly exceed the revenue gained from new contracts.

     Because of these timing differences, management generally does not view changes in quarterly revenue, whether sequential or comparable prior quarter changes, to be indicative of our outlook or trends in our business or to be reflective of revenue expected in succeeding quarters. Rather, management generally evaluates revenue trends in our fitness and health management services business based upon 12- to 18-month periods since we believe this helps minimize the timing impact from new and terminated contracts. Management cautions investors not to place undue reliance upon fluctuations in quarterly revenue viewed in isolation from revenue information over longer periods of time (e.g., comparative trailing 12-month information), and to not view quarterly revenue as necessarily being indicative of our outlook or results to be expected in future quarters.

     FAILURE TO IDENTIFY ACQUISITION OPPORTUNITIES MAY LIMIT OUR GROWTH. An important part of our growth has been the acquisition of complementary businesses. We may choose to continue this strategy in the future. Management's identification of suitable acquisition candidates involves risks inherent in assessing the value, strengths, weaknesses, overall risks and profitability of acquisition candidates. Management may be unable to identify suitable acquisition candidates. If we do not make suitable acquisitions, we may find it more difficult to realize growth objectives and to enhance shareholder value.

     In addition, future acquisitions may be dilutive to shareholders, cause us to incur additional indebtedness and large one-time expenses or create intangible assets that could result in significant amortization expense. If we spend significant funds or incurs additional debt, our ability to obtain necessary financing may decline and we may be more vulnerable to economic downturns and competitive pressures. Management cannot guarantee that we will be able to successfully complete any future acquisitions, or that we will be able to finance such acquisitions.

     WE MAY NOT REALIZE THE ANTICIPATED BENEFITS OF ACQUISITIONS WE COMPLETE. On December 23, 2005, we acquired HealthCalc.Net, Inc. In the future, we may acquire other businesses. The process of integrating new businesses into our operations poses numerous risks, including:

     - an inability to assimilate acquired operations, information systems and technology platforms, and internal control systems and products;

     -    diversion of management's attention;

     - difficulties and uncertainties in transitioning business relationships from the acquired entity to us; and

     -    the loss of key employees of acquired companies.

     If we are unsuccessful in integrating HealthCalc, or any other future acquisitions, into our operations, we might not realize all of the anticipated benefits of such acquisitions. In such instances, our acquisitions might not be accretive to our earnings, the costs of such acquisitions may otherwise outweigh the benefits of such acquisitions and the market price of our common stock might decline.

     WE MAY EXPERIENCE DIFFICULTY MANAGING GROWTH, INCLUDING ATTRACTING QUALIFIED STAFF. We have experienced growth during the past few years, both organically and by acquisition. Our ability to grow in the future will depend on a number of factors, including the ability to obtain new customers, expand existing customer relationships, develop additional fitness and health improvement programs and services and hire and train qualified staff. We may experience difficulty in attracting and retaining qualified staff in various markets to meet growth opportunities. Further, in order to attract qualified staff, we may be required to pay higher salaries and enhance benefits in more competitive markets, which may result in a material adverse effect on our results of operation and financial condition. Sustaining growth may require us to sell our services at lower prices to remain competitive, which may result in a material adverse effect on our results of operation and financial condition. There can be no assurance that we will be able to manage expanding operations effectively or that we will be able to maintain or accelerate our growth, and any failure to do so may result in a material adverse effect on our results of operation and financial condition.

     FAILURE TO RENEW EXISTING CUSTOMER CONTRACTS COULD HAVE A NEGATIVE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. Our growth strategy depends in part upon continuous development and improvement of attractive and effective health management programs and services. Our failure to anticipate trends or to successfully develop, improve or implement such programs or services may have a material adverse effect on our results of operation and financial condition. We currently contract with third party partners to provide a portion of such programs and services and anticipates that this will continue to be the case. If any of such third party partners no longer made these programs and services available to us, there is no assurance that we would be able to replace such third-party partner programs and services, and if we could not do so, our ability to pursue growth strategies would be seriously compromised.

     WE ARE DEPENDENT ON MAINTAINING OUR CORPORATE RELATIONSHIPS. The majority of our contracts are with large corporations regarding the management of on-site fitness centers. While the specific terms of such agreements vary, some contracts are subject to early termination by the corporate customer without cause. Although we have a history of consistent contract renewals, there can be no assurance that future renewals will be secured. The early termination or non-renewal of corporate contracts may have a material adverse effect on our results of operation and financial condition.

     OUR FINANCIAL RESULTS ARE SUBJECT TO DISCRETIONARY SPENDING OF OUR CUSTOMERS. Our revenue, expenses and net income are subject to general economic conditions. A significant portion of our revenue is derived from companies who historically have reduced their expenditures for on-site fitness management services during economic downturns. Should the economy weaken, or experience more significant recessionary pressures, corporate customers may reduce or eliminate their expenditures for on-site fitness center management services, and prospective customers may not commit resources to such services. Also, should the size of a customer's workforce be reduced, we may have to reduce the number of staff assigned to manage a customer's fitness center. Additionally, our operations in Canada are subject to foreign currency risk, although these operations currently represent less than 5% of our overall revenues. These factors may have a material adverse effect on our results of operation and financial condition.

     THE LOSS OF ANY OF OUR KEY EMPLOYEES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PERFORMANCE AND RESULTS OF OPERATIONS. Our success is highly dependent on the efforts, abilities and continued services of our executive officers and other key employees. The loss of any of the executive officers or key employees may have a material adverse effect on our results of operation and financial condition. We believe that our future success will depend on our ability to attract, motivate and retain highly-skilled corporate, divisional, regional and site-based personnel. Although historically we have been successful in retaining the services of our senior management, there can be no assurance that we will be able to do so in the future.

     WE OPERATE WITHIN A HIGHLY COMPETITIVE MARKET AGAINST FORMIDABLE COMPANIES. We compete for new and existing corporate customers in a highly fragmented and competitive market. Management believes that our ability to compete successfully depends on a number of factors, including quality and depth of service, locational convenience and cost. The market for on-site fitness center management services is price-sensitive. From time to time, we may be at a price disadvantage with respect to the competition, as such competition may offer competing services at substantially lower prices than ours. There can be no assurance that we will be able to compete successfully against current and future competitors, or that competitive pressures we face will not have a material adverse effect on our results of operation and financial condition.

     OUR RESULTS OF OPERATIONS COULD BE ADVERSELY IMPACTED BY LITIGATION. Because of the nature of our business, we expect that the Company may be subject to claims and litigation alleging negligence or other grounds for liability arising from injuries or other harm to the customers we serve. We have occasionally been named a defendant in claims relating to accidents that occurred in the fitness centers we manage. There can be no assurance that additional claims will not be filed, and that our insurance will be adequate to cover liabilities resulting from any claim.

     WE COULD EXPERIENCE A POTENTIAL DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK FOLLOWING THE EXERCISE AND SALE OF EXISTING CONVERTIBLE SECURITIES. At December 31, 2005, we had outstanding stock options and warrants to purchase an aggregate of 3,853,856 shares of common stock. The exercise of such outstanding stock options and warrants and the sale of the common stock acquired thereby, may have a material adverse effect on the price of our common stock. In addition, the exercise of such outstanding stock options and warrants and sale of such shares of our common stock could occur at a time when we might otherwise be able to obtain additional equity capital on terms and conditions more favorable to us.

     WE HAVE IMPLEMENTED, ON A LIMITED BASIS, A BUSINESS MODEL FOR MANAGING CORPORATE FITNESS CENTERS ON A COST-NEUTRAL OR FOR-PROFIT BASIS. We have, on a limited basis, implemented a model of managing corporate fitness centers on a cost-neutral or for-profit basis without receiving a management fee from the corporate owner of such centers. Corporate-owned centers are resistant to significant membership fees and fee increases, and we may not be successful in sufficiently managing costs and/or in raising service levels and associated revenues, as required to achieve profit objectives.

     OUR COMMON STOCK IS THINLY TRADED, AND SUBJECT TO VOLATILITY. Our common stock is traded on the

Over the Counter Bulletin Board. Investing in OTC securities is speculative and carries a high degree of risk. Many OTC securities are relatively illiquid, or "thinly traded," which can enhance volatility in the share price and make it difficult for investors to buy or sell without dramatically affecting the quoted price or may be unable to sell a position at a later date. As a result, you may find it more difficult to dispose of or obtain accurate quotations as to the price of our shares of the common stock. If limited trading in our stock continues, it may be difficult for you to sell their shares in the public market at any given time at prevailing prices.

     IF THERE ARE SUBSTANTIAL SALES OF OUR COMMON STOCK, OUR STOCK PRICE COULD DECLINE. If our existing shareholders sell a large number of shares of our common stock or the public market perceives that existing shareholders might sell shares of common stock, the market price of our common stock could decline significantly. All of the shares being sold in this offering will be freely tradable without restriction or further registration under the federal securities laws, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act.

     We have registered approximately 4,200,000 shares of common stock that are authorized for issuance under our stock plans. As of December 31, 2005, 2,677,291 shares were subject to outstanding options. Such shares can be freely sold in the public market upon issuance, subject to the restrictions imposed on our affiliates under Rule 144.

     ADVERSE EFFECT OF UNDESIGNATED STOCK AND ANTI-TAKEOVER PROVISIONS. Our authorized capital includes 8,499,000 shares of undesignated stock. Our board of directors has the power to issue any or all of the shares of undesignated stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking shareholder approval. Further, as a Minnesota corporation, we are subject to provisions of the Minnesota Business Corporations Act, or MBCA, regarding "control share acquisitions" and "business combinations." We may, in the future, consider adopting additional anti-takeover measures. The authority of our board to issue undesignated stock and the anti-takeover provisions of the MBCA, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the company not approved by our board of directors. As a result, our shareholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of common stock may also be affected. See "Description of Capital Stock."

                                 USE OF PROCEEDS

     Although we may receive cash proceeds from the exercise of warrants related to the issuance of common stock covered by this prospectus, we will not receive any proceeds from the periodic sales, if any, of the common stock covered by this prospectus.

                           PRICE RANGE OF COMMON STOCK

     Trading of our common stock is conducted in the over-the-counter markets (often referred to as "pink sheets") or on the OTC Bulletin Board.

     The following table sets forth, for the periods indicated, the range of low and high bid prices for our common stock.

                     LOW     HIGH
                    -----   -----
FISCAL YEAR 2005:
   Fourth quarter   $1.89   $2.63
   Third quarter     2.10    2.65
   Second quarter    2.25    2.65
   First quarter     2.33    2.90

                     LOW     HIGH
                    -----   -----
FISCAL YEAR 2004:
   Fourth quarter   $1.52   $2.95
   Third quarter     1.37    1.75
   Second quarter    1.40    1.90
   First quarter     1.21    2.15

     At February 28, 2006, the low and high sale price was $2.36 and $2.45, respectively.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We presently expect to retain any earnings to finance the development and expansion of our business. The payment of dividends, if any, is subject to the discretion of the Board of Directors, and will depend on our earnings, financial condition, capital requirements and other relevant factors. Our credit facility with Wells Fargo Bank restricts our ability to declare or pay dividend on any class of our capital stock or to redeem any shares of capital stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     You should read the following discussion and analysis of our financial condition and results of operations together with our annual and interim financial statements and the related notes included elsewhere in this prospectus and in prospectus supplements. Some of the information contained in this discussion includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus and in prospectus supplements for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and in any similar discussions or analyses contained in prospectus supplements.


                                    OVERVIEW

     We provide fitness center and health management services and programs to corporations, hospitals, communities and universities located in the United States and Canada.

     On December 8, 2003, we purchased the business assets of the Health & Fitness Management Services Division of Johnson & Johnson Health Care Systems Inc., or as referred to herein JJHCS. Prior to the acquisition, we were the largest provider of corporate fitness center management services, while JJHCS was a leading provider of employee health and wellness management services, although JJHCS also managed corporate fitness centers. We completed the acquisition in order to broaden our platform of fitness center management contracts, as well as to obtain additional expertise in the area of employee health promotion and management services.

     On December 23, 2005, we acquired all of the capital stock of HealthCalc.Net, Inc. (HealthCalc), a leading provider of web-based fitness, health management and wellness programs to corporations, health care organizations, physicians and athletic/fitness centers. Management believes that owning HealthCalc's proven technology platform is an important element of our overall strategy of growing our health management services. HealthCalc has been one our technology providers for approximately ten years. HealthCalc's web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. In addition to other services, the HealthCalc platform allows individuals to take periodic online health assessments, track their daily exercise, receive online health coaching, and provide access to the latest health education and information in an internet-based environment.

     The discussion in this section includes the effects of the JJHCS acquisition from and after December 8, 2003, and does not include the effects of the HealthCalc transaction whatsoever.


CRITICAL ACCOUNTING POLICIES

The following discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States to the extent required to be so prepared. Preparation of the consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, trade and other accounts receivable, goodwill, and stock-based compensation. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty. Management bases its estimates and judgments on historical experience, observation of trends in the industry, information provided by customers and other outside sources and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of their consolidated financial statements.

Revenue Recognition - Revenue is recognized at the time the service is provided to the customer. For annual contracts, monthly amounts are recognized ratably over the term of the contract. Certain services provided to the customer may vary on a periodic basis. The revenues relating to these services are estimated in the month that the service is performed. Amounts received from customers in advance of providing services are treated as deferred revenue and recognized when the services are provided. The Company has contracts with third-parties to provide ancillary services in connection with their fitness and wellness management services and programs. Under such arrangements, the third-parties invoice and receive payments from the Company based on transactions with the ultimate customer. The Company does not recognize revenues related to such transactions as the ultimate customer assumes the risk and rewards of the contract and the amounts billed to the customer are either at cost or with a fixed markup.

Trade and Other Accounts Receivable - Trade and other accounts receivable represent amounts due from companies and individuals for services and products. The Company grants credit to customers in the ordinary course of business, but generally does not require collateral or any other security to support amounts due. Management performs ongoing credit evaluations of customers. The Company maintains allowances for potential credit losses which, when realized, have been within management's expectations. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and their geographic dispersion.

Goodwill - Goodwill represents the excess of the purchase price and related costs over the fair value of net assets of businesses acquired. The carrying value of goodwill and other intangible assets is tested for impairment on an annual basis or when factors indicating impairment are present. Projected discounted cash flows are used in assessing these assets.

Stock-Based Compensation - The Company utilizes the intrinsic value method of accounting for its stock based employee compensation plans. All options granted had an exercise price equal to the market value of the underlying common stock on the date of grant and accordingly, no compensation cost is reflected in net earnings for the years ended December 31, 2004, 2003, and 2002.

                              RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2005 AS COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 2004.

     Revenue. Revenues increased $310,000, or 2.4%, to $13,464,000 for the three months ended September 30, 2005, from $13,154,000 for the three months ended September 30, 2004. This increase is attributable to fitness and health program services growth of $329,000 and growth from consulting services of $9,000. The growth in fitness and health program services is primarily attributable to higher utilization by fitness center members. These increases were partially offset by a decrease in staffing services revenue of $28,000, which is attributed to a $351,000 decrease in fitness management staffing services. The decrease in fitness management staffing revenue for the third quarter is attributed to higher-than-normal revenue attrition from contracts that were acquired in December 2003. Since contract attrition can be unpredictable, we generally do not view short-term changes in contract revenue to be indicative of future results, or a trend in the business. New contracts the Company secures may take 90 to 180 days to generate full revenue. At the same time, many of our contracts can be terminated on 30 days' notice. Because this timing difference can temporarily affect revenue results, we generally evaluates prospective revenue trends over a 12 to 18 month period.

     Gross Profit. Gross profit increased $152,000, or 4.5%, to $3,499,000 for the three months ended September 30, 2005, from $3,347,000 for the three months ended September 30, 2004. This increase is primarily attributed to a $225,000 refund of 2004 worker's compensation insurance premiums, which is due to favorable 2004 claims activity. We also experienced a $139,000 increase in program services gross profit, which is primarily due to revenue growth. Offsetting these increases was a $184,000 decrease in gross profit from staffing services, which is primarily due to termination of fitness center staffing contracts and higher costs for employee medical benefits.

     As a percent of revenue, gross profit increased to 26.0%, from 25.4% for the third quarter of 2004. This increase is due primarily to the refund of 2004 worker's compensation insurance premium being offset by contract terminations that had higher margins and higher costs for employee medical benefits.

     Operating Expenses. Operating expenses increased $202,000, or 8.4%, to $2,615,000 for the three months ended September 30, 2005 from $2,413,000 for the three months ended September 30, 2004. This increase is primarily attributed to anticipated increases in salaries and other operating expenses in our contract administration, programs management, sales and corporate administration areas.

     Other Income and Expense. Interest expense decreased $122,000 to income of $4,000 for the three months ended September 30, 2005, compared to an expense of $118,000 for the same period in 2004. This decrease is primarily due to the December 2004 repayment of our $2,000,000 Senior Subordinated Note held by Bayview Capital Partners LP. Since there was interest income for the third quarter of 2005, our cost of borrowed funds was inconsequential. The cost of borrowed funds during the third quarter of 2004 was 9.8%.

     Income Taxes. Income tax expense increased $24,000 to $354,000 for the three months ended September 30, 2005 compared to $330,000 for the same period in 2004. The increase is primarily due to the $68,000 increase in earnings before taxes.

     Net Earnings Applicable to Common Shareholders. As a result of the above, net earnings applicable to common shareholders for the three months ended September 30, 2005 increased $41,000, or 8.8%, to $506,000, from $465,000 for the three months ended September 30, 2004.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004.

     Revenue. Revenues increased $1,658,000, or 4.3%, to $40,608,000 for the nine months ended September 30, 2005, from $38,950,000 for the nine months ended September 30, 2004. This increase is attributable to fitness and health program services growth of $1,168,000, health management staffing services growth of $969,000 and growth from consulting services of $56,000. Growth in these areas was primarily attributable to incremental business from existing customers. Fitness management staffing services decreased $535,000 in 2005 compared to 2004. The decrease in fitness management staffing revenue is attributed to higher-than-normal revenue attrition from contracts that were acquired in December 2003. Since contract attrition can be unpredictable, we generally do not view short-term changes in contract revenue to be indicative of future results, or a trend in the business. New contracts we secure may take 90 to 180 days to generate full revenue. At the same time, many of our contracts can be terminated on 30 days' notice. Because this timing difference can temporarily affect revenue results, we generally evaluate prospective revenue trends over a 12 to 18 month period.

     Gross Profit. Gross profit increased $514,000, or 5.2%, to $10,391,000 for the nine months ended September 30, 2005, from $9,877,000 for the nine months ended September 30, 2004. This increase is due primarily to revenue growth and the refund of 2004 worker's compensation insurance premium discussed previously. As a percent of revenue, gross profit increased to 25.6%, from 25.4% for the nine months ended September 30, 2005. This increase is due primarily to the refund of 2004 worker's compensation insurance premium, which is being offset by decreases from contract terminations that had higher margins and higher costs for employee medical benefits.

     Operating Expenses. Operating expenses increased $250,000, or 3.4%, to$7,528,000 for the nine months ended September 30, 2005, from $7,278,000 for the nine months ended September 30, 2004. This increase is primarily attributed to anticipated increases in salaries and other operating expenses in our contract administration, programs management, sales and corporate administration areas.

     Other Income and Expense. Interest expense decreased $357,000 to $24,000 for the nine months ended September 30, 2005, compared to $381,000 for the same period in 2004. This decrease is primarily due to the December 2004 repayment of our $2,000,000 Senior Subordinated Note held by Bayview Capital Partners LP. Since interest was immaterial for the nine months ended September 30, 2005, our cost of borrowed funds was inconsequential. The cost of borrowed funds for the nine months ended September 30, 2004 was 7.5%.

     Income Taxes. Income tax expense increased $251,000 to $1,134,000 for the nine months ended September 30, 2005, compared to $883,000 for the same period in 2004. The increase is primarily due to the $614,000 increase in earnings before taxes.

     Net Earnings Applicable to Common Shareholders. As a result of the above, net earnings applicable to common shareholders for the nine months ended September 30, 2005 increased $360,000, or 28.3%, to $1,633,000, from $1,273,000 for the nine months ended September 30, 2004.

RESULTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

REVENUE. Revenue increased $20,976,000, or 66.6%, to $52,455,000 for 2004, from
$31,479,000 for 2003. Of this increase, $18,761,000 is attributable to the acquisition of JJHCS, and $641,000 is attributable to revenue from new management contracts secured in 2004. Also contributing to this increase is a $92,000 increase in consulting revenue. The remaining increase of $1,482,000 is attributable to an increase in sales of the Company's fitness and health improvement program services.

GROSS PROFIT. Gross profit increased $6,924,000, or 105.9%, to $13,459,000 for 2004, from $6,535,000 for 2003. Of this increase, $6,298,000 is attributable to growth of management and program services related to the acquisition of JJHCS. The remaining increase of $626,000 is attributable to new management contracts secured in 2004, as well as growth in our fitness and health improvement program services.

OPERATING EXPENSES AND OPERATING INCOME. Operating expenses increased $4,752,000, or 92.0%, to $9,919,000 for 2004, from $5,167,000 for 2003. Of this increase, $805,000 represents a non-cash expense related to the amortization of acquired intangible assets. The remaining increase of $3,947,000 is primarily attributed to the cost of salaries, benefits and other expenses of the JJHCS management team.

As a result of the previously discussed changes in gross profit and operating expenses, operating income increased $2,173,000, or 158.8%, to $3,541,000 for 2004, from $1,368,000 for 2003.

OTHER INCOME AND EXPENSE. Interest expense increased $261,000 to $466,000 for 2004, from $204,000 for 2003. This increase is primarily due to the debt facilities the Company secured to finance the JJHCS acquisition. In addition, the Company incurred a $475,000 one-time charge in December 2004, of which $395,000 was non-cash, in connection with the early repayment of a $2,000,000 Senior Secured Subordinated Note.

INCOME TAXES. Current income tax expense increased $399,000 to $928,000 for 2004, from $529,000 for 2003. This increase is attributable to the increase in earnings before income taxes.

The changes in income tax expense between 2004 and 2003 had no material effect on the Company's cash position for 2004 due to available net operating loss carryforwards.

The Company's effective tax rate decreased to 35.7% for 2004, compared to 45.5% for 2003. This decrease is primarily attributable to an adjustment to deferred tax assets relating to a change in the Company's computation of state net operating loss utilization.

NET EARNINGS. As a result of the above, net earnings for 2004 increased $1,041,000 to $1,674,000, compared to net earnings of $633,000 for 2003.

DIVIDENDS TO PREFERRED SHAREHOLDERS. To finance the Company's acquisition of JJHCS, the Company sold $1,000,000 in Series A Convertible Preferred Stock, or as referred to herein as the Preferred Stock, to Bayview Capital Partners LP, or as referred to herein as Bayview. The Preferred Stock was issued to Bayview at a price of $1.00 per share, resulting in the issuance of 1,000,000 shares. The Preferred Stock has a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share, or as referred to herein as the PIK Dividends. The Company accrued dividends of $86,400 and $3,834 for the years ended December 31, 2004 and 2003.

At the option of the holder, the Preferred Stock, including any PIK Dividends, may be converted, at any time and from time to time, into common stock of the Company at a price of $0.50 per share.

When Bayview made its commitment to invest in the Company on August 25, 2003, the fair value of the Company's common stock to be received upon conversion of the Preferred Stock was greater than the conversion price of the preferred stock, which resulted in a beneficial conversion feature. Accordingly, the Company calculated a $656,096 beneficial conversion feature which has been recorded as a deemed dividend in the consolidated statement of operations for the year ended December 31, 2003.

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

REVENUE. Revenue increased $3,614,000, or 13.0%, to $31,479,000 for 2003, from $27,865,000 for 2002. Of this increase, $1,220,000 is attributed to the acquisition of JJHCS. The remaining increase of $2,394,000 is attributed to the addition of new contracts in our current lines of business and the expansion of services under existing contracts.

GROSS PROFIT. Gross profit increased $608,000, or 10.3%, to $6,535,000 for 2003, from $5,927,000 for 2002. Of this increase, $379,000 is attributed to the acquisition of JJHCS. The remaining increase of $229,000 is attributed to the addition of new contracts in our current lines of business and the expansion of services under existing contracts. As a percent of revenue, gross profit decreased to 20.8% for 2003 from 21.3% for 2002. This decrease is primarily due to start-up expenses for two corporate fitness centers the Company began managing during 2003 on an at-risk basis. The Company believes that gross margins at these centers will improve over time as new memberships are sold.

OPERATING EXPENSES AND OPERATING INCOME. Operating expenses increased $550,000, or 11.9%, to $5,167,000 for 2003, from $4,617,000 for 2002. This increase is due to a $379,000 increase in salary expense, which is primarily attributed to additional staff related to the Company's acquisition of JJHCS, and higher employee benefits costs. The $171,000 increase in selling, general, and administrative expenses is primarily due to the Company's acquisition, including approximately $74,000 of acquisition-related depreciation and amortization and $60,000 of professional fees that could not be capitalized.

As a result of the previously discussed changes in gross profit and operating expenses, operating income increased $59,000, or 4.5%, to $1,368,000 for 2003, from $1,309,000 for 2002.

OTHER INCOME AND EXPENSE. Interest expense decreased $317,000 to $204,000 for 2003, from $521,000 for 2002. This decrease is primarily due to lower debt levels and interest rates during 2003 compared to 2002.

INCOME TAXES. Current income tax expense increased $82,000 to an expense of $79,000 for 2003, from a benefit of $3,000 for 2002. This increase is due to the utilization of net operating losses for various states in 2002, which were not available to the Company in 2003.

The Company's deferred income tax expense increased $2,659,000 to $450,000 for 2003, from a benefit of $2,209,000 for 2002. This increase is attributable to the Company reducing its remaining deferred tax asset valuation allowance during the year ended December 31, 2002.

The changes in income tax expense between 2003 and 2002 had no material effect on the Company's cash position for 2003.

NET EARNINGS. As a result of the above, net earnings for 2003 decreased $2,368,000 to $633,000, compared to net earnings of $3,001,000 for 2002.

DIVIDENDS TO PREFERRED SHAREHOLDERS. To finance the Company's acquisition of JJHCS, the Company sold the Preferred Stock to Bayview. The Preferred Stock was issued to Bayview at a price of $1.00 per share, resulting in the issuance of 1,000,000 shares. As of December 31, 2003, the Company accrued PIK Dividends of $3,834.

At the option of the holder, the Preferred Stock, including any PIK Dividends, may be converted, at any time and from time to time, into common stock of the Company at a price of $0.50 per share. When Bayview made its commitment to invest in the Company on August 25, 2003, the fair value of the Company's common stock to be received upon conversion of the Preferred Stock was greater than the conversion price of the preferred stock, which resulted in a beneficial conversion feature. Accordingly, the Company calculated a $656,096 beneficial conversion feature which has been recorded as a deemed dividend in the consolidated statement of operations for the year ended December 31, 2003.



                        RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board, referred to herein as FASB, issued Statement 151, Inventory Costs. Statement 151 amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. Statement 151 is effective for companies that incur inventory costs during fiscal years beginning after June 15, 2005. Adoption of Statement 151 is not anticipated to have an impact on the Company's financial position or results of operation.

In December 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets. Statement 153 amends Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transaction. Statement 153 eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Statement 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. Adoption of Statement 153 is not anticipated to have an impact on the Company's financial position or results of operation.

In December 2004, the FASB issued Statement 123R, Share-Based Payment. Statement 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supercedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans, and provides that the fair value of such share-based compensation be expensed in a company's financial statements. The Company expects that the adoption of Statement 123R will result in a decrease of net income in future periods due to additional compensation expense attributed to employee stock options. The Company does not expect the expense related to employee stock options to be materially different from amounts previously disclosed on a proforma basis. The Company will be required to implement Statement 123R in connection with its Quarterly Report on For 10-Q for the period ended March 30, 2006.

                         LIQUIDITY AND CAPITAL RESOURCES

     Our working capital increased $773,000 to $4,729,000 at September 30, 2005, compared to working capital of $3,956,000 at December 31, 2004. The increase in working capital is due primarily to an increase in prepaid expense and accounts receivable and decreases in accrued expenses and deferred revenue, which were offset by decreases in deferred tax assets and cash, and an increase in other accrued liabilities.

     In addition to cash flows generated from operating activities, our other source of liquidity and working capital is provided by a $7,500,000 Credit Agreement with Wells Fargo Bank, N.A. (the "Wells Loan"). The availability of the Wells Loan decreases $250,000 on the last day of each calendar quarter, beginning September 30, 2003, and matures on June 30, 2007. The facility provided maximum borrowing capacity of $5,250,000 and $6,000,000 at September 30, 2005 and December 31, 2004. Actual borrowing availability under the Wells Loan is based upon a percentage of our eligible accounts receivable, less any outstanding amounts, which were $0 and $1,612,759, respectively, at September 30, 2005 and December 31, 2004. Excluding current outstanding balances, and based upon eligible accounts receivable, $5,152,467 and $3,758,851 was available for borrowing on such respective dates.

     On November 14, 2005, we issued an aggregate of 1,000 shares of Series B Convertible Preferred Stock (the "Series B Stock") (together with warrants to purchase 1,530,000 Shares of common stock for $2.40 per share) to a limited number of accredited investors for an aggregate purchase price of $10.2 million. After selling commissions and expenses, we received net proceeds of approximately $9.4 million. The Series B Stock automatically converts into 5,100,000 shares of common stock effective on the date the SEC first declares effective the registration statement to which this prospectus relates. We used approximately $5.1 million of the net proceeds from the issuance of the Series B Stock to redeem, effective November 15, 2005: (i) all of the outstanding shares of Series A Convertible Preferred Stock, which were convertible into 2,222,210 shares of common stock, and (ii) warrants to purchase 1,275,463 shares of common stock if exercised for cash, or 916,458 shares of common stock if exercised on a "cash-less" exercise basis, which warrants were issued to original purchaser of the Series A Convertible Preferred Stock. We used substantially all of the remainder of the net proceeds to acquire HealthCalc.Net, Inc.


     We believe that sources of capital to meet our existing obligations and conduct our operations over the next 12 months will be provided by cash generated through operations and our Wells Loan. From time to time, we may purchase significant assets or other entities as we attempt to grow our business and expand our services. In the event we make any such acquisitions, we may be required to obtain additional debt or equity financing. There can be no assurance that our efforts to obtain any such additional financing will be successful or on terms favorable to us. If we sell equity securities, existing shareholders may suffer economic and voting dilution.



     As of September 30, 2005, we believe that cash expected to be generated through current operations and availability from our Wells Loan will be sufficient to meet our obligations for the next 12 months.



     As of September 30, 2005, we did not have any off-balance sheet arrangements or transactions with unconsolidated, limited purpose entities.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     All of our long-term obligations bear interest at a variable rate. As a result, we may from time to time be exposed to market risks related to changes in interest rates. However, at September 30, 2005, we did not have any outstanding long-term obligations with variable rates. Based upon historical borrowing levels, we believe future exposure to interest rate risk is immaterial.

     We have no history of, and do not anticipate in the future, investing in derivative financial instruments, derivative commodity instruments or other such financial instruments. Transactions with international customers are entered into in U.S. dollars, precluding the need for foreign currency hedges.

                                  OUR BUSINESS

OVERVIEW

      As a leading provider of fitness center management and health management programs to corporations, hospitals, communities and universities located in the United States and Canada, we currently have agreements with approximately 150 customers to staff and manage more than 400 fitness and wellness centers, including 224 corporate fitness centers, 55 corporate wellness programs, 13 corporate occupational health programs, 17 hospital, commercial and university-based fitness centers and wellness programs, and 95 corporate sites that do not have full-time staff. Approximately 70 of our customers are Fortune 1000 companies.

      Major corporations, hospitals and universities invest in fitness centers and health improvement programs for several reasons. We believe it is becoming widely accepted that healthier employees are more productive, experience reduced levels of stress and are absent from work less often due to illness. Additionally, companies are struggling to deal with the escalating cost of providing employee healthcare benefits, which have been and are expected to continue increasing at double-digit rates. Many companies are beginning to recognize that employees are their most important asset, and consider employee health improvement initiatives a top priority.

      On December 8, 2003, we purchased the business assets of the Health & Fitness Management Services Division of Johnson & Johnson Health Care Systems Inc. ("JJHCS"). We completed the JJHCS acquisition primarily to obtain additional expertise in the area of employee health management services, but also to broaden our platform of fitness center management contracts.

      On December 23, 2005, we acquired all of the capital stock of HealthCalc.Net, Inc. ("HealthCalc"), a leading provider of web-based fitness, health management and wellness programs to corporations, health care organizations, physicians and athletic/fitness centers. We believe owning the technology platform developed by HealthCalc is an important element of our overall strategy of growing our health management services. HealthCalc had been one our technology providers for approximately ten years prior to the acquisition. Our new web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. In addition to other services, the our new technology platform allows individuals to take periodic online health assessments, track their daily exercise, receive online health coaching, and provide access to the latest health education and information in an internet-based environment.

OUR BUSINESS MODEL

      Major corporations, hospitals and universities invest in fitness centers and health improvement programs for several reasons. First, it is widely understood that healthier employees are more productive, experience reduced levels of stress and are absent from work less often due to illness. Additionally, companies are struggling to deal with the escalating cost of providing employee healthcare benefits, which has increased at double-digit rates due to technological advancements and the decreasing overall health of employees within the labor market. Many companies are beginning to recognize that employees are their most important asset, and consider employee health improvement initiatives a top priority.

      In March 2005, we reorganized our operations to focus more clearly on the two areas of our business: fitness management services and health management services. Within each area, we provide three types of services: (i) staffing services, which generally include on-site staff at our customer's site to manage daily operations, (ii) program services, which generally include personal training, weight loss programs, seminars, specialty fitness classes, massage therapy, paper and web-based health risk assessments, biometric screenings to assess blood profiles, data collection, management and reporting and educational literature and programs, and (iii) consulting services, which typically include fitness center floor plan designs, interior design plans, selection and sourcing of fitness equipment, fitness program design and analysis of the effectiveness of employee health improvement programs. For the nine months ended September 30, 2005 and year ended December 31, 2004, staffing services accounted for approximately 92.7% and 95.2% of total revenue, program services accounted for approximately 6.9% and 4.5% of total revenue and consulting services accounted for approximately 0.4% and 0.3% of total revenue.

      Key elements of our growth strategy include efforts to: (i) further develop fitness and health management programs and services through internal expertise, partnerships and potential mergers or acquisitions; (ii) expand existing fitness management relationships to include comprehensive health management services; (iii) pursue customer opportunities with mid-sized companies and other smaller organizations, who are generally underserved and in need of employee health management services because of rising healthcare costs;
(iv) continue to pursue opportunities to offer on-site fitness management services to large organizations; and (v) explore international growth opportunities as large companies begin to broaden their scope of participation in employee health management programs.

FITNESS MANAGEMENT SERVICES

      Staffing Services. We have agreements with corporations to staff and manage fitness centers that have been developed by these companies for use by employees. Our customers invest the resources to develop and equip these fitness centers, and generally pay for all operating expenses. We derive revenue from these services through the reimbursement of staff costs, including wages, taxes and benefits, reimbursement of the cost of liability insurance, and also receives a management fee to cover the cost of regional and corporate support services. We have agreed to manage a limited number of corporate fitness centers on a cost-neutral or for-profit basis without receiving a management fee from the corporate owner of such centers. Neither the revenues nor the operating costs from such contracts are material at this point, but it is possible that this management model will become more prevalent in the future.

      Program Services. Services in this category are generally provided at our managed fitness centers and include personal training, weight loss programs, seminars, specialty fitness classes and massage therapy. We derive revenue from these programs, typically from the individual member, on a fee-for-service basis.

      Consulting Services. Companies that are planning new fitness centers employ us to develop floor plan designs, interior design plans, selection and sourcing of fitness equipment and fitness program design. For companies that desire to develop a commercial fitness center, we can perform a comprehensive analysis of market potential for the center. Services can include demographic analysis, market analysis, and multiple-year financial business plan development.

HEALTH MANAGEMENT SERVICES

      Staffing Services. We have agreements with corporations to staff and manage the delivery of health promotion programs, lifestyle counseling services and injury prevention and treatment services to onsite and remote customer employees. These relationships may or may not involve the management of an on-site fitness center. We derive revenue from these services through the reimbursement of staff costs, including wages, taxes and benefits, reimbursement of the cost of liability insurance, and also receives a management fee to cover the cost of regional and corporate support services.

      Program Services. We offer a comprehensive menu of products and services to assess the health risks of customer employees, as well as lifestyle programs that target specific health risks. Our program services, which we have either developed internally or make available through third-party partners, include paper and web-based health risk assessments, biometric screenings to assess blood profiles, data collection, management, and reporting and educational literature and programs. We also offer customers access to the HFC e-Health Platform, an electronic health education platform.

      We also offer health improvement advisory services to customer employees. Such services can range from interpretation of health risk assessment and screening results, to individualized health improvement coaching support. These services can be delivered face-to-face using trained Company staff, or telephonically through qualified partners.

      Through our Occupational Health practice, we offer on-site programs to prevent, manage and treat musculo-skeletal disorders in the work environment. Services include ergonomic injury prevention, discomfort management and physical therapy treatment.

      Revenue from these program services are generally paid by the corporate customer, although such customer may ask its employees to share in the cost.

      Consulting Services. We provide our customers with a comprehensive analysis of the effectiveness of employee health improvement programs, with a focus on improving return on investment. This service also creates a road map for companies that are considering investing in an employee health and wellness initiative. We also provides a suite of occupational health consulting services, including injury prevention program design, work-hardening programs, injury treatment and return-to-work programs and regulatory compliance consulting.

      Within these two areas of business, the duration of our management services agreements vary widely, from those that are month-to-month, to those that have a term of up to five years. A typical management services contract carries a term of three years, with revenue recognized upon delivery of service. Contract duration for Program and Consulting Services generally ranges from month-to-month to twelve months, depending on the scope of services to be delivered. Revenue for these services are recognized upon delivery of service.

      We manage our business primarily by looking at the component service revenue derived from our fitness and health management services areas of business.

      The following table provides a breakout of revenue and gross profit for our two business segments for the nine month periods ended September 30, 2005 and 2004, and for each of the years ending December 31, 2004, 2003 and 2002. You should read this financial information together with our complete financial statements and the related notes, and our "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere herein.

                                          (unaudited)
                                       Nine months ended                          (unaudited)
                                        September 30,                       Year ended December 31,
                                 ----------------------------    ------------------------------------------
                                     2005           2004            2004            2003           2002
                                 ------------    -----------     ------------    ------------   ------------
Fitness Management Revenue
Staffing Services                $ 28,801,495    $ 29,336,224    $ 38,949,432    $ 28,330,612   $ 27,518,808
Program Services                    2,350,584       1,411,836       2,069,228         815,940        222,776
Consulting Services                   163,658         114,588         160,263          50,500        123,413
                                   31,315,737      30,862,648      41,178,923      29,197,052     27,864,997


Health Management Revenue
Staffing Services                $  8,829,253     $ 7,860,008      10,975,012       2,192,085              -
Program Services                      438,211         209,443         277,498          49,149              -
Consulting Services                    24,793          18,330          23,235          40,536              -
                                    9,292,257       8,087,781      11,275,745       2,281,770              -

Total Revenue
Management Services              $ 37,630,748    $ 37,196,232    $ 49,924,444    $ 30,522,697   $ 27,518,808
Program Services                    2,788,795       1,621,279       2,346,726         865,089        222,776
Consulting Services                   188,451         132,918         183,498          91,036        123,413
                                 $ 40,607,994    $ 38,950,429    $ 52,454,668    $ 31,478,822   $ 27,864,997

GROWTH STRATEGY

      Our growth strategy is to continue expanding our fitness and health management staffing services, along with continuing to grow our program and consulting services revenue from existing and prospective customers. In the long-term, management believes that we can be a leading integrator of fitness and health services for corporations and other large organizations. Key elements of our growth strategy include:

            - further developing our health improvement programs and services through internal expertise, partnerships and potential acquisitions;

            - leveraging existing site-based customer relationships into higher margin fitness and health improvement programs and services;

            - pursuing customer opportunities with mid-sized companies and other organizations;

            - continuing to pursue opportunities to offer on-site management services for large organizations; and

            -     exploring international growth opportunities.

OPERATIONS

      Effective March 2005, we reorganized into two operational areas, fitness management and health management. This reorganization both reflected and formalized our focus on these two core areas of operation over the past two years. In fitness management, we have two National Vice Presidents, each of whom manage a number of regions. In health management, we have one National Vice President, who manages all of our health management customers. Each region, which is generally organized along geographic lines, is headed by a Regional Vice President who is responsible for fitness center and wellness program staffing, as well as managing service quality, financial performance and client relationships. A typical fitness center is managed by a team of degreed fitness professionals under the leadership of the center's Program Manager. The Program Manager has day-to-day operating responsibility for the center, including staff management, customer relations, membership sales, implementation and promotion of fitness and health programs and the financial performance of the center.

      Our corporate office provides centralized administrative support, including accounting and finance, human resources and payroll, information and technology systems, sales and marketing, as well as general management for the development and delivery of our program services.

PROPERTIES


      We lease approximately 8,000 square feet of commercial office space in Bloomington, Minnesota, under a lease that expires in October 2007. Our monthly base rent for this office space is approximately $10,700, plus taxes, insurance and other related operating costs. Additionally, we lease approximately 1,500 square feet of commercial office space in Piscataway, New Jersey, under a lease that expires on December 31, 2006. Our monthly rent for this office space is $1500.


SALES AND MARKETING

      We market our services to both corporations and members of the fitness centers it manages. Our sales force actively pursues new corporate customers across a wide variety of industries. Our sales force is primarily responsible for identifying potential corporate customers and sales lead partners, and managing the overall sales process.

      We have a corporate marketing department that supports our managed fitness centers through the development of marketing programs and promotional materials.

OUTLOOK AND TRENDS

      The high cost of employee health care has become a key concern for many corporations. According to published reports, annual health care costs are expected to continue to increase at double digit rates for the next several years due to a number of factors, including an aging workforce, unhealthy populations entering the workforce and obesity-related medical conditions due to poor nutrition and inactivity. Management believes that many companies will be interested in addressing the health needs of employees, their dependents and retirees, including implementation of specific strategies to help "at-risk" individuals, as part of a broader strategy to reduce health care costs. We believe we have the products, services, expertise and personnel to meet this objective.

      The U.S. economy has experienced recessionary pressures in recent years, which has negatively affected the corporate landscape. We continue to feel the effect of these economic changes in the form of competitive prices we must offer for our services in order to renew our customer agreements, or to obtain new customers. Although we believe that price competition will not materially affect results of operations, we believe that price competition will continue for the foreseeable future.

      A trend that may further develop within our fitness center management business relates to companies asking service providers to operate their fitness centers on a cost-neutral or for-profit basis. These cost-conscious companies desire to minimize or eliminate the subsidization of fitness center operating costs by keeping costs within the revenues being realized from employee memberships and other sources of revenue. In connection with this form of business model, we would derive our management fee revenue not from our corporate client, but from the profits of the fitness center. The application of this business model may require us to fund operating losses until enough memberships are sold to realize profitability. We believe we may have to fund operating losses for such centers up to twenty-four months before profitability could be reached. However, we believe this model will enable us\ to leverage our experience managing for-profit fitness centers, and may result in higher gross margins and profitability. Currently, existing contracts representing this business model do not present a material risk or represent a material contribution to our results of operation. However, there can be no assurance that the number and scope of such contracts will not become material in the future or that we will be able to manage such centers profitably or to fund losses for these centers until profitability is achieved.

SIGNIFICANT CUSTOMER RELATIONSHIP

      At December 31, 2004, we had one customer relationship that provided 10.3% of our total revenue. For this customer, we provide fitness center management and wellness program administration services for approximately 55 locations. The agreement expires December 31, 2006, and will automatically renew for successive one-year periods unless either party delivers written notice at least 90 days prior to termination. We believe that our relationship with this customer is good.

COMPETITION

      Within the business-to-business fitness and health management services industry, there are relatively few national competitors. However, virtually all markets are home to regional providers that manage several sites within their geographic areas. With our national presence and almost 30 years of history, management believes that we are recognized as a leading provider of corporate fitness and health management services, and is well positioned to compete in this industry.

PROPRIETARY RIGHTS

      We have three registered trademarks, "Insight"(R), "It Pays To Be Healthy"(R) and "Live For Life"(R). We do not have any other significant proprietary rights.

GOVERNMENT REGULATION

      Management believes that there currently is no significant government regulation which materially limits our ability to provide fitness and health management and consulting services to our corporate, hospital, community and university-based clients.

EMPLOYEES

      At December 31, 2004, we had 760 full-time and 2,570 part-time and on-call employees, of which approximately 40 were employed at our corporate, divisional and regional offices, with the remainder primarily engaged in the staffing of fitness, wellness and occupational health centers and programs. We have an agreement with the United Autos Workers Union regarding approximately 10 of our employees that work at fitness centers owned by DaimlerChrysler Corporation. Management believes our relationship with employees is good.

INDEMNIFICATION OBLIGATIONS

      A majority of our management agreements include a provision that obligate us to indemnify and hold harmless the customer and their employees, officers and directors from any and all claims, actions and/or suits (including attorneys' fees) arising directly or indirectly from any act or omission of the Company or our employees, officers or directors in connection with the operation of our business. A majority of these management contracts also include a provision that obligates the customer to indemnify and hold us harmless against all liabilities arising out of the acts or omissions of the customer, their employees and agents. We can make no assurance that claims by our customers, or their employees, officers or directors, will not be made in the course of operating our business.

INSURANCE

      We maintain the following types of insurance policies: commercial general liability, professional liability, automobile liability, commercial property, employee dishonesty, employment practices, directors and officers liability, workers compensation and excess umbrella liability. The policies provide for a variety of coverages and are subject to various limitations, exclusions and deductibles. While we believe our insurance policies are sufficient in amount and coverage for our current operations, there can be no assurance that coverage will continue to be available in adequate amounts or at a reasonable cost, and there can be no assurance that the insurance proceeds, if any, will cover the full extent of loss resulting from any claims.

LEGAL PROCEEDINGS

      We may be, from time to time, subject to claims and suits arising in the ordinary course of our business. Claims have, in the past, generally been covered by insurance. Management does not believe the resolution of any such legal matters will have a material effect on our financial condition or results of operations, although no assurance can be given with respect to the ultimate outcome of any such actions. Furthermore, there can be no assurance that our insurance will be adequate to cover all liabilities that may arise out of claims brought against the Company.

                                   MANAGEMENT

NAME                                      AGE       POSITION
----                                      ---       --------
James A. Bernards (1), (3)                 58       Director
K. James Ehlen, M.D.                       60       Director
Robert J. Marzec (2), (4)                  60       Director
Cary Musech (3)                            47       Director
Jerry V. Noyce                             60       President, CEO and Director
John C. Penn (2), (4)                      65       Chairman
Mark W. Sheffert (2), (3), (4)             57       Director
Linda Hall Whitman (1), (2)                56       Director
Rodney A. Young (1)                        50       Director
Wesley W. Winnekins                        44       Chief Financial Officer and Treasurer
James A. Narum                             48       National Vice President of Account Services - Fitness Management
Jeanne C. Crawford                         47       Vice President-Human Resources and Secretary
David T. Hurt                              39       National Vice President of Account Services - Fitness Management
Katherine M. Hamlin                        38       National Vice President of Account Services - Health Management
Brian Gagne                                42       Vice President - Programs and Partnerships
Michael R. Seethaler                       50       National Vice President - Business Development
Ralph T. Colao                             50       Vice President - Consulting and Best Practices
Michael Zdychnec                           49       Vice President - Marketing
John Ellis                                 46       Chief Information Officer
Pete Egan                                  44       Chief Science Officer

  (1) Member of Compensation Committee
  (2) Member of Nominating Committee
  (3) Member of Finance Committee
  (4) Member of Audit Committee

      JAMES BERNARDS, a director of the Company since March 1999, serving as Chairman of the Board from 1999 through 2003. In addition, Mr. Bernards served as a director of the Company from 1993 to 1998. Mr. Bernards has served as President of Brightstone Capital, LLC, a venture capital firm, since 1985 and President of Facilitation Incorporated, a consulting firm since founding it in July 1993. Prior to that time he was President of Stirtz Bernards & Co., a CPA firm he founded and with which he had been a partner for more than 12 years. Mr. Bernards is also a director of three public companies, FSI International, Inc., August Technology Corporation and Entegris, Inc., and several private companies.

      JIM EHLEN, M.D., a director of the Company since April 2001, currently serves as Chief Executive Officer of the Halleland Health Consulting Group, a Minneapolis-based health consulting firm. From February 2001 to February 2003, Dr. Ehlen served as Chief, Clinical Leadership for Humana Inc., a national managed care organization. He was Executive Leader of Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001 and was a self-employed health care consultant from June 1999 to May 2000. From October 1988 to June 1999, Dr. Ehlen served as Chief Executive Officer of Allina Health System, an integrated health care organization. Dr. Ehlen currently provides medical advisory consulting services to the Company as a representative of Halleland Health

Consulting. See "Certain Transactions" contained within this Proxy Statement. Dr. Ehlen is also a director of Transoma Medical, Inc., IZEX Technologies, Inc., Cardtronic Technology, Inc., privately- held companies, and GelStat Corporation, a publicly-held company.

     ROBERT MARZEC, a director of the Company since May 2004, retired from PricewaterhouseCoopers in 2002, where he was an audit partner and a public accountant for 35 years. Mr. Marzec is also a director of Medtox Scientific, Inc., and Apogee Enterprises, Inc., both of which are publicly-held companies.

     CARY MUSECH, a director of the Company since December 2003, serves as Chief Executive Officer of Bayview Capital Management LLC ("Bayview Management"), the general partner of Bayview Capital Partners LP ("Bayview Partners"), a private equity investment firm. Pursuant to the terms of a stock purchase agreement entered into in December 2003, Bayview Partners had the right to designate an individual for one directorship on the Company's Board of Directors. Mr. Musech was designated as the Bayview Partners nominee. Mr. Musech co-founded Bayview Management and Bayview Partners in June 1998. Since November 2004, he has also served as Chief Executive Officer of Tonka Bay Equity Partners LLC, the investment advisor for Bayview Partners. From October 1993 to November 1997, Mr. Musech was the Chief Financial Officer of Wright Products Corporation, a privately-held manufacturer and distributor of storm and screen door hardware. From February 1984 to September 1993, Mr. Musech was a corporate finance specialist for US Bank (formerly First Bank System) and Wells Fargo Bank, N.A. (formerly Norwest Corporation) where he developed expertise in financing complex, highly leveraged transactions including buyouts, acquisitions, recapitalizations and growth financings. From January 1981 to January 1984, Mr. Musech was an auditor with Ernst & Young.

     JERRY NOYCE has been President and Chief Executive Officer of the Company since November 2000 and a director since February 2001. From October 1973 to March 1997, he was Chief Executive Officer and Executive Vice President of Northwest Racquet, Swim & Health Clubs. From March 1997 to November 1999, Mr. Noyce served as Regional Chief Executive Officer of CSI/Wellbridge Company, the successor to Northwest Racquet, where he was responsible for all operations at the Norwest Clubs and the Flagship Athletic Club.

     JOHN PENN, a director of the Company since April 2001 and Chairman of the Board since January 2004, currently serves as President, CEO and Chairman of Intek Plastics, Inc., a custom extruder of plastic products for the window and door industries. From 1999 to 2003, he served as Vice Chairman and Chief Executive Officer of Satellite Companies, a family-owned group of three companies engaged in the manufacture and international sales of portable restroom equipment, distribution and rental of relocateable buildings, and sales and maintenance of private aircraft. He served for 21 years as an outside board member of those companies before joining them as an employee in 1999. For 25 years prior to joining Satellite Companies, Mr. Penn served as chief executive officer of several companies in the manufacturing and medical industries, including Center for Diagnostic Imaging, Benson Optical and Arctic Enterprises. Mr. Penn is also a director of Angeion Corporation, a publicly-held company.

     MARK SHEFFERT, a director of the Company since January 2001, has served as Chairman and Chief Executive Officer of Manchester Companies, Inc., an investment banking and business advisory firm, since December 1989. Prior to that, he was President of First Bank System, Inc. (now U.S. Bank) a $28 billion bank holding company headquartered in Minneapolis, Minnesota. He also served as Chairman and CEO for First Trust, a $20 billion trust company based in St. Paul, Minnesota. For 10 years prior to First Bank, Mr. Sheffert served as President and Chief Operating Officer of North Central Insurance Company. Mr. Sheffert has served on the Board of Directors for over thirty companies, including NYSE, NASDAQ and private companies, and he currently serves on the Board of BNCCORP, Inc., a publicly-held company.

      LINDA HALL WHITMAN, PhD, a director of the Company since April 2001, was Chief Executive Officer of MinuteClinic, a healthcare services company, from 2002-2005, and is currently serving as consultant to the company. Prior to that, she was President of Ceridian Performance Partners (an employee benefits provider), Ceridian Corporation from 1996 through 2000 and Vice President, Business Integration at Ceridian from 1995 to 1996. From 1980 to 1995 she served in various management and executive positions with Honeywell, Inc., including Vice President, Consumer Business Group from 1993 to 1995. Ms. Whitman has been a director of MTS Systems Incorporation since 1985 and August Technology Corporation from 2001 - 2006. She served on the Ninth District Federal Reserve Bank Board as a Class C Director from 1999 - 2005, and served as its Chair from 2004 - 2005.

     RODNEY YOUNG, a director of the Company since April 2001, has served as President, Chief Executive Officer and director of Angeion Corporation, a medical company, since November 2004, joining Angeion as its Executive Vice President in July 2004. Mr. Young was Chief Executive Officer and President of LecTec Corporation, a developer, manufacturer and marketer of healthcare consumer and over-the-counter pharmaceutical products, from August 1996 to July 2003, also serving as its Chairman of the Board of LecTec from November 1996 to July 2003. Prior to that, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a director of Possis Medical, Inc., a publicly-held company, and Delta Dental Plan of Minnesota.

     WESLEY WINNEKINS has been Chief Financial Officer and Treasurer of the Company since February 2001. Prior to joining the Company, Mr. Winnekins served as CFO (from January 2000 to February 2001) of University.com, Inc., a privately held provider of on-line learning solutions for corporations. From June 1995 to April 1999 he served as CFO and vice president of operations for Reality Interactive, a publicly held developer of CD-ROMs and online training for the corporate market. From June 1993 to May 1995 he served as controller and director of operations for The Marsh, a Minneapolis-based health club, and was controller of the Greenwood Athletic Club in Denver from October 1987 to January 1989.

     JAMES NARUM has been the Company's National Vice President of Account Services - Fitness Management since December 2003, Senior Vice President-Corporate Business Development from December 2001 to December 2003, and served as Corporate Vice President of Operations-Corporate Health and Fitness Division from November 2000 to December 2001. From 1995 until November 2000, Mr. Narum was responsible for national operations in the Company's Corporate Health and Fitness Division. From 1983 to 1995, Mr. Narum was responsible for regional operations, sales, consulting, and client account management for Fitness Systems Inc., a provider of fitness center management services the Company acquired in 1995.

     JEANNE CRAWFORD has been the Company's Vice President of Human Resources since July 1998 and Secretary of the Company since February 2001. From July 1996 through July 1998, Ms. Crawford served as a Human Resource consultant to the Company. From October 1991 through September 1993, Ms. Crawford served as Vice President of Human Resources for RehabClinics, Inc. a publicly held outpatient rehabilitation company. From May 1989 through October 1991, Ms. Crawford served as Director of Human Resources for Greater Atlantic Health Service, an HMO and physicians medical group. From 1979 through 1989, Ms. Crawford served in various human resources management positions in both the retail and publishing industries.

     DAVID HURT serves as National Vice President of Account Services-Fitness Management, where he is responsible for the operation of accounts within the Company's Fitness Management business area. He directs the overall development and management of corporate hospital, community, and university fitness center operations. Mr. Hurt has been active in the industry for more than 16 years. His experience in health and fitness management began in 1988 with the Valley Wellness Center in Harrisonburg, Virginia. In recent years, he has been involved in the successful development and management of several start-up fitness center projects ranging in size from 45,000 - 150,000 square feet.

     KATHERINE HAMLIN was appointed as the Company's National Vice President of Account Services-Health Management, in March 2005. In this role, she directs the overall development and management of the Company's Health Management accounts. From December 2003 to March 2005, she served as the Company's Vice President of Marketing. Previously, Ms. Hamlin spent 15 years with the Health & Fitness Division of Johnson & Johnson Health Care Systems Inc., a subsidiary of Johnson & Johnson, a business acquired by the Company. Ms. Hamlin was the Director of Marketing Services and National Sales leading business expansion in the United States and internationally, while exploring new markets. Ms. Hamlin serves on the board for International Council on Active Aging (ICAA), and American Marketing Association (AMA). She is a member of the Alliance for Work Life Progress (AWLP), National Business Group on Health (NBGH) and Wellness Councils of America (WELCOA).

     BRIAN GAGNE has served as the Company's Vice President, Programs and Partnerships, since December 2003. In this role, he is responsible for establishing the direction and managing the resources that develop and deliver the Company's branded fitness and health management programs and services. Mr. Gagne brings more than 16 years of health, fitness and wellness experience in the corporate, commercial and medical fitness markets. Mr. Gagne joined the Company after the acquisition of Johnson & Johnson Health Care Systems in December 2003. Prior to Health Fitness, he was the Director of Integrated Behavioral Solutions and was responsible for the strategic design and development of patient education programs and tools for the Johnson & Johnson Family of Companies. Mr. Gagne started his career in 1987 as an Exercise Physiologist at Gottlieb Health & Fitness Center (GHFC).

     MIKE SEETHALER joined the Company as National Vice President of Business Development in December 2003. In this role, Mr. Seethaler directs all new client and prospective client relationships. Mr. Seethaler was formerly Sales Director, Global Account Sales for Rockwell Automation, where he had responsibility for a $400 million business line. During his 20 years at Rockwell, he held various positions in training, performance, marketing, and customer support. He has been a proven visionary with a consistent record of sales and sales management experience in all aspects of value-added consultative selling. He also received more than 13 awards and professional recognition for public speaking, sales training, team building and financial performance from Rockwell.

     RALPH COLAO has been the Company's Vice President of Consulting and Best Practices since December 2003. Mr. Colao leads the Company's initiatives to expand its Health Management consulting businesses. Prior to joining the Company, he was National Director of Operations for the Health & Fitness Services Division of Johnson & Johnson Health Care Systems, a business acquired by the Company. Mr. Colao has in excess of 24 years of related experience, and is an active member of the American College of Sports Medicine and National Business Group on Health.

     MICHAEL ZDYCHNEC serves as the Company's Vice President of Marketing, and has over 26 years of experience in the health care industry working directly with consumers, health plans, employers, and health care providers. Most recently, Zdychnec was Senior Vice President of marketing and product development for ACN Group, a business unit within United HealthGroup. In this capacity, he was responsible for the planning, development, and launch of a consumer health and wellness product line for the organization. Prior to joining ACN Group in 1996, Zdychnec held a variety of senior management positions in marketing, operations, product development, and consulting with health care organizations throughout the United States. He is a graduate of Iowa State University with his B.S. in economics and marketing research.

     JOHN F. ELLIS Serves as the Company's Chief Information Officer. John is formerly the Founder and Chief Executive officer of HealthCalc.Net, Inc., which we acquired in December 2005. From January 1995 to August 1999, Mr. Ellis held a position of Senior Specialist with Perot Systems, an Information Technology consulting group. From November 1989 to January 1995, Mr. Ellis held a position of Vice President of Information Technology at People Karch International, a health and fitness software development and services firm. Mr. Ellis holds a B.S. in Physical Education from The Citadel.

     PETER A. EGAN serves as the Company's Chief Science Officer. Mr. Egan is formerly the Founder of HealthCalc.Net, Inc., which we acquired in December 2005. Immediately prior to that, from April 1994 to July 1996, Mr. Egan served as a Database Systems Developer for Berger & Co., Dallas, Texas. From November 1993 to July 1995, Mr. Egan served as a Database Systems Developer for Wellington Consulting, Fort Lee, New Jersey, and from March 1992 to November 1993 Mr. Egan was Director of Development for People Karch International, Ltd., Dallas, Texas and Chantilly, Virginia. From June 1985 to March 1992, Mr. Egan was Manager of Preventative Medicine at Sandia National Laboratories, Albuquerque, New Mexico. Mr. Egan holds a Ph.D in Exercise Physiology from the University of New Mexico and a B.U.S. from the University of New Mexico in University Studies/Exercise Science.

DIRECTOR ARRANGEMENTS

     Other than with respect to Mr. Musech, as nominee of Bayview Partners pursuant to an investment agreement entered into in December 2003, there is no other arrangement or understanding with pursuant to which any person was selected as a director. On November 15, 2005, Bayview Partners's investment was fully redeemed (except for an insignificant number of warrants) and Bayview Partner's investment agreement was terminated. Mr. Musech has indicated that he will continue to serve as a director until our next annual meeting (typically held in May of each year) but that, as a result of our redemption of substantially all of Bayview Partner's investment, he likely will not seek reelection as a director. There are no family relationships among the Company's directors.

BOARD COMMITTEES

Audit Committee.

     The Audit Committee is comprised of directors Robert J. Marzec (Chair), Mark W. Sheffert and John C. Penn. Messrs. Marzec, Sheffert and Penn are, in the judgment of the Board of Directors, "independent" directors. The Board also believes that each member of the Audit Committee satisfies the independence criteria of Nasdaq Rule 4200(a)(15) (though not required to comply with such provision) and the criteria of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Audit Committee is responsible for the oversight relating to our systems of internal and disclosure controls and our financial accounting and reporting matters. The Committee is also responsible for the appointment, compensation, retention and oversight of the work of any publicly registered accounting firm, including our independent registered public accountants. The Charter for the Audit Committee is attached as Exhibit A to the Proxy Statement for the 2004 Annual Meeting of Shareholders. The Audit Committee met 7 times during fiscal 2005.

Audit Committee Financial Expert

     The Board has determined that Robert J. Marzec is the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Marzec as the audit committee financial expert does not impose on Mr. Marzec any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Marzec as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

     The Compensation Committee consists of Linda Hall Whitman (Chair), James A. Bernards and Rodney A. Young. Each member of the Compensation Committee is, in the judgment of the Board of Directors, an "independent" director. The Compensation Committee is charged with oversight responsibility for management's performance and the adequacy and effectiveness of compensation and benefit plans. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management, and adoption of employee compensation and benefit plans. Though not required to comply with such provision, the Board believes that each member of the Compensation Committee satisfies the independence criteria of Nasdaq Rule 4200(a)(15). The Compensation Committee met 3 times during fiscal 2005.

Finance Committee

     The Finance Committee, which consists of Mark W. Sheffert (Chair), James A. Bernards, and Cary Musech, and is charged with exploring strategic opportunities and the methods that might be available for financing such opportunities. The Finance Committee met 17 during fiscal 2005.

Nominating Committee

     Our Nominating Committee consists of the Chairman of the Board (John C.
Penn), the Chairman of the Audit Committee (Robert J. Marzec), the Chairman of the Compensation Committee (Linda Hall Whitman) and the Chairman of the Finance Committee (Mark W. Sheffert). Though not required to comply with such provision, The Board believes that each member of the Nominating Committee satisfies the independence criteria of Nasdaq Rule 4200(a)(15). The Nominating Committee did not meet during fiscal 2005.

     The Nominating Committee has not adopted a charter. We have not yet adopted a nominating policy regarding director nominee proposals by shareholders and does not believe such a policy is needed because shareholders are free at any time to recommend a nominee to be considered by the Board by submitting a written proposal to the Chairman of the Board of Directors, at Health Fitness Corporation, 3600 American Boulevard West, Suite 560, Bloomington, Minnesota 55431. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

     The independent directors will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:

          -    appropriate size and diversity of the Board;

          - needs of the Board with respect to particular talent and experience;

          -    knowledge, skills and experience of nominee;

          -    familiarity with domestic and international business affairs;

          -    legal and regulatory requirements;

          - appreciation of the relationship of our business to the changing needs of society; and

          - desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors for the 2005 year at nine (9). Under applicable Minnesota law, the election of each director requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

DIRECTOR COMPENSATION

     Under a compensation plan for outside directors, directors who are not employees of the Company receive the following compensation:

     1. Each director receives an annual cash retainer of $12,000 payable quarterly at a rate of $3,000 in advance of each quarter.

     2. The chairperson of the board receives an additional annual cash retainer of $6,000 payable quarterly at a rate of $1,500 in advance of each quarter.

     3. The chairperson of the audit committee receives an additional annual cash retainer of $5,000 payable quarterly at a rate of $1,250 in advance of each quarter.

     4. The chairperson of the compensation committee receives an additional annual cash retainer of $2,500 payable quarterly at a rate of $625 in advance of each quarter.

     5. The chairperson of the finance and nominating committees receives a $250 committee meeting fee (in addition to fees paid to all committee members for their attendance at such committee meetings).

     6. Each director receives a cash payment of $1,000 for attending each regular and special board meeting. Telephonic board meetings, or a director's telephonic attendance at a board meeting, are compensated at 75% of the full payment.

     7. Committee members receive a cash payment of $500 for attending each regular and special committee meeting up to the following annual limit: Compensation Committee - eight meetings; and Audit Committee - eight meetings. The Finance Committee and Nominating Committee do not have an annual limit on the number of meetings. Telephonic committee meetings, or the director's telephonic attendance at a committee meeting, will be compensated at 75% of the full payment.

     8. Upon the initial election to the Board of Directors, a director receives a grant of 20,000 shares of common stock.

     9. Upon the initial election to the Board of Directors and annually thereafter, a director will receive a six-year fully vested option to purchase 15,000 shares of common stock. The option will have an exercise price equal to the fair market value of the common stock on the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to the Chief Executive Officer and to our other four most highly compensated executive officers who received compensation in excess of $100,000 during fiscal 2005 (such individuals referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                             Annual Compensation                    Awards            Payouts
                                             -------------------                    ------            -------
                                                                           Restricted    Securities     LTIP      All Other
   Name and Principal      Fiscal                                             Stock      Underlying   Payouts   Compensation
        Position            Year     Salary ($)   Bonus ($)    Other ($)   Awards ($)     Options      ($)         ($)
        ---------           ----     ----------   ---------    ---------   ----------     -------     -----     -------------

Jerry V. Noyce, President   2005      249,134       73,558      8,400(2)       --          40,000        --          --
and Chief Executive         2004      243,269         --         8,400         --          80,000        --          --
Officer                     2003      238,050       10,000       8,400         --         102,000        --          --

Wesley W. Winnekins,        2005      158,770       33,000        --           --          10,000        --          --
Chief Financial Officer     2004      143,780         --          --           --          17,000        --          --
                            2003      131,159       15,000        --           --          27,000        --          --

Jeanne C. Crawford, Vice    2005      134,752       24,747        --           --          7,500         --          --
President - Human           2004      128,895       8,766         --           --          35,000        --          --
Resources                   2003      123,311       20,230        --           --          25,000        --          --

Brian Gagne, Vice           2005      130,361       21,456        --           --          15,000        --          --
President - Programs and    2004      125,221       8,658      27,489(3)       --            --          --          --
Partnerships (1)

Michael Seethaler,          2005      123,070       29,260        --           --          15,000        --          --
National Vice President-    2004      120,101       10,000        --           --            --          --          --
Business Development (1)

------------------------

(1)   Such persons first became executive officers during fiscal 2004.
(2) Amount represents payments for a car allowance and country club membership. See "Employment Agreements - Jerry V. Noyce."
(3)   Amount represents payments for relocation expenses.

STOCK OPTIONS GRANTED IN FISCAL 2005

     The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2005. We have not granted stock appreciation rights.

     Amounts in the following table represent potential realizable gains that could be achieved for the options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are calculated based on the requirements of the Securities and Exchange Commission and do not represent an estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall stock market conditions. The amounts reflected in the following table may not necessarily be achieved.

                                                                                              POTENTIAL REALIZABLE
                                NUMBER OF        % OF TOTAL                                 VALUE AT ASSUMED ANNUAL
                               SECURITIES          OPTIONS       EXERCISE                     RATES OF STOCK PRICE
                               UNDERLYING        GRANTED TO      PRICE PER                     APPRECIATION FOR
                                 OPTIONS        EMPLOYEES IN       SHARE      EXPIRATION          OPTION TERM
                                                                                               -------------------
  NAME                         GRANTED (#)       FISCAL YEAR       ($/SH)         DATE         5%($)        10%($)
--------                    --------------      -------------    ---------   ----------     ----------    ----------
Jerry V. Noyce                 40,000 (1)            16%           $2.62       2/24/11        35,642         80,860
Wesley W. Winnekins            10,000 (1)            4%            $2.62       2/24/11         8,911         20,215
Jeanne C. Crawford              7,500 (1)            3%            $2.62       2/24/11         6,683         15,161
Brian Gagne                     7,500 (1)            3%            $2.81        2/4/11         7,168         16,261
                                7,500 (1)            3%            $2.62       2/24/11         6,683         15,161
Michael Seethaler               7,500 (1)            3%            $2.81        2/4/11         7,168         16,261
                                7,500 (1)            3%            $2.62       2/24/11         6,683         15,161

------------------------

(1) Exercisable in four annual increments, each in the amount of 25% of the number of shares granted, commencing on the first anniversary of the date of grant.







  AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

     The following table provides information related to the number of options exercised during the last fiscal year and the number and value of options held at fiscal year end by the named executive officers.





                                 SHARES                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                ACQUIRED                   UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                               ON EXERCISE    VALUE         OPTIONS AT 12/31/05             12/31/05(1)
           NAME                  (#)         REALIZED     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----                  ----        ---------    -------------------------   -------------------------
Jerry V. Noyce                    --            --            422,500 / 161,500          $897,155 / $170,120
Wesley W. Winnekins               --            --            117,000 / 51,500            $222,080 / $66,540
Jeanne C. Crawford                --            --             77,500 / 45,000            $147,600 / $36,675
Brian Gagne                       --            --             20,000 / 35,000             $27,600 / $27,675
Michael Seethaler                 --            --             20,000 / 35,000             $28,800 / $28,875


------------------------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the common stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing price as of December 30, 2005 on the OTC Bulletin Board was $2.63.

EQUITY COMPENSATION PLANS

  2005 Stock Option Plan

     A general description of the basic features of the 2005 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 2005 Plan.

     Purpose. The purpose of the 2005 Plan is to advance the interests of the Company and our shareholders by enabling us to attract and retain qualified persons as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company.

     Term. Options may be granted under the 2005 Plan until December 15, 2014, or until such earlier date as the 2005 Plan is discontinued or terminated by the Board.

     Administration. The 2005 Plan is administered by the Board of Directors or by a Committee of the Board of Directors (the "Administrator"). The 2005 Plan gives broad powers to the Administrator to administer and interpret the 2005 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

     Eligibility. All of our salaried employees (including of any or our subsidiaries) are eligible to receive incentive stock options pursuant to the 2005 Plan. All salaried employees, non-employee directors and officers of, and consultants to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of December 31, 2005, the Company had approximately 559 salaried employees (of which 12 are executive officers) and eight directors who are not employees.

     Options. When an option is granted under the 2005 Plan, the Administrator at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of common stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's common stock and the option price of a nonqualified option may not be less than 85% of the fair market value of the Company's common stock on the date of grant. The closing price of our common stock (i.e., the fair market value) on December 30, 2005 was $2.63 per share. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Administrator, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or common stock of the Company valued at the stock's then fair market value. Each stock option granted under the 2005 Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the 2005 Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment, directorship or other relationship with the Company.

     Amendment. The Board of Directors may from time to time suspend or discontinue the 2005 Plan or revise or amend it in any respect; provided, the 2005 Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the 2005 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) materially modify the requirements for eligibility for participation in the 2005 Plan; (c) materially increase the benefits accruing to optionees under the 2005 Plan or
(d) cause incentive stock options to fail to meet the requirements of the Internal Revenue Code.

     Federal Income Tax Consequences of the 2005 Plan. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2005 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

     Incentive stock options granted under the 2005 Plan are intended to qualify for favorable tax treatment under Code Section 422. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deductions upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

EMPLOYMENT AGREEMENTS

     JERRY V. NOYCE. In November 2000, the Company entered into an employment agreement with Jerry Noyce, the Company's President and Chief Executive Officer. Salary increases under the agreement are determined by the Compensation Committee. Mr. Noyce's current annual base salary under the agreement is $250,096. Mr. Noyce is also eligible to earn an annual bonus based on criteria set by the Board. Mr. Noyce also receives normal and customary employee benefits and fringe benefits, including a $500 per month car allowance and up to $200 per month for a country club membership. The agreement may be terminated by either party upon written notice to the other party. If Mr. Noyce is terminated without "cause," he will continue to receive his base salary for a period of 12 months following such termination. If the agreement is terminated by the Company because of a change of control, Mr. Noyce will receive his base salary for a period of 24 months following termination. If Mr. Noyce resigns as a result of a change of control because he will not be named chief executive officer of the new controlling entity, he will receive his base salary for a period of 12 months following termination.

     WESLEY W. WINNEKINS. The Company has an employment agreement with Wes Winnekins, the Company's Chief Financial Officer, which agreement was effective as of February 9, 2001 and continues for an indefinite term until terminated in accordance with the agreement. Mr. Winnekins' current annual base salary under his employment agreement is $162,000. Mr. Winnekins is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Winnekins is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

     JEANNE C. CRAWFORD. The Company has an employment agreement with Jeanne Crawford, Vice President - Human Resources, which agreement was effective as of March 1, 2003 and continues for an indefinite term until terminated in accordance with its terms. Ms. Crawford's current annual base salary under the agreement is $136,105. Ms. Crawford is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Ms. Crawford is terminated without "cause," she will continue to receive her base salary for a period of three months following such termination.

     BRIAN GAGNE. The Company has an employment agreement with Brian Gagne, Vice President - Programs and Partnerships, which agreement was effective as of December 8, 2003 and continues for an indefinite term until terminated in accordance with its terms. Mr. Gagne's current annual base salary under the agreement is $131,890. Mr. Gagne is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Gagne is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

     MICHAEL SEETHALER. The Company has an employment agreement with Michael Seethaler, National Vice President - Business Development, which agreement was effective as of December 22, 2003 and continues for an indefinite term until terminated in accordance with its terms. Mr. Seethaler's current annual base salary under his employment agreement is $124,200. Mr. Seethaler is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Seethaler is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement which, in each case, were incurred in connection with actions, suits or proceedings in which such person is a party by reason of the fact that he or she was an officer, director, employee or agent of the corporation, if such person i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions, ii) acted in good faith, iii) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by a director, iv) in the case of any criminal proceedings, had no reasonable cause to believe the conduct was unlawful, and v) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the corporation, or, in the case of performance by a director, officer, employee or agent of the corporation as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 requires the corporation to advance, in certain circumstances and upon written request, reasonable expenses prior to final disposition. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

     Our articles of incorporation limit personal liability for breach of the fiduciary duty of our directors to the fullest extent provided by the Minnesota Business Corporation Act. Our articles of incorporation eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on i) the director's duty of loyalty to us, ii) acts or omissions not made in good faith, iii) acts or omissions involving intentional misconduct, iv) payments of improper dividends, v) violations of state securities laws and vi) acts occurring prior to the date such provision was added. Any amendment to or repeal of such provision shall not adversely affect any right or protection of a director of ours for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our bylaws provide that each director and officer, past or present, and each person who serves or may have served at our request as a director, officer, employee or agent of another corporation or employee benefit plan and their respective heirs, administrators and executors, will be indemnified by us to such extent as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           RELATED PARTY TRANSACTIONS

     K. James Ehlen, M.D., is a director of the Company. On December 1, 2003, we entered into a Professional Services Agreement with Dr. Ehlen, representing Halleland Health Consulting. The scope of services provided by Dr. Ehlen primarily included serving as our Medical Advisor, representing the Company as its lead clinical representative with clients, and supporting our evaluations and enhancements of our corporate health and wellness services strategy. The agreement stated that Dr. Ehlen would receive a monthly retainer of $10,000 and expire after 120 days. On April 1, 2004, we renewed the agreement with Dr. Ehlen. The new agreement stated that Dr. Ehlen would receive a monthly retainer of $7,500 and expired on December 31, 2004. Currently, Dr. Ehlen continues to provide substantially the same services to us on a month-to-month basis. For fiscal year 2004, we paid Dr. Ehlen $100,000 for his services.

     Cary Musech, who became a director of the Company on December 8, 2003, is the Chief Executive Officer of Bayview Capital Management LLC, the general partner of Bayview Partners. On December 8, 2003, we issued a $2,000,000 term note (the "Term Note") to Bayview Partners, along with 1,000,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") and a ten-year warrant to purchase 1,210,320 shares of common stock at $0.50 per share. The Series A Stock had a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share ("PIK Dividends"). Between December 31, 2003 and November 14, 2005, an aggregate of 111,105 shares of Series A Stock were issued to Bayview Partners in payment of the dividends. At the option of Bayview Partners, the Series A Stock, including any PIK Dividends, was convertible into common stock at a price of $0.50 per share. On December 29, 2004, the Company repaid the Term Note to Bayview Partners. On November 14, 2005, we redeemed all of the Series A Stock, which was convertible into 2,222,210 shares of common stock, and the warrant which was exercisable for 1,210,320 shares of common stock, for approximately $5.1 million.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of December 31, 2005 certain information regarding beneficial ownership of our common stock by:

     - Each person known to us to beneficially own 5% or more of our common stock;

     -    Each named executive officer;

     -    Each of our directors; and

     -    All of our executive officers and directors as a group.

     We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder's name. We have based our calculation of the percentage of beneficial ownership on 13,787,349 shares of common stock outstanding on December 31, 2005. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Health Fitness Corporation, 3600 American Blvd. W., Suite 560, Bloomington, Minnesota 55431.


NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT OF CLASS(1)
------------------------                     ------      -------------------
5% BENEFICIAL OWNERS:
Pequot Capital Management, Inc.           3,898,440(2)          22.0%
500 Nyala Farm Road
Westport, CT 06880

Perkins Capital Management, Inc.          2,709,267(3)          19.7%
730 East Lake Street
Wayzata, MN 55391

Magnetar Capital Master Fund, Ltd.        1,624,350(4)          10.5%
c/o Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201

Gruber & McBaine Capital Management       1,097,890(5)           7.4%
50 Osgood Place - Penthouse
San Francisco, CA 94133

NAMED EXECUTIVE OFFICERS AND DIRECTORS:

Jerry V. Noyce                              453,186(6)           3.2%
Jeanne C. Crawford                          166,545(7)           1.2%
Wesley W. Winnekins                         128,000(8)            *
Brian Gagne                                  25,972(9)            *
Michael Seethaler                            13,750(10)           *
James A. Bernards                           176,000(11)          1.3%
Mark W. Sheffert                            151,000(12)          1.1%
Cary Musech                                 127,431(13)           *
John C. Penn                                 86,000(14)           *

NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT OF CLASS(1)
------------------------                     ------      -------------------
Linda Hall Whitman                           86,000(14)           *
Rodney A. Young                              86,000(14)           *
K. James Ehlen, M.D.                         78,500(15)           *
Robert J. Marzec                             50,000(16)           *

All executive officers and directors      2,007,195(17)         13.2%
   as a group (20 persons)

----------
*    Less than one percent.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 31, 2005, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Shares beneficially owned by Pequot Capital Management, Inc. represent: (i) 2,998,800 shares of common stock issuable upon the conversion of 588 shares of Series B Convertible Preferred Stock ("Series B Stock"), which convert into common stock at the rate 5,100 shares of common stock for each share of Series B Stock; and (ii) 899,640 shares of common stock issuable pursuant to currently exercisable warrants.

     Shares beneficially owned by Pequot Capital Management are held of record by the following investment funds in the following amounts: Pequot Scout Fund, L.P., 1,306,110 shares; Pequot Mariner Master Fund, L.P., 676,260 shares; Premium Series PCC Limited - Cell 33, 53,040 shares; Pequot Diversified Master Fund, Ltd., 86,190 shares; Pequot Navigator Offshore Fund, Inc., 530,400 shares; Premium Series PCC Limited - Cell 32, 92,820 shares; Pequot Healthcare Fund, L.P., 497,250 shares; Pequot Healthcare Institutional Fund, L.P., 99,450 shares; and Pequot Healthcare Offshore Fund, Inc., 556,920 shares.

     Pequot Capital Management, who is the Investment Manager/Advisor (as applicable) to the above named funds, exercises sole voting and investment power for all the shares, except that Pequot Capital Management does not hold voting power over 53,040 and 92,820 shares held of record by Premium Series PCC Limited Cell 33 and Cell 32, respectively. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, and disclaims beneficial ownership of the shares except for his pecuniary interest in the above-named investment funds.


(3) In its most recent Schedule 13G/A filing with the Securities and Exchange Commission on January 27, 2006, Perkins Capital Management, Inc. represents that it has sole voting power over 946,000 of the shares, no voting power over the remaining 1,763,267 shares and sole dispositive power over all such shares.


(4) Represents 1,249,500 shares issuable upon conversion of 245 shares of Series B Stock, and 374,850 shares issuable pursuant to currently exercisable warrants. Mr. Alec Litowitz possesses voting and/or dispositive power over shares held by Magnetar Capital Master Fund, Ltd. Mr. Litowitz disclaims any beneficial ownership of the shares beneficially held by Magnetar Capital Master Fund, Ltd.


(5) Includes 601,800 shares issuable upon conversion of 118 shares of Series B Stock, and 180,540 shares issuable pursuant to currently exercisable warrants. All shares are held in varying amounts by Lagunitas Partners LP, Gruber & McBaine International, Jon D. and Linda W. Gruber Trust and J. Patterson McBaine. Jon D. Gruber and J. Patterson McBaine, through Gruber & McBaine Capital Management, possess shared voting and/or investment power over shares held by Lagunitas Partners LP and Gruber & McBaine International. Messrs. Gruber and Patterson disclaim any beneficial ownership over the shares held by Lagunitas Partners LP and Gruber & McBaine International. Jon D. Gruber possesses sole voting and/or investment over shares held by Jon D. and Linda W. Gruber Trust. J. Patterson McBaine possesses sole voting and investment power over shares held in his name.

(6) Includes 423,500 shares which may be purchased upon exercise of options that were exercisable by Mr. Noyce as of December 31, 2005, or within 60 days of such date.

(7) Includes 86,875 shares which may be purchased upon exercise of options by Ms. Crawford which were exercisable as of December 31, 2005, or within 60 days of such date. Also includes 39,000 shares held by Ms. Crawford's spouse.

(8) Represents shares which may be purchased upon exercise of options that were exercisable as of December 31, 2005, or within 60 days of such date.

(9) Includes 23,750 shares which may be purchased upon exercise of options by Mr. Gagne which were exercisable as of December 31, 2005, or within 60 days of such date.

(10) Represents shares which may be purchased upon exercise of options that were exercisable as of December 31, 2005, or within 60 days of such date.

(11) Includes 10,000 shares held by an employee benefit plan over which Mr. Bernards has voting and investment power, and 80,000 shares which may be purchased upon exercise of options that were exercisable by Mr. Bernards as of December 31, 2005, or within 60 days of such date. Also includes 50,000 shares held by Brightstone Capital, LLC ("Brightstone"). As President of Brightstone, Mr. Bernards may be deemed to share voting and/or investment power over the shares. Mr. Bernards disclaims any beneficial ownership of the shares held by Brightstone.

(12) Includes 66,000 shares which may be purchased upon exercise of options by Mr. Sheffert which were exercisable as of December 31, 2005, or within 60 days of such date. Also includes a currently exercisable warrant to purchase 75,000 shares held by Manchester Business Services, Inc. ("Manchester"). As President, Chief Executive Officer and controlling shareholder of Manchester, Mr. Sheffert may be deemed to share voting and/or investment power over the shares underlying such warrant. Mr. Sheffert disclaims any beneficial ownership of the shares held by Manchester.

(13) Includes 20,000 shares beneficially owned by Bayview Capital Partners LP ("Bayview Partners"), 62,431 shares that may be purchased upon exercise of warrants that were exercisable as of December 31, 2005, or within 60 days of such date, and 45,000 shares that may be purchased upon exercise of options that were exercisable by Mr. Musech as of December 31, 2005, or within 60 days of such date. Mr. Musech is the Chief Executive Officer of Bayview Capital Management LLC ("Bayview Management"), which is the general partner of Bayview Partners. Mr. Musech serves as one of five members of the Board of Governors of Bayview Management, and the Board of Governors makes all investment decisions on behalf of Bayview Partners, including any decisions regarding acquisition or disposition of securities of the Company. As a result, Mr. Musech may be deemed to share voting and/or investment power over the shares held by Bayview. Mr. Musech disclaims any beneficial ownership of the shares held by Bayview Partners.

(14) Includes 66,000 shares which may be purchased upon exercise of options by each of Mr. Penn, Ms. Whitman and Mr. Young that were exercisable as of December 31, 2005, or within 60 days of such date.

(15) Includes 58,500 shares which may be purchased upon exercise of options be Mr. Ehlan that were exercisable as of December 31, 2005, or within 60 days of such date.

(16) Includes 30,000 shares which may be purchased upon exercise of options by Mr. Marzec that were exercisable as of December 31, 2005, or within 60 days of such date.

(17) Includes 1,412,681 shares which may be purchased upon exercise of options and warrants that were exercisable as of December 31, 2005, or within 60 days of such date. Excludes 655,673 shares held of record by three officers, but held in escrow at Wells Fargo Bank, National Association, and subject to forfeiture on or prior to approximately June 30, 2007 in accordance the terms of that certain Escrow Agreement dated December 23, 2005 to which such officers, Wells Fargo and the Company are parties.

                              SELLING STOCKHOLDERS


     The shares of common stock covered by this prospectus include an aggregate of 6,651,000 shares. The common stock covered by this prospectus includes:


     - 5,100,000 shares of common stock issuable upon conversion of 1,000 shares of Series B Convertible Preferred Stock ("Series B Stock") we issued on November 14, 2005 in a private placement to a limited number of accredited investors; and

     - up to 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, we may be required to issue from time to time upon exercise, for cash, of warrants we issued on November 14, 2005 to the original purchasers of the Series B Stock.


     - up to 51,000 shares of common stock we may be required to issue from time to time upon exercise of warrants we issued on November 14, 2005 to the placement agents (or their affiliates) for the Series B Stock.


     All 1,000 shares of Series B Stock, which are not covered by this prospectus, will automatically be converted into an aggregate 5,100,000 shares of our common stock upon the date the Securities and Exchange Commission declares effective the registration statement to which this prospectus relates. The Series B stock and the warrants were issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended, afforded by Section 4(2) and Rule 506 of Regulation D thereunder.

     Set forth below are the names of the Selling Stockholders, the number of shares of our common stock beneficially owned by each Selling Stockholder as of the date of this prospectus and the number of shares that may be offered or sold hereby. Beneficial ownership is determined under the rules of the SEC, and generally includes having sole or shared voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all shares of common stock shown in the table. Because the Selling Stockholders may offer all or some portion of the shares, we have assumed for purposes of the table below that all securities covered by this prospectus will be sold.


     Since the Selling Stockholders provided this information, each of them may have sold, transferred or otherwise disposed of all or a portion of their common stock in a transaction exempt from the registration requirements of the Securities Act or otherwise. Information concerning additional Selling Stockholders not identified in this prospectus shall be set forth in post-effective amendments. Transferees, successors and donees of Selling Stockholders identified in this prospectus may be named in supplements to this prospectus.

     Except as otherwise expressly stated, to our knowledge none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

                                                                     COMMON STOCK OWNED
                                          NUMBER OF    NUMBER OF       AFTER OFFERING*
                                           SHARES        SHARES    ----------------------
                                        BENEFICIALLY    OFFERED    NUMBER OF
                 NAME                       OWNED        HEREBY      SHARES    PERCENTAGE
                 ----                   ------------   ---------   ---------   ----------
Pequot Capital Management, Inc.(1)        3,898,440    3,898,440        --        --
Magnetar Capital Master Fund, Ltd.(2)     1,624,350    1,624,350        --        --
Lagunitas Partners LP(3)                    739,420      490,620   248,800**     1.2%***
CAMOFI Master LDC(4)                        291,720      291,720        --        --
Gruber & McBaine International(5)           199,350      132,600    66,750**    ****
Jon D. and Linda W. Gruber Trust(6)          79,560       79,560        --        --
J. Patterson McBaine(7)                      79,560       79,560        --        --
Cherry Tree Core Growth Fund, LLLP(8)        33,150       33,150        --        --
Daniel Yamron(9)                             24,225       24,225        --        --
Patrick A. O'Shea(9)                         24,225       24,225        --        --
Brown Advisory Securities, LLC(10)            2,550        2,550        --        --
                                          ---------    ---------   -------
                                          6,996,550    6,681,000   315,550



*    Assumes the sale of all shares of common stock covered by this prospectus.

** These shares of common stock were purchased in the open market, and are not covered by this prospectus.


*** Calculated based upon 13,787,349 shares outstanding as of December 31, 2005, and assuming the sale of all 6,681,000 shares covered by this prospectus (i.e., based upon a total number of outstanding shares equal to 20,468,349).


**** Less than 1.0%.

----------
(1) Shares beneficially owned by Pequot Capital Management, Inc. represent: (i) 2,998,800 shares of common stock issuable upon the conversion of 588 shares of Series B Convertible Preferred Stock ("Series B Stock"), which convert into common stock at the rate 5,100 shares of common stock for each share of Series B Stock; and (ii) 899,640 shares of common stock issuable pursuant to currently exercisable warrants.

     Shares beneficially owned by Pequot Capital Management are held of record by the following investment funds in the following amounts: Pequot Scout Fund, L.P., 1,306,110 shares; Pequot Mariner Master Fund, L.P., 676,260 shares; Premium Series PCC Limited - Cell 33, 53,040 shares; Pequot Diversified Master Fund, Ltd., 86,190 shares; Pequot Navigator Offshore Fund, Inc., 530,400 shares; Premium Series PCC Limited - Cell 32, 92,820 shares; Pequot Healthcare Fund, L.P., 497,250 shares; Pequot Healthcare Institutional Fund, L.P., 99,450 shares; and Pequot Healthcare Offshore Fund, Inc., 556,920 shares.

     Pequot Capital Management, which is the Investment Manager/Advisor (as applicable) to the above named funds, exercises sole voting and investment power for all the shares, except that Pequot Capital Management does not hold voting power over 53,040 and 92,820 shares held of record by Premium Series PCC Limited Cell 33 and Cell 32, respectively. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, and disclaims beneficial ownership of the shares except for his pecuniary interest in the above-named investment funds.


     Pequot Capital Management has identified itself as an affiliate of a registered broker-dealer and, accordingly, may be deemed an underwriter of these securities. See "Plan of Distribution" for required disclosure on this Selling Stockholder.


(2) Represents 1,249,500 shares issuable upon conversion of 245 shares of Series B Stock, and 374,850 shares issuable pursuant to currently exercisable warrants. Mr. Alec Litowitz possesses voting and/or dispositive power over shares beneficially owned by Magnetar Capital Master Fund, Ltd. Mr. Litowitz disclaims any beneficial ownership of the shares beneficially held by Magnetar Capital Master Fund, Ltd.

(3) Includes 377,400 shares issuable upon conversion of 74 shares of Series B Stock, and 113,220 shares issuable pursuant to currently exercisable warrants. Jon D. Gruber and J. Patterson McBaine, through Gruber & McBaine Capital Management, possess shared voting and/or investment power over shares held by Lagunitas Partners LP. Messrs. Gruber and Patterson disclaim any beneficial ownership over the shares held by Lagunitas Partners LP. Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-5(b) thereunder, this Selling Stockholder may also be deemed to be the beneficial owner of all or a portion of securities that are beneficially owned by other Selling Stockholders denoted by footnotes (5) - (7).

(4) Includes 224,400 shares issuable upon conversion of 44 shares of Series B Stock, and 67,320 shares issuable pursuant to currently exercisable warrants. Mr. Richard Smithline possesses sole voting and/or investment power over shares held by CAMOFI Master LDC. Mr. Smithline disclaims any beneficial ownership over the shares held by CAMOFI Master LDC.

(5) Includes 102,000 shares issuable upon conversion of 20 shares of Series B Stock, and 30,600 shares issuable pursuant to currently exercisable warrants. Jon D. Gruber and J. Patterson McBaine, through Gruber & McBaine Capital Management, possess shared voting and/or investment power over shares held by Gruber & McBaine International. Messrs. Gruber and Patterson disclaim any beneficial ownership over the shares held by Gruber & McBaine International. Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-5(b) thereunder, this Selling Stockholder may also be deemed to be the beneficial owner of all or a portion of securities that are beneficially owned by other Selling Stockholders denoted by footnotes (3) and (6) - (7).

(6) Represents 61,200 shares issuable upon conversion of 12 shares of Series B Stock, and 18,360 shares issuable pursuant to currently exercisable warrants. Jon D. Gruber possesses sole voting and/or investment power over shares held by Jon D. and Linda W. Gruber Trust. Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-5(b) thereunder, this Selling Stockholder may also be deemed to be the beneficial owner of all or a portion of securities that are beneficially owned by other Selling Stockholders denoted by footnotes (3), (5) and (7).


(7) Represents 61,200 shares issuable upon conversion of 12 shares of Series B Stock, and 18,360 shares issuable pursuant to currently exercisable warrants. J. Patterson McBaine possesses sole voting and/or investment power over shares held in his name. Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-5(b) thereunder, this Selling Stockholder may also be deemed to be the beneficial owner of all or a portion of securities that are beneficially owned by other Selling Stockholders denoted by footnotes (3) and (5) - (6).


(8) Represents 25,500 shares issuable upon conversion of 5 shares of Series B Stock, and 7,650 shares issuable pursuant to currently exercisable warrants. Mr. Gordon Stoffer possesses sole voting and/or investment power over all of the shares. This Selling Stockholder has identified itself as an affiliate of a registered broker-dealer and, accordingly, may be deemed an underwriter of these securities. See "Plan of Distribution" for required disclosure on this Selling Stockholder.


(9) Represents 24,225 shares issuable pursuant to currently exercisable warrants. This Selling Stockholder has identified himself as an affiliate of a registered broker-dealer and, accordingly, may be deemed an underwriter of this common stock. See "Plan of Distribution" for required disclosure on this Selling Stockholder. This Selling Stockholder received compensation from us for acting as an affiliate of a placement agent for the Series B Stock, and as such may be deemed to have had a material relationship with us in the past three years.

(10) Represents 2,550 shares issuable pursuant to currently exercisable warrants. This Selling Stockholder has identified itself as a registered broker-dealer and, accordingly, is deemed to be an underwriter with respect to its common stock. Mr. Thomas Schweizer, Jr. possesses sole voting and/or investment power over shares held by Brown Advisory Securities, LLC. Mr. Schweizer, Jr. disclaims beneficial ownership over the shares held by Brown Advisory Securities, LLC. See "Plan of Distribution" for required disclosure on this Selling Stockholder. This Selling Stockholder received compensation from us for acting as a placement agent for the Series B Stock, and as such may be deemed to have had a material relationship with us in the past three years.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at prevailing market prices or at other negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares covered by this prospectus:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    to cover short sales;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares covered by this prospectus under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest identified in a prospectus supplement, if required, will be Selling Stockholders for purposes of this prospectus.

     In connection with the sale of common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).


     Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     To our knowledge, based upon information provided to us by Selling Stockholders, the only Selling Stockholder who is a registered broker-dealer is Brown Advisory Securities, LLC. As such, they are deemed to be underwriters of the common stock underlying their warrants within the meaning of the Securities Act. We are not aware of any underwriting plan or agreement, underwriter's or dealer's compensation, or passive market-making or stabilization transactions involving the purchase or distribution of its common stock.


     Each Selling Stockholder who is an affiliate of a registered broker-dealer has represented to us that it purchased the securities in the ordinary course of business and that at the time of such purchase, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers.

     The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

     The Company is required to pay all fees and expenses (but not selling commissions) incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. If the Selling Stockholders use this prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

     The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     Pursuant to our Amended and Restated Articles of Incorporation, we have 60,000,000 shares of authorized capital stock, which consists of 50,000,000 shares of common stock, 1,500,000 shares of Series A Convertible Preferred Stock (the "Series A Stock"), 1,000 shares of Series B Convertible Preferred Stock (the "Series B Stock") and 8,499,000 shares of undesignated stock.


COMMON STOCK

     Holders of common stock are entitled to receive such dividends as are declared by the Board of Directors, out of funds legally available for the payment of dividends. We expect to retain any earnings to finance development of our business. Accordingly, we do not anticipate payment of any dividends on our common stock for the foreseeable future.

     In the event of any liquidation, dissolution or winding up, the holders of each share of common stock are entitled to share equally in any balance of our assets available for distribution.

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. There is no cumulative voting for election of directors, which means that a majority of the shareholders may elect all of the members of the Board of Directors. Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock or Preferred Stock which we may, hereafter, issue.

     All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are not liable for further calls or assessments.


     Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol "HFIT." On December 31, 2005, we had issued and outstanding 13,787,349 shares of common stock (excluding all 6,681,000 shares covered by this prospectus). According to the records of our transfer agent, as of December 31, 2005, there were 494 holders of record of our common stock.


SERIES A CONVERTIBLE PREFERRED STOCK

     Our Amended and Rested Articles of Incorporation designate 1,500,000 shares of Series A Convertible Preferred Stock (the "Series A Stock"). Effective November 15, 2005, we redeemed all issued and outstanding shares of Series A Stock, which are not available for reissuance. As of the date of this prospectus, no shares of Series A Stock were outstanding. Although future issuance of shares of Series A Stock is unlikely, 391,178 shares of Series A Stock are available for original issuances after the date of this prospectus.

     The rights and preferences of the Series A Stock include:

          - Each share of Series A Stock is entitled to a number of votes equal to the number of shares of common stock into which it is then convertible. Holders of Series A Stock vote together as one class together with holders of common stock, except in certain limited circumstances.

          - Each share of Series A Stock is convertible at the option of the holder into two shares of common stock (or such greater number as may result from weighted average anti-dilution adjustments that reduce the conversion price).

          - Holders of Series A Stock are entitled to certain pre-emptive rights in connection with future direct or indirect issuances of equity securities.

          - Each share of Series A Stock has a stated dividend rate of 6% per year calculated based upon the initial per share issuance price of $1.00. Dividends are payable in-kind in the form of additional shares of Series A Stock using a price of $1.00 per share.

          - In the event of a liquidation, dissolution or winding up, holders of Series A Stock are entitled to a liquidation preference of $1 per share plus a decreasing liquidation premium of 3% prior to December 8, 2006, 2% prior to December 8, 2007 and 1% prior to December 8, 2007.

          - Each share of Series A Stock contains redemption provisions upon a change of control, among other events. The redemption price is the greater of the liquidation value (described above) or the fair market value of the Series A Stock on an as-converted basis.

SERIES B CONVERTIBLE PREFERRED STOCK


     Effective November 14, 2005, our Board of Directors authorized the designation of 1,000 shares of Series B Convertible Preferred Stock (the "Series B Stock"). Effective November 14, 2005, we issued 1,000 shares of Series B Stock. As of December 31, 2005, all 1,000 shares of Series B Stock we issued on November 14, 2005 remained outstanding. Effective on the date that the SEC first declares effective the registration statement to which this prospectus relates, all shares of Series B Stock will automatically be converted into an aggregate of 5,100,000 shares of common stock (i.e., a conversion rate of 5,100 for each share of Series B Stock).


     Each share of Series B Stock is entitled to a number of votes equal to the number of shares of common stock into which it is then convertible (i.e., 5,100 votes). Except as required by law, holders of Series B Stock vote together as one class together with holders of common stock. Each share of Series B Stock has a stated dividend rate of 5% per year calculated based upon the initial per share issuance price of $10,200.

UNDESIGNATED SHARES

     Our Amended and Restated Articles of Incorporation authorize the Board of Directors to establish more than one class or series of shares. As of the date of this prospectus, we had 8,499,000 undesignated shares available for the Board of Directors to establish additional classes or series. In establishing a class or series, the Board is authorized to set the voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights, and certain other rights and preferences. Although there is no current intention to do so, the Board of Directors may issue shares of a class or series of Preferred Stock with rights which could adversely affect the voting power of the holders of common stock.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility and to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board and to discourage an unsolicited takeover of the Company, if the Board determines that such a takeover is not in the best interests of the Company and our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us which could deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

     Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisition of our voting stock (from a person other than the company and other than in connection with certain mergers and exchanges to which the company is a party) resulting in the acquiring person owning 20% or more of our voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of our shareholders prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the company within 30 days after the acquiring person has failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

     Section 302A.673 of the Minnesota Business Corporation Act generally prohibits us or any of our subsidiaries from entering into any transaction with a shareholder under which the shareholder purchases 10% or more of our voting shares (an "interested shareholder") within four years following the date the person became an interested shareholder, unless the transaction is approved by a committee of all of the disinterested members of our board of directors serving before the interested shareholder acquires the shares.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A. Its address is P.O. Box 64854, St. Paul, Minnesota 55164.

LISTING

     Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol "HFIT."

                                  LEGAL MATTERS

     The validity of the Shares being offered hereby is being passed upon for us by Fredrikson & Byron, P.A. Such legal advice is solely for our benefit and not for any shareholder or prospective investor.

                                     EXPERTS


     The financial statements of Health Fitness Corporation appearing in this prospectus for the year ended December 31, 2004, were audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in its report thereon included herein, given on the authority of such firm as experts in accounting and auditing.



     The financial statements of HealthCalcNet, Inc. appearing in this prospectus for the year ended December 31, 2004, were audited by Weaver and Tidwell, L.L.P., independent registered public accounting firm, as set forth in its report thereon included herein, given on the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at: (800) SEC-0330 for further information about the Public Reference Room.


     We also make most of our filings available on our website at www.hfit.com. We are not including the information on our website as part of this prospectus or any prospectus supplements.

                           Health Fitness Corporation
                         Index to Financial Statements


                                                                             Page
                                                                             ----
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     Introduction to Unaudited Pro Forma Combined Financial Statements..      F-2

     Unaudited Pro Forma Combined Balance Sheet as of September 30, 2005      F-3

     Unaudited Pro Forma Combined Statement of Operations for the nine
     months ended September 30, 2005....................................      F-4

     Unaudited Pro Forma Combined Statement of Operations for the year
     ended December 31, 2004............................................      F-5

     Notes to Unaudited Pro Forma Combined Financial Statements.........      F-6


                           HEALTH FITNESS CORPORATION

Interim Unaudited Consolidated Financial Statements

     Unaudited Consolidated Balance Sheets as of September 30, 2005 and
     December 31, 2004..................................................      F-9

     Unaudited Consolidated Statements of Earnings for the Three and
     Nine Months Ended September 30, 2005 and 2004......................     F-10

     Unaudited Consolidated Statements of Cash Flows for the Nine Months
     Ended September 30, 2005 and 2004..................................     F-11

     Notes to Unaudited Consolidated Financial Statements...............     F-12

Annual Consolidated Financial Statements

     Report of Independent Registered Public Accounting Firm............     F-17

     Consolidated Balance Sheets as of December 31, 2004 and 2003.......     F-18

     Consolidated Statements of Operations for the Years Ended December
     31, 2004, 2003 and 2002............................................     F-19

     Consolidated Statements of Stockholders Equity for the Years Ended
     December 31, 2004, 2003 and 2002...................................     F-20

     Consolidated Statements of Cash Flows for the Years Ended December
     31, 2004, 2003 and 2002............................................     F-21


                              HEALTHCALC.NET, INC.

Interim Unaudited Financial Statements

     Unaudited Balance Sheets as of September 30, 2005 and December
     31, 2004...........................................................     F-36

     Unaudited Statements of Operations for nine months ended September
     30, 2005 and September 30, 2004....................................     F-37

     Unaudited Statements of Cash Flows for nine months ended September
     30, 2005 and September 30, 2004....................................     F-38

     Notes to Unaudited Financial Statements............................     F-39

Annual Financial Statements

     Report of Independent Registered Public Accounting Firm............     F-42

     Balance Sheets as of December 31, 2004 and 2003....................     F-43

     Statement of Operations for the year ended December 31, 2004.......     F-44

     Statement of Stockholders' Equity (Deficit) for the year ended
     December 31, 2004..................................................     F-45

     Statement of Cash lows for the year ended December 31, 2004........     F-46

     Notes to Financial Statements......................................     F-47


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements of Health Fitness Corporation ("Health Fitness") are based upon Health Fitness' historical financial statements, adjusted to give effect to Health Fitness' acquisition of HealthCalc.Net, Inc. ("HealthCalc") in accordance with the terms of that certain Stock Purchase Agreement between Health Fitness and HealthCalc, dated as of December 23, 2005 (the "Stock Purchase Agreement").

The unaudited pro forma combined results of operations for the nine months ended September 30, 2005 and year ended December 31, 2004 give effect to our acquisition of HealthCalc as if it had occurred at the beginning of each of the respective periods. The unaudited pro forma combined balance sheet as of September 30, 2005 gives effect to our acquisition of HealthCalc as if it occurred on September 30, 2005. The pro forma information contained in the pro forma combined financial statements may not be indicative of the information that we would have reported had our acquisition of HealthCalc actually occurred on a date earlier than December 23, 2005, or of our future financial results or prospects.

The unaudited pro forma combined financial statements do not include the effects of two transactions that occurred subsequent to September 30, 2005, and prior to December 23, 2005. You should be aware of the following transactions since the transactions and the accounting treatment for them may cause the unaudited pro forma combined financial statements not to be indicative of the financial results, including cash balances and earnings per share, or prospects of the combined businesses subsequent to September 30, 2005:

      - On November 14, 2005, Health Fitness issued an aggregate of 1,000 shares of Series B Convertible Preferred Stock ("the Series B Stock") to a limited number of accredited investors for an aggregate gross purchase price of $10.2 million. After selling commissions and expenses, Health Fitness received net proceeds of approximately $9.4 million. Pursuant to the Securities Purchase Agreement, the Series B Stock automatically converts into 5,100,000 shares of common stock on the date the SEC first declares effective a registration statement for the common stock. Health Fitness also issued to the same investors 5-year warrants (the "Warrants") to purchase 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, for $2.40 per share, subject to weighted-average anti-dilution adjustments for any future issuances or deemed issuances of equity securities for less than $2.40 per share, which, if any such future issuances were to occur, may reduce the stated exercise price of $2.40 per share. We also issued the placement agents for the Series B Stock (or their affiliates) warrants to purchase 102,000 shares of common stock on substantially the same terms as the Warrants, except the exercise price of such warrants is $2.00 per share.

            We have not finalized the accounting treatment for the issuance of the Series B Stock and the Warrants. However, we currently anticipate that we will record a one-time deemed dividend in connection with the issuance of the Series B Stock, and that we will account for the value of the Warrants as a deemed liability in accordance with the interpretive guidance in EITF Issue No. 05-4, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock'" and EITF 00-19 "Accounting for Derivative Financial Instruments, Indexed to, and Potentially Settled in a Company's Own Stock." The Emerging Issues Task Force has not finalized EITF Issue No. 05-4. The deemed dividend would not represent a contractual obligation to pay the dividend. EITF Issue 00-19 also requires us to revalue the Warrants as a derivative instrument periodically in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as non-cash income or expense.

      - On November 16, 2005, Health Fitness used approximately $5.1 million of the net proceeds from the issuance of the Series B Stock to redeem, effective as of November 15, 2005: (i) all of the outstanding shares of Series A Convertible Preferred Stock, which were convertible into 2,222,210 shares of common stock, and (ii) warrants to purchase 1,275,463 shares of common stock if exercised for cash, or 916,458 shares of common stock if exercised on a "cash-less" exercise basis, which warrants were issued to original purchaser of the Series A Convertible Preferred Stock.

            Health Fitness used substantially all of the remainder of the net proceeds from the issuance of the Series B Stock to acquire HealthCalc on December 23, 2005.

The unaudited pro forma combined financial statements should be read in conjunction with the foregoing explanatory information and the accompanying explanatory notes, the historical financial statements and related notes of Health Fitness previously filed and the financial statements and related notes of HealthCalc appearing elsewhere in this prospectus.

HEALTH FITNESS CORPORATION AND HEALTHCALC.NET, INC.
PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2005
(UNAUDITED)

                                                                                                  Pro Forma
                                                                         Health                   Acquisition        Pro Forma
                                                                        Fitness     HealthCalc    Adjustments         Combined
                                                                      -----------   ----------    -----------        -----------
ASSETS

CURRENT ASSETS
      Cash                                                            $    38,031    $  72,192     (3,934,108) (a)   $(3,788,890)
                                                                                                       34,995  (a)
      Trade and other accounts receivable, net                          8,428,337      157,155        (20,176) (a)     8,565,316
      Prepaid expenses and other                                          840,576                                        840,576
      Deferred tax assets                                                 483,100                                        483,100
                                                                      -----------    ---------     ----------        -----------
                          Total current assets                          9,790,044      229,347     (3,919,289)         6,100,102

PROPERTY & EQUIPMENT, net                                                 190,581       56,540           (953) (a)       246,168
COMPUTER SOFTWARE, net                                                                              1,762,000  (a)     1,762,000

OTHER ASSETS
       Goodwill                                                         9,022,501                   4,117,851  (a)    13,140,352
       Customer contracts, net                                            248,056                      85,000  (a)       333,056
       Trademark, net                                                     228,068                     136,000  (a)       364,068
       Deferred tax assets                                                352,000                                        352,000
       Other                                                               67,720                     186,000  (a)       253,720
                                                                      -----------    ---------     ----------        -----------
                                                                      $19,898,970    $ 285,887     $2,366,609        $22,551,466
                                                                      ===========    =========     ==========        ===========

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Trade accounts payable                                         $   799,167    $  41,072     $  517,555  (a)   $ 1,358,411
                                                                                                          617  (a)
       Accrued salaries, wages and payroll taxes                        1,885,032                                      1,885,032
       Other accrued liabilities                                          378,568                                        378,568
       Accrued self funded insurance                                      184,592                                        184,592
       Line of credit                                                                   27,128           (523) (a)        26,605
       Deferred revenue                                                 1,814,137       72,552         (5,905) (a)     1,880,784
                                                                      -----------    ---------     ----------        -----------
                          Total current liabilities                     5,061,496      140,752        511,744          5,713,992

COMMITMENTS & CONTINGENCIES

CONVERTIBLE PREFERRED STOCK                                             1,567,715                                      1,567,715

STOCKHOLDERS' EQUITY
       Common stock                                                       129,070        5,000          8,473  (a)       137,543
                                                                                                       (5,000) (b)
       Additional paid-in capital                                      17,982,591                   1,991,527  (a)    19,974,118

       Accumulated comprehensive income                                     6,717                                          6,717
       Accumulated earnings (deficit)                                  (4,848,619)     140,635       (140,635) (b)    (4,848,619)
       Treasury stock                                                                     (500)           500  (b)            --
                                                                      -----------    ---------     ----------        -----------
                                                                       13,269,759      145,135      1,854,865         15,269,759
                                                                      -----------    ---------     ----------        -----------
                                                                      $19,898,970    $ 285,887     $2,366,609        $22,551,466
                                                                      ===========    =========     ==========        ===========

HEALTH FITNESS CORPORATION AND HEALTHCALC.NET, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005
(UNAUDITED)

                                                                                                   Pro Forma
                                                                         Health                    Acquisition       Pro Forma
                                                                         Fitness      HealthCalc   Adjustments        Combined
                                                                     --------------   ----------   -----------       -----------
REVENUE                                                                $ 40,607,994   $1,816,821   $ (493,031) (c)   $41,931,784
COSTS OF REVENUE                                                         30,216,762      447,864     (493,031) (c)    30,171,595
                                                                       ------------   ----------   ----------        -----------
GROSS PROFIT                                                             10,391,232    1,368,957                      11,760,189

OPERATING EXPENSES
      Salaries                                                            4,243,782      877,812                       5,121,594
      Other selling, general and administrative                           2,625,037      314,166       13,897  (d)     3,217,400
                                                                                                      264,300  (g)
      Amortization of acquired intangible assets                            659,432                    85,000  (e)       792,732
                                                                                                       20,400  (f)
                                                                                                       27,900  (h)
                                                                       ------------   ----------   ----------        -----------
                             Total operating expenses                     7,528,251    1,191,978      411,497         9,131,726
                                                                       ------------   ----------   ----------        -----------

OPERATING INCOME                                                          2,862,981      176,979     (411,497)         2,628,463

OTHER INCOME (EXPENSE)
      Interest expense                                                      (24,214)      (3,095)                        (27,309)
      Other, net                                                             (4,394)                                      (4,394)
                                                                       ------------   ----------   ----------        -----------

EARNINGS BEFORE INCOME TAXES                                              2,834,373      173,884     (411,497)         2,596,760
INCOME TAX EXPENSE (BENEFIT)                                              1,133,749                   (95,045) (i)     1,038,704
                                                                       ------------   ----------   ----------        -----------

NET EARNINGS                                                              1,700,624      173,884     (316,452)         1,558,056

      Dividend to preferred shareholders                                     68,019                                       68,019
                                                                       ------------   ----------   ----------        -----------

NET EARNINGS TO COMMON SHAREHOLDERS                                    $  1,632,605   $  173,884   $ (316,452)       $ 1,490,037
                                                                       ============   ==========   ==========        ===========

NET EARNINGS PER SHARE
      Basic                                                            $       0.13                                  $      0.11
      Diluted                                                          $       0.10                            (j)   $      0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
      Basic                                                              12,704,035                            (k)    13,551,316
      Diluted                                                            16,633,799                            (k)    17,481,080

HEALTH FITNESS CORPORATION AND HEALTHCALC.NET, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(UNAUDITED)

                                                                                              Pro Forma
                                                                    Health                    Acquisition          Pro Forma
                                                                    Fitness     HealthCalc    Adjustments           Combined
                                                                --------------  ----------    -----------         ------------
REVENUE                                                           $52,454,668   $1,876,470      (246,780)  (c)    $ 54,084,358
COSTS OF REVENUE                                                   38,995,451      538,296      (246,780)  (c)      39,286,967
                                                                  -----------   ----------    ----------          ------------
GROSS PROFIT                                                       13,459,217    1,338,174                          14,797,391

OPERATING EXPENSES
      Salaries                                                      5,600,203    1,091,200                           6,691,403
      Other selling, general and administrative                     3,440,134      275,261        18,529   (d)       4,086,324
                                                                                                 352,400   (g)
      Amortization of acquired intangible assets                      878,333                     85,000   (e)       1,027,733
                                                                                                  27,200   (f)
                                                                                                  37,200   (h)
                                                                  -----------   ----------    ----------          ------------
                         Total operating expenses                   9,918,670    1,366,461       520,329            11,805,460
                                                                  -----------   ----------    ----------          ------------

OPERATING INCOME (LOSS)                                             3,540,547      (28,287)     (520,329)            2,991,931

OTHER INCOME (EXPENSE)
      Interest expense                                               (465,571)      (4,537)                           (470,108)
      Interest costs - early debt repayment                          (474,669)          --                            (474,669)
      Other, net                                                        1,642        6,113                               7,755
                                                                  -----------   ----------    ----------          ------------

EARNINGS (LOSS) BEFORE INCOME TAXES                                 2,601,949      (26,711)     (520,329)            2,054,909
INCOME TAX EXPENSE (BENEFIT)                                          927,929                   (218,816)  (i)         709,113
                                                                  -----------   ----------    ----------          ------------

NET EARNINGS (LOSS)                                                 1,674,020      (26,711)     (301,513)            1,345,796

      Dividend to preferred shareholders                               86,400                                           86,400
                                                                  -----------                                     ------------

NET EARNINGS (LOSS) TO COMMON SHAREHOLDERS                        $ 1,587,620   $  (26,711)   $ (301,513)         $  1,259,396
                                                                  ===========   ==========    ==========          ============

NET EARNINGS PER SHARE
      Basic                                                       $      0.13                                     $       0.09
      Diluted                                                     $      0.10                              (j)    $       0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
      Basic                                                        12,503,345                              (k)      13,350,626
      Diluted                                                      16,151,017                              (k)      16,998,298

HEALTH FITNESS CORPORATION AND HEALTHCALC.NET, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE A - BASIS OF PRESENTATION

    This pro forma financial information reflects the pro forma results of Health Fitness Corporation's (Health Fitness) acquisition of HealthCalc.Net, Inc. (HealthCalc). On December 23, 2005, Health Fitness acquired all of the capital stock of HealthCalc for $6 million in cash and stock with the potential for additional amounts to be paid under an earn-out provision based upon HealthCalc achieving certain revenue objectives for calendar year 2006 (the Transaction). Assets acquired by Health Fitness as a result of the Transaction consist primarily of customer contracts, trademarks and tradenames, software and other health and wellness intangibles.

    The unaudited pro forma combined financial statements (Pro Forma Financial Statements) give effect to the Transaction (using the purchase method of accounting) as of September 30, 2005 for the accompanying pro forma combined balance sheet, and as of January 1, 2005 for the accompanying pro forma combined statement of operations for the nine months ended September 30, 2005, and January 1, 2004 for the accompanying pro forma combined statement of operations for the year ended December 31, 2004. The Pro Forma Financial Statements are presented for illustrative purposes only and should not be construed as indicative of the financial condition or results of operations that Health Fitness would have reported had Health Fitness and HealthCalc in fact been combined as of September 30, 2005 or as of the beginning of the periods covered in the Pro Forma Financial Statements, as the case may be, or of the financial results or prospects of the combined businesses subsequent to September 30, 2005.

    These pro forma combined financial statements should be read in conjunction with the explanatory paragraph preceding the Pro Forma Financial Statements, the interim unaudited and annual Consolidated Financial Statements of Health Fitness as of and for the nine month period ended September 30, 2005 and year ended December 31, 2004 as well as the interim unaudited and annual Financial Statements and related Notes of HealthCalc as of and for the nine month period ended September 30, 2005 and year ended December 31, 2004, all appearing elsewhere in this prospectus.

NOTE B - PRO FORMA ADJUSTMENTS

(a) On December 23, 2005, Health Fitness acquired all of the capital stock of HealthCalc. Health Fitness paid $3.9 million in cash and issued $2 million in common stock, representing 847,281 shares, to HealthCalc's shareholders at the closing of the acquisition. Health Fitness may become obligated to pay or issue, as the case may be, an additional amount of up to $2 million in cash, common stock, or a combination thereof, to HealthCalc's shareholders under a 12-month, earn-out formula based upon HealthCalc achieving certain revenue objectives for fiscal year 2006.

      The following purchase price allocation represents a preliminary estimate of the fair market value of the assets acquired from HealthCalc. This preliminary estimate of fair market values, which are subject to adjustment, were determined through an independent appraisal in accordance with Statement of Financial Accounting Standards No. 142:

PURCHASE PRICE
Cash price paid                                     $3,934,108
Common stock issued                                  2,000,000
Acquisition costs                                      517,555
Cash acquired                                         (107,187)
Liabilities assumed                                    134,941
                                                    ----------

             Total purchase price                   $6,479,417
                                                    ----------

PURCHASE PRICE ALLOCATION
1.  Accounts receivable                                136,979
2.  Property and equipment                              55,587
3.  Computer software                                1,762,000
4.  Customer contracts                                  85,000
5.  Trademark/Tradenames                               136,000
6.  Other intangibles                                  186,000
                                                    ----------
         Excess of cost over assets acquired        $4,117,851
                                                    ==========

      1. Accounts receivable represents amounts owed from customers, less amounts previously owed by Health Fitness.

      2. Property and equipment acquired consists of computer equipment, office furniture and fixtures.

      3. Computer software represents the value assigned to a proprietary web-based technology system that delivers health and wellness tools and services to customers.

      4. Customer contracts represent the value assigned to HealthCalc customer contracts.

      5. Trademark/tradenames represents the value assigned to the trademark "HealthCalc" and various tradenames used within the computer software that was acquired by Health Fitness.

      6. Other intangible represents the value assigned to HealthCalc's customer list.

(b)   To eliminate HealthCalc equity:

          Common stock                           $5,000
          Accumulated earnings (deficit)        140,635
          Treasury stock                           (500)

(c) To eliminate revenue and cost of revenue deductions related to services provided by HealthCalc to Health Fitness customers.

(d) To record additional depreciation over three years relating to $55,587 of acquired property and equipment.

(e) To record additional amortization over eight months (weighted average remaining contract life) relating to $85,000 fair value assigned to acquired customer contracts.

(f) To record additional amortization over five years relating to $136,000 fair value assigned to an acquired trademark and tradenames.

(g) To record additional depreciation over five years relating to $1,762,000 fair value assigned to computer software.

(h) To record additional amortization over five years relating to $186,000 fair value assigned to other intangibles consisting primarily of customer lists.

(i) To record additional tax expense (benefit) related to HealthCalc's status as a Subchapter S corporation in addition to the pro forma change in earnings (loss) before taxes.

(j) Diluted earnings per share on a pro forma combined basis is determined using net earnings before subtracting the dividend to preferred shareholders, which assumes that the preferred shareholders have converted their investment to common stock.

(k) Basic and diluted weighted average shares outstanding include 847,281 shares issued to HealthCalc shareholders, which have not been adjusted for the issuance of the Series B Stock or the redemption of the Series A Convertible Preferred Stock.

                           HEALTH FITNESS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                                September 30,      December 31,
                                                                                                     2005              2004
                                                                                                -------------      ------------
ASSETS

CURRENT ASSETS
    Cash                                                                                        $      38,031      $    241,302
    Trade and other accounts receivable, less allowances of $199,400 and $210,700                   8,428,337         8,147,430
    Prepaid expenses and other                                                                        840,576           213,954
    Deferred tax assets                                                                               483,100         1,660,100
                                                                                                -------------      ------------
           Total current assets                                                                     9,790,044        10,262,786

PROPERTY AND EQUIPMENT, net                                                                           190,581           150,308

OTHER ASSETS
    Goodwill                                                                                        9,022,501         9,022,501
    Customer contracts, less accumulated amortization of $1,481,900 and $875,700                      248,056           854,306
    Trademark, less accumulated amortization of $129,000 and $75,800                                  228,068           274,167
    Other intangible assets, less accumulated amortization of $86,300 and $81,300                      11,767            61,493
    Deferred tax assets                                                                               352,000           221,400
    Other                                                                                              55,953            87,015
                                                                                                -------------      ------------
                                                                                                $  19,898,970      $ 20,933,976
                                                                                                =============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                                      $     799,167      $    840,155
    Accrued salaries, wages, and payroll taxes                                                      1,885,032         2,768,734
    Other accrued liabilities                                                                         378,568           495,770
    Accrued self funded insurance                                                                     184,592           225,500
    Deferred revenue                                                                                1,814,137         1,977,093
                                                                                                -------------      ------------
           Total current liabilities                                                                5,061,496         6,307,252

LONG-TERM OBLIGATIONS                                                                                       -         1,612,759

COMMITMENTS AND CONTINGENCIES                                                                               -                 -

CUMULATIVE CONVERTIBLE PREFERRED STOCK, 10,000,000 shares
    authorized, 1,111,105 and 1,063,945 issued and outstanding                                      1,567,715         1,530,232

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,907,023 and 12,582,170 shares issued and outstanding                                        129,070           125,822
    Additional paid-in capital                                                                     17,982,591        17,836,675
    Accumulated comprehensive income                                                                    6,717             2,459
    Accumulated deficit                                                                            (4,848,619)       (6,481,223)
                                                                                                -------------      ------------
                                                                                                   13,269,759        11,483,733
                                                                                                -------------      ------------
                                                                                                $  19,898,970      $ 20,933,976
                                                                                                =============      ============

See notes to consolidated financial statements.

                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                                                               Three Months Ended                 Nine Months Ended
                                                                 September 30,                      September 30,
                                                          -----------------------------       ---------------------------
                                                              2005             2004              2005            2004
                                                          -----------       -----------       -----------     -----------
REVENUE                                                   $13,464,278       $13,154,340       $40,607,994     $38,950,429

COSTS OF REVENUE                                            9,965,464         9,807,257        30,216,762      29,074,051
                                                          -----------       -----------       -----------     -----------

GROSS PROFIT                                                3,498,814         3,347,083        10,391,232       9,876,378

OPERATING EXPENSES
    Salaries                                                1,449,297         1,408,482         4,243,782       4,180,760
    Other selling, general and administrative                 945,540           784,560         2,625,037       2,438,170
    Amortization of acquired intangible assets                220,095           219,583           659,432         658,750
                                                          -----------       -----------       -----------     -----------
           Total operating expenses                         2,614,932         2,412,625         7,528,251       7,277,680
                                                          -----------       -----------       -----------     -----------

OPERATING INCOME                                              883,882           934,458         2,862,981       2,598,698

OTHER INCOME (EXPENSE )
    Interest expense                                            4,035          (118,102)          (24,214)       (380,698)
    Other, net                                                 (2,404)              908            (4,394)          2,298
                                                          -----------       -----------       -----------     -----------
EARNINGS BEFORE INCOME TAXES                                  885,513           817,264         2,834,373       2,220,298

INCOME TAX EXPENSE                                            354,206           330,500         1,133,749         882,873
                                                          -----------       -----------       -----------     -----------

NET EARNINGS                                                  531,307           486,764         1,700,624       1,337,425

    Dividend to preferred shareholders                         24,819            21,600            68,019          64,800
                                                          -----------       -----------       -----------     -----------
NET EARNINGS APPLICABLE TO
    COMMON SHAREHOLDERS                                   $   506,488       $   465,164       $ 1,632,605     $ 1,272,625
                                                          ===========       ===========       ===========     ===========
NET EARNINGS PER SHARE:
    Basic                                                 $      0.04       $      0.04       $      0.13     $      0.10
    Diluted                                                      0.03              0.03              0.10            0.08

WEIGHTED AVERAGE COMMON SHARES:
    Basic                                                  12,836,971        12,550,679        12,704,035      12,482,060
    Diluted                                                16,662,753        16,122,175        16,633,799      16,078,873

See notes to consolidated financial statements.

                           HEALTH FITNESS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          Nine Months Ended
                                                                                            September 30,
                                                                                     --------------------------
                                                                                        2005            2004
                                                                                     -----------     ----------
CASH FLOWS  FROM OPERATING  ACTIVITIES:
   Net earnings                                                                      $ 1,700,624     $1,337,425
   Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation of property and equipment                                             63,786         71,520
       Amortization of intangible assets and other                                       653,350        746,171
       Deferred taxes                                                                  1,046,400        728,917
       Common stock issued for compensation                                                    -         60,600
       Changes in operating assets and liabilities, net of assets acquired:
         Trade and other accounts receivable                                            (280,907)    (2,695,366)
         Prepaid expenses and other                                                     (626,622)       (96,832)
         Other assets                                                                     31,062         23,183
         Trade accounts payable                                                          (36,728)      (223,765)
         Accrued liabilities and other                                                (1,041,812)     1,357,945
         Deferred revenue                                                               (162,958)        98,011
                                                                                     -----------     ----------
                Net cash provided by operating activities                              1,346,195      1,407,809
                                                                                     -----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                  (104,059)       (56,017)
   Other                                                                                  (7,084)             -
   Acquisition of business                                                                     -       (256,927)
                                                                                     -----------     ----------
                Net cash used in investing activities                                   (111,143)      (312,944)
                                                                                     -----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under note payable                                                      13,837,389     13,087,343
   Repayments of note payable                                                        (15,450,148)   (14,835,830)
   Proceeds from issuance of common stock                                                163,008         71,540
   Proceeds from the exercise of stock options                                            11,428         35,247
   Proceeds from closing cash escrow account                                                   -        471,999
                                                                                     -----------     ----------
                Net cash used in financing activities                                 (1,438,323)    (1,169,701)
                                                                                     -----------     ----------

NET (DECREASE) IN CASH                                                                  (203,271)       (74,836)

CASH AT BEGINNING OF PERIOD                                                              241,302        281,294
                                                                                     -----------     ----------

CASH AT END OF PERIOD                                                                $    38,031     $  206,458
                                                                                     ===========     ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash flow information

         Cash paid for interest                                                      $    30,297     $  293,226

         Cash paid for taxes                                                             403,651        116,365

Noncash investing and financing activities affecting cash flows:

         Dividend to preferred shareholders                                               68,019         64,800

See notes to consolidated financial statements.

                           HEALTH FITNESS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements for the third quarter ended September 30, 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Financial information as of December 31, 2004 has been derived from our audited consolidated financial statements. In accordance with the rules and regulations of the United States Securities and Exchange Commission, the Company has omitted footnote disclosures that would substantially duplicate the disclosures contained in the audited financial statements of the Company. The unaudited consolidated financial statements should be read together with the financial statements for the year ended December 31, 2004, and footnotes thereto included in the Company's Form 10-K as filed with the United States Securities and Exchange Commission on March 31, 2005.

In the opinion of management, the interim consolidated financial statements include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the results for interim periods presented. These financial statements include some amounts that are based on management's best estimates and judgments. These estimates may be adjusted as more information becomes available, and any adjustment could be significant. The impact of any change in estimates is included in the determination of earnings in the period in which the change in estimate is identified. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the operating results that may be expected for the year ended December 31, 2005.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business - Health Fitness Corporation and its wholly owned subsidiaries (the Company) provide fitness and health management services and programs to corporations, hospitals, communities and universities located in the United States and Canada. Fitness and health management services include the development, marketing and management of corporate, hospital, community and university based fitness centers, injury prevention and work-injury management consulting, on-site physical therapy and employee health management services. Programs include wellness and health programs for individual customers, including health risk assessments, biometric screenings, nutrition and weight loss programs, smoking cessation, massage therapy, back care and ergonomic injury prevention.

Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Cash - The Company maintains cash balances at several financial institutions, and at times, such balances exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Trade and Other Accounts Receivable - Trade and other accounts receivable represent amounts due from companies and individuals for services and products. The Company grants credit to customers in the ordinary course of business, but generally does not require collateral or any other security to support amounts due. Management performs ongoing credit evaluations of customers. The Company determines its allowance for discounts and doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivable are credited to the allowance. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and their geographic dispersion.

Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are computed using both straight-line and accelerated methods over the useful lives of the assets.

Goodwill - Goodwill represents the excess of the purchase price and related costs over the fair value of net assets of businesses acquired. The carrying value of goodwill is not amortized, but is tested for impairment on an annual basis or when factors indicating impairment are present. Projected discounted cash flows are used in assessing these assets.

Intangible Assets - The Company's intangible assets include customer contracts and trademark that are amortized on a straight-line basis. Customer contracts represent the fair value assigned to acquired management contracts and are amortized over the remaining life of the contracts, of which 4 months remain at September 30, 2005. Trademark represents the value assigned to an acquired trademark and is amortized over a period of five years.

Revenue Recognition - Revenue is recognized at the time the service is provided to the customer. For annual contracts, monthly amounts are recognized ratably over the term of the contract. Certain services provided to the customer may vary on a periodic basis and are invoiced to the customer in arrears. The revenues relating to theses services are estimated in the month that the service is performed based the cost of the services.

Amounts received from customers in advance of providing the services of the contract are treated as deferred revenue and recognized when the services are provided.

The Company has contracts with third-parties (e.g. janitorial services) to provide ancillary services in connection with their fitness and wellness management services and programs. Under such arrangements the third-parties invoice and receive payments from the Company based on transactions with the ultimate customer. The Company does not recognize revenues related to such transactions as the ultimate customer assumes the risk and rewards of the contract and the amounts billed to the customer are either at cost or with a fixed markup.

Comprehensive Income - Comprehensive income represents net earnings adjusted for foreign currency translation adjustments. Total comprehensive income was $1,636,863 and $1,269,462 for the nine months ended September 30, 2005 and 2004.

Net Earnings Per Share - Basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the number of weighted average common shares outstanding. Diluted net earnings per share is computed by dividing net earnings applicable to common shareholders plus dividends to preferred shareholders (net earnings) by the number of weighted average common shares outstanding, and common share equivalents relating to stock options and stock warrants, when dilutive.

Common stock options and warrants to purchase 584,163 and 470,100 shares of common stock were excluded from the three months ended September 30, 2005 and 2004 calculation, and 481,298 and 365,100 shares were excluded from the nine months ended September 30, 2005 and 2004 calculation because they are anti-dilutive.

Stock-based Compensation - The Company utilizes the intrinsic value method of accounting for its stock based employee compensation plans. All options granted had an exercise price equal to the market value of the underlying common stock on the date of grant and accordingly, no compensation cost is reflected in net earnings for the three and nine months ended September 30, 2005 and 2004. The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value method of accounting for stock options:

                                                    Three Months ended             Nine Months ended
                                                       September 30,                 September 30,
                                                 --------------------------    --------------------------
                                                    2005            2004          2005           2004
                                                 -----------     ----------    ----------     -----------
Net earnings, applicable to common
     Shareholders - basic                        $   506,488    $   465,164    $ 1,632,605    $ 1,272,625
Add: Dividends to preferred shareholders              24,819         21,600         68,019         64,800
                                                 -----------    -----------    -----------    -----------
Net earnings - diluted                               531,307        486,764      1,700,624      1,337,425
                                                 -----------    -----------    -----------    -----------
Less: Compensation expense determined
  under the fair value method, net of tax            (41,533)       (23,445)      (179,198)      (137,438)
                                                 -----------    -----------    -----------    -----------
Proforma net earnings - basic                    $   464,955    $   441,719    $ 1,453,407    $ 1,135,187
                                                 ===========    ===========    ===========    ===========
Proforma net earnings - diluted                  $   489,774    $   463,319    $ 1,521,426    $ 1,199,987
                                                 ===========    ===========    ===========    ===========

Earnings per Share:
   Basic, as reported                            $      0.04    $      0.04    $      0.13    $      0.10
                                                 ===========    ===========    ===========    ===========
   Basic, proforma                               $      0.04    $      0.04    $      0.11    $      0.09
                                                 ===========    ===========    ===========    ===========

   Diluted, as reported                          $      0.03    $      0.03    $      0.10    $      0.08
                                                 ===========    ===========    ===========    ===========
   Diluted, proforma                             $      0.03    $      0.03    $      0.09    $      0.07
                                                 ===========    ===========    ===========    ===========

The proforma information above should be read in conjunction with the related historical information.

The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions and results for the grants:

                                                               2005          2004
                                                            ------------   ---------
Dividend yield                                                  None         None
Expected volatility                                           61% - 78%       88%
Expected life of option                                       1-4 years    1-4 years
Risk-free interest rate                                     2.43% - 3.47%    3.27%
Weighted average fair value of options on grant date            $1.27        $1.01

In December 2004, the Financial Accounting Standards Board (FASB), issued Statement 123R, Share-Based Payment. Statement 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supercedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees.

In April 2005, the United States Securities and Exchange Commission announced the adoption of a new rule that amended the compliance dates for Statement 123R as first adopted by the FASB. As a result of this change, the Company is required to implement Statement 123R beginning with the Company's next fiscal year starting January 1, 2006. The Company expects that the adoption of Statement 123R will result in a decrease of net income due to additional compensation expense attributed to employee stock options.

Fair Values of Financial Instruments - Due to their short-term nature, the carrying value of the Company's current financial assets and liabilities approximates their fair values. The fair value of long-term obligations, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

Use of Estimates - Preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. FINANCING

On August 22, 2003, the Company entered into a $7,500,000 Credit Agreement with Wells Fargo Bank, N.A. to provide the Company with acquisition financing and general working capital (the "Wells Loan"). Working capital advances from the Wells Loan are available on a revolving basis and are based upon a percentage of the Company's eligible accounts receivable, less any amounts previously drawn. At the option of the Company, the Wells Loan bears interest at prime or the one-month LIBOR plus a margin of 2.25% to 2.75% based upon the Company's Senior Leverage Ratio (effective rate of 6.75% and 5.25% at September 30, 2005 and December 31, 2004). Borrowing capacity under the Wells Loan decreases $250,000 on the last day of each calendar quarter, beginning September 30, 2003, and matures on June 30, 2007. The facility provided maximum borrowing capacity of $5,250,000 and $6,000,000 at September 30, 2005 and December 31, 2004. Excluding
current outstanding balances, and based upon eligible accounts receivable, $5,152,467 and $3,758,851 was available for borrowing on such respective dates. Borrowings under the Wells Loan are collateralized by substantially all of the Company's assets. The Company is required to comply with certain monthly financial covenants, including a fixed charge coverage ratio, minimum earnings before interest, taxes, depreciation and amortization, cash flow leverage ratio and a senior leverage ratio. At September 30, 2005, the Company had no outstanding balance under the Wells Loan, and was in compliance with all of its financial covenants.

On August 25, 2003, the Company entered into a $3,000,000 Securities Purchase Agreement with Bayview Capital Partners LP ("Bayview") to provide the Company with acquisition financing and general working capital (the "Bayview Investment"). The Bayview Investment was initially structured as a bridge note (the "Bridge Note"), the proceeds of which were placed into escrow to fund a portion of our purchase of the Health & Fitness Services Division of Johnson & Johnson Health Care Systems Inc.

On December 8, 2003 (the "Effective Date"), the $3,000,000 Bridge Note issued to Bayview was converted into a $2,000,000 term note (the "Term Note"), $1,000,000 in Series A Convertible Preferred Stock (the "Preferred Stock") and a warrant to purchase common stock of the Company (the "Warrant") pursuant to the terms set forth in the August 25, 2003 Securities Purchase Agreement.

The Preferred Stock was issued to Bayview at a price of $1.00 per share, resulting in 1,000,000 shares issued on the Effective Date. The Preferred Stock has a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share ("PIK Dividends"). At the option of the holder, the Preferred Stock, including any PIK Dividends, may be converted, at any time and from time to time, into common stock of the Company at a price of $0.50 per share. In addition, Bayview may require redemption of the Preferred Stock and PIK Dividends upon a change of control or default (including default under the Term
Note).

The Warrant issued to Bayview on the Effective Date represents the right to purchase, subject to customary weighted-average anti-dilution adjustments, 1,210,320 shares of common stock, which represented 8% of the Company's common stock outstanding on a fully diluted basis at the Effective Date, excluding the common stock issuable to Bayview upon conversion of the Preferred Stock. The Warrant is exercisable at any time for a period of ten years at an exercise price equal to $0.50 per share, and the shares obtainable upon exercise of the Warrant may be put to the Company at fair market value (net of the exercise price) upon a change of control or default.

On December 29, 2004, the Company prepaid its Bayview Term Note by utilizing funds from the Wells Loan. In connection with the Term Note repayment, the Company also paid a prepayment penalty of $80,000, which represents 4% of the face value of the Term Note. In addition, the Company incurred a one-time, non-cash charge to interest expense of $394,669, representing $345,754 of unamortized difference between the face value of the Term Note and its assigned relative fair value, as well as $48,916 of unamortized financing costs related to the Term Note. At the same time, the Company and Wells Fargo agreed to amend the Wells Loan to change the senior leverage ratio covenant to reflect the Company's financial position subsequent to the Term Note repayment. The Company was in compliance with this change in covenant at September 30, 2005.

Balances of long-term obligations are as follows:

                            September 30,       December 31,
                                2005                2004
                            -------------       ------------
Wells Loan                  $           0       $  1,612,759

The outstanding principal balance on the Wells Loan matures June 2007.

NOTE 4. INCOME TAXES

The Company records income taxes in accordance with the liability method of accounting. Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities and federal operating loss carryforwards. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment. Income taxes are calculated based on management's estimate of the Company's effective tax rate, which takes into consideration a federal tax rate of 34% and an effective state tax rate of 6%. At December 31, 2004, the Company had approximately $3,343,000 of federal operating loss carryforwards. The carryforwards, if they are not used, will expire in 2021.

NOTE 5. STOCK OPTIONS

The Company maintains a stock option plan for the benefit of certain eligible employees and directors of the Company. A total of 1,163,600 shares of common stock are reserved for additional grants of options under the plan at September 30, 2005. Generally, the options outstanding (1) are granted at prices equal to the market value of the stock on the date of grant, (2) vest over various terms and, (3) expire over a period of five or ten years from the date of grant.

A summary of stock option activity for the nine months ended September 30, 2005 is as follows:

                                                       Weighted
                                     Number of         Average
                                       Shares       Exercise Price
                                     ----------     --------------
Outstanding at December 31, 2004      1,921,550        $ 1.06
    Granted                             175,000          2.70
    Exercised                           (23,375)         0.49
                                     ----------        ------
Outstanding at March 31, 2005         2,073,175          1.21
    Granted                             150,000          2.48
                                     ----------        ------
Outstanding at June 30, 2005          2,223,175        $ 1.29
    Granted                              17,500          2.24
    Exercised                           (78,750)         0.34
                                     ----------        ------
Outstanding at September 30, 2005     2,161,925        $ 1.34
                                     ==========        ======

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Health Fitness Corporation
Minneapolis, Minnesota

            We have audited the accompanying consolidated balance sheets of Health Fitness Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Fitness Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

            Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying
Schedule II of Health Fitness Corporation and subsidiaries is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/  Grant Thornton LLP
Minneapolis, Minnesota
March 17, 2005

HEALTH FITNESS CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

                                                                                       2004                2003
                                                                                 -----------------     -------------
ASSETS

CURRENT ASSETS
    Cash                                                                         $         241,302     $     281,294
    Trade and other accounts receivable, less allowances of $210,700
       and $131,000 at December 31, 2004 and 2003                                        8,147,430         5,218,224
    Prepaid expenses and other                                                             213,954           187,347
    Deferred tax assets                                                                  1,660,100           850,300
                                                                                 -----------------     -------------
           Total current assets                                                         10,262,786         6,537,165

PROPERTY AND EQUIPMENT, net                                                                150,308           177,217

OTHER ASSETS
    Goodwill                                                                             9,022,501         8,725,574
    Customer contracts, less accumulated amortization of $875,700 and
       $67,400 at December 31, 2004 and 2003                                               854,306         1,662,639
    Trademark, less accumulated amortization of $75,800 and $5,800 at
       December 31, 2004 and 2003                                                          274,167           344,166
    Other intangible assets, less accumulated amortization of $81,300
       and $4,200 at December 31, 2004 and 2003                                             61,493           138,582
    Cash held in escrow                                                                          -           471,999
    Deferred tax assets                                                                    221,400         1,686,301
    Other                                                                                   87,015            64,458
                                                                                 -----------------     -------------
                                                                                 $      20,933,976     $  19,808,101
                                                                                 =================     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                       $         840,155     $     569,730
    Accrued salaries, wages, and payroll taxes                                           2,768,734         1,607,157
    Other accrued liabilities                                                              495,770           450,255
    Accrued self funded insurance                                                          225,500           228,084
    Deferred revenue                                                                     1,977,093         1,427,057
                                                                                 -----------------     -------------
           Total current liabilities                                                     6,307,252         4,282,283

LONG-TERM OBLIGATIONS                                                                    1,612,759         4,350,012

PREFERRED STOCK, $0.01 par value; 10,000,000 shares authorized,
    1,063,945 and 1,003,833 shares issued and outstanding at December
    31, 2004 and 2003                                                                    1,530,232         1,443,833

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,582,170 and 12,357,334 shares issued and outstanding at
       December 31, 2004 and 2003                                                          125,822           123,573
    Additional paid-in capital                                                          17,836,675        17,671,536
    Accumulated comprehensive income from foreign currency translation                       2,459             5,707
    Accumulated deficit                                                                 (6,481,223)       (8,068,843)
                                                                                 -----------------     -------------
                                                                                        11,483,733         9,731,973
                                                                                 -----------------     -------------
                                                                                 $      20,933,976     $  19,808,101
                                                                                 =================     =============

See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                                  2004          2003           2002
                                                                              -----------    -----------    -----------
REVENUE                                                                       $52,454,668    $31,478,822    $27,864,997

COSTS OF REVENUE                                                               38,995,451     24,943,625     21,938,385
                                                                              -----------    -----------    -----------
GROSS PROFIT                                                                   13,459,217      6,535,197      5,926,612

OPERATING EXPENSES
    Salaries                                                                    5,600,203      3,244,639      2,866,200
    Other selling, general and administrative                                   3,440,134      1,849,317      1,751,228
    Amortization of acquired intangible assets                                    878,333         73,194              -
                                                                              -----------    -----------    -----------
           Total operating expenses                                             9,918,670      5,167,150      4,617,428
                                                                              -----------    -----------    -----------
OPERATING INCOME                                                                3,540,547      1,368,047      1,309,184

OTHER INCOME (EXPENSE)
    Interest expense                                                             (465,571)      (204,430)      (521,106)
    Interest costs - early debt repayment                                        (474,669)             -              -
    Other, net                                                                      1,642         (2,405)           950
                                                                              -----------    -----------    -----------
 EARNINGS BEFORE INCOME TAXES                                                   2,601,949      1,161,212        789,028
 INCOME TAX EXPENSE (BENEFIT)                                                     927,929        528,536     (2,211,643)
                                                                              -----------    -----------    -----------
NET EARNINGS                                                                    1,674,020        632,676      3,000,671

    Deemed dividend to preferred shareholders                                           -        656,096              -
    Dividend to preferred shareholders                                             86,400          3,834              -
                                                                              -----------    -----------    -----------
NET EARNINGS (LOSS) APPLICABLE TO COMMON SHAREHOLDERS                         $ 1,587,620    $   (27,254)   $ 3,000,671
                                                                              ===========    ===========    ===========

NET EARNINGS PER COMMON SHARE:
    Basic                                                                     $      0.13    $         -    $      0.24
    Diluted                                                                          0.10              -           0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic                                                                      12,503,345     12,332,363     12,284,364
    Diluted                                                                    16,151,017     12,332,363     12,428,440

See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                          Common Stock       Additional    Accumulated                     Total
                                      --------------------    Paid-in     Comprehensive   Accumulated   Stockholders' Comprehensive
                                        Shares    Amount      Capital        Income         Deficit        Equity        Income
                                      ---------- ---------  ------------  -------------  -------------  ------------- -------------
BALANCE AT JANUARY 1, 2002            12,265,250 $ 122,653  $ 16,982,522              -  $ (11,042,260)  $ 6,062,915
Issuance of common stock through
  stock purchase plan                     32,411       324        14,845              -              -        15,169
Net earnings                                   -         -             -              -      3,000,671     3,000,671     $3,000,671
                                      ---------- ---------  ------------  -------------  -------------   -----------     ----------
Comprehensive Income                                                                                                     $3,000,671
                                                                                                                         ==========
BALANCE AT DECEMBER 31, 2002          12,297,661   122,977    16,997,367              -     (8,041,589)    9,078,755
Issuance  of common stock through
  stock purchase plan                     53,423       533        23,506              -              -        24,039
Issuance of common stock for options       6,250        63         2,375              -              -         2,438

Issuance of warrants                           -         -       648,288              -              -       648,288

Deemed dividend to preferred
  shareholders                                 -         -             -              -       (656,096)     (656,096)
Dividend to preferred shareholders             -         -             -              -         (3,834)       (3,834)
Net earnings                                   -         -             -              -        632,676       632,676     $  632,676
Foreign currency translation                   -         -             -          5,707              -         5,707          5,707
                                      ---------- ---------  ------------  -------------  -------------   -----------     ----------
Comprehensive Income                                                                                                     $  638,383
                                                                                                                         ==========
BALANCE AT DECEMBER 31, 2003          12,357,334   123,573    17,671,536          5,707     (8,068,843)    9,731,973
Issuance  of common stock through
  stock purchase plan                     80,454       805        70,736              -              -        71,541
Issuance of common stock for options      66,100       661        34,586              -              -        35,247
Issuance of common stock for board
   of directors compensation              40,000       400        60,200              -              -        60,600
Issuance of warrants                      38,282       383          (383)             -              -             -
Dividend to preferred shareholders             -         -             -              -        (86,400)      (86,400)
Net earnings                                   -         -             -              -      1,674,020     1,674,020     $1,674,020
Foreign currency translation                   -         -             -         (3,248)             -        (3,248)        (3,248)
                                      ---------- ---------  ------------  -------------  -------------   -----------     ----------
Comprehensive Income                                                                                                     $1,670,772
                                                                                                                         ==========
BALANCE AT DECEMBER 31, 2004          12,582,170 $ 125,822  $ 17,836,675  $       2,459  $  (6,481,223)  $11,483,733
                                      ========== =========  ============  =============  =============   ===========

See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                                  2004         2003          2002
                                                                               -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                                $ 1,674,020  $   632,676  $ 3,000,671
   Adjustment to reconcile net earnings to net cash provided by operating activities:
     Common stock issued for Board of Directors compensation                        60,600            -            -
     Depreciation                                                                   93,030      152,538      175,239
     Amortization                                                                1,034,654       17,775      175,774
     Interest on escrow account                                                     (2,611)      (7,388)           -
     Deferred taxes                                                                655,101      449,775   (2,209,076)
     Loss on disposal of assets                                                          -        5,796            -
     Interest - early debt repayment                                               345,754            -            -
     Change in assets and liabilities, net of assets acquired:
       Trade and other accounts receivable                                      (2,929,206)  (1,181,336)    (648,032)
       Prepaid expenses and other                                                  (26,607)     119,387     (136,644)
       Other assets                                                                (22,557)      18,350      (71,398)
       Trade accounts payable                                                      267,178      203,897      267,414
       Accrued liabilities and other                                             1,204,508      529,616      447,707
       Deferred revenue                                                            550,036       19,620      163,491
                                                                               -----------  -----------  -----------
                Net cash provided by operating activities                        2,903,900      960,706    1,165,146

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                             (66,121)     (89,761)    (114,293)
   Net cash payment made for acquisition                                          (296,927)  (5,570,813)           -
                                                                               -----------  -----------  -----------
                Net cash used in investing activities                             (363,048)  (5,660,574)    (114,293)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under note payable                                                18,257,358    5,178,174   24,663,045
   Repayments of note payable                                                  (19,419,599)  (4,957,763) (25,800,760)
   Proceeds from issuance of bridge note financing                                       -    3,000,000            -
   Payment to cash escrow account                                                        -   (3,000,000)           -
   Proceeds from cash escrow account                                               474,609    4,785,389            -
   Repayments of long term obligations                                          (2,000,000)           -            -
   Payment of financing costs                                                            -     (142,773)     (57,657)
   Proceeds from the issuance of common stock                                       71,541       24,039       15,169
   Proceeds from the exercise of stock options                                      35,247        2,438            -
                                                                               -----------  -----------  -----------
                Net cash provided by (used in) financing activities             (2,580,844)   4,889,504   (1,180,203)
                                                                               -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH                                                    (39,992)     189,636     (129,350)

CASH AT BEGINNING OF YEAR                                                          281,294       91,658      221,008
                                                                               -----------  -----------  -----------
CASH AT END OF YEAR                                                            $   241,302  $   281,294  $    91,658
                                                                               ===========  ===========  ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash flow information:
         Cash paid for interest                                                $   438,111  $   191,073  $   362,100
         Cash paid for taxes                                                       160,827       91,858       18,400

Noncash investing and financing activities affecting cash flows:
         Proceeds from the Wells Loan placed in escrow                                   -    2,250,000            -
         Conversion of bridge note to term note, preferred stock and warrants            -   (3,000,000)           -
         Deemed dividend to preferred shareholders                                       -     (656,096)           -
         Dividend to preferred shareholders                                        (86,400)      (3,834)           -

See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business - Health Fitness Corporation and its wholly owned subsidiaries (the Company) provide fitness and health management services and programs to corporations, hospitals, communities and universities located in the United States and Canada. Fitness and health management services include the development, marketing and management of corporate, hospital, community and university based fitness centers, worksite health promotion, injury prevention and work-injury management consulting, and on-site physical therapy. Programs include fitness and health services for individual customers, including health risk assessments, nutrition and weight loss programs, smoking cessation, massage therapy, back care and ergonomic injury prevention.

      Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

      Cash - The Company maintains cash balances at several financial institutions, and at times, such balances exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

      Trade and Other Accounts Receivable - Trade and other accounts receivable represent amounts due from companies and individuals for services and products. The Company grants credit to customers in the ordinary course of business, but generally does not require collateral or any other security to support amounts due. Management performs ongoing credit evaluations of customers. The Company determines its allowance for discounts and doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivable are credited to the allowance. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and their geographic dispersion.

      Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are computed using both straight-line and accelerated methods over the useful lives of the assets.

      Goodwill - Goodwill represents the excess of the purchase price and related costs over the fair value of net assets of businesses acquired. The carrying value of goodwill is tested for impairment on an annual basis or when factors indicating impairment are present. Projected discounted cash flows are used in assessing these assets. The Company elected to complete the annual impairment test of goodwill on December 31 each year and determined that its goodwill relates to one reporting unit for purposes of impairment testing. The Company determined that there was no impairment of goodwill at December 31, 2004, 2003 and 2002.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      Intangible Assets - The Company's intangible assets include customer contracts, trademark, and deferred financing costs and are amortized on a straight-line basis. Customer contracts represent the fair value assigned to acquired management contracts and will be amortized over the remaining life of the contracts, approximately 25-35 months. Trademark represents the value assigned to an acquired trademark and is amortized over a period of five years. Deferred financing costs are amortized over the term of the related credit agreement. Amortization expense for intangible assets totaled $955,422, $83,800, and $238,000 for the twelve months ended December 31, 2004, 2003, and 2002.

      Expected future amortization of intangible assets is as follows:

Years ending December 31
------------------------
         2005                    $840,545
         2006                     194,017
         2007                      86,767
         2008                      68,635
         Thereafter                     -

      Cash Held In Escrow - Cash held in escrow represents the funds remaining after payment of the purchase price for the Company's acquisition. Such funds remained in escrow until all parties subject to the escrow agreement agreed that all conditions related to the acquisition were satisfied. At that time (September 2004), the remaining funds in escrow were used to pay down the Company's long-term obligations.

      Revenue Recognition - Revenue is recognized at the time the service is provided to the customer. The Company determines its allowance for discounts by considering historical discount history and current payment practices of its customers. For annual contracts, monthly amounts are recognized ratably over the term of the contract. Certain services provided to the customer may vary on a periodic basis and are invoiced to the customer in arrears. The revenues relating to theses services are estimated in the month that the service is performed. Accounts receivable related to estimated revenues were $593,715 and $610,139 at December 31, 2004 and 2003.

      Amounts received from customers in advance of providing the services of the contract are treated as deferred revenue and recognized when the services are provided. Accounts receivable relating to deferred revenue were $1,935,964 and $1,381,002 at December 31, 2004 and 2003.

      The Company has contracts with third-parties to provide ancillary services in connection with their fitness and wellness management services and programs. Under such arrangements the third-parties invoice and receive payments from the Company based on transactions with the ultimate customer. The Company does not recognize revenues related to such transactions as the ultimate customer assumes the risk and rewards of the contract and the amounts billed to the customer are either at cost or with a fixed markup.

      Comprehensive Income - Comprehensive income is net earnings plus certain other items that are recorded directly to stockholders' equity. For the Company, comprehensive income represents net earnings adjusted for foreign currency translation adjustments. Comprehensive income is disclosed in the consolidated statement of stockholders' equity.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      Net Earnings Per Common Share - Basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the number of weighted average common shares outstanding. Diluted net earnings per common share is computed by dividing net earnings applicable to common shareholders plus dividends to preferred shareholders by the number of weighted average common shares outstanding, and common share equivalents relating to stock options and stock warrants, when dilutive, and convertible preferred stock.

      Common stock options and warrants to purchase 400,100, 491,000 and 1,290,697 shares of common stock with weighted average exercise prices of $2.54, $1.92 and $1.88 were excluded from the 2004, 2003 and 2002 diluted computation because they are anti-dilutive.

      Stock-Based Compensation - The Company utilizes the intrinsic value method of accounting for its stock based employee compensation plans. All options granted had an exercise price equal to the market value of the underlying common stock on the date of grant and accordingly, no compensation cost is reflected in net earnings for the years ended December 31, 2004, 2003, and 2002. The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value method to its stock-based compensation plans.

                                                                   2004               2003              2002
                                                               -------------     -------------      -------------
Net earnings (loss) applicable to common shareholders          $   1,587,620     $     (27,254)     $   3,000,671

Less: Compensation expense determined under the fair value
method, net of tax                                                  (171,500)          (76,040)           (74,474)
                                                               -------------     -------------      -------------

Proforma net earnings, basic                                   $   1,416,120     $    (103,294)     $   2,926,197

Add:  Dividends to preferred shareholders                             86,400                --                 --
                                                               -------------     =============      -------------
Proforma net earnings, diluted                                 $   1,502,520     $    (103,294)     $   2,926,197
                                                               =============     =============      =============

Earnings per Share:

   Basic-as reported                                           $        0.13     $        0.00      $        0.24
                                                               =============     =============      =============
   Basic-proforma                                              $        0.11     $       (0.01)     $        0.24
                                                               =============     =============      =============

   Diluted-as reported                                         $        0.10     $        0.00      $        0.24
                                                               =============     =============      =============
   Diluted-proforma                                            $        0.09     $       (0.01)     $        0.24
                                                               =============     =============      =============

      The proforma information above should be read in conjunction with the related historical information.

      The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions and results for the grants:

                                                          2004              2003               2002
                                                      -------------     -------------      --------------
Dividend yield                                             None              None               None
Expected volatility                                         88%          88.4%-105.0%          105.0%
Expected life of option                                1 to 4 years      1 to 4 years        1 to 4 years
Risk-free interest rate                                    3.3%           2.90%-3.27%           5.50%
Weighted average fair value of options
   on grant date                                          $1.02             $0.48              $0.33

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      Fair Values of Financial Instruments - Due to their short-term nature, the carrying value of the Company's current financial assets and liabilities approximates their fair values. The fair value of long-term obligations, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

      Use of Estimates - Preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Income Taxes - Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities and federal operating loss carryforwards. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment.

2.    PURCHASE OF ASSETS

      On December 8, 2003 (the "Effective Date"), the Company purchased the business assets of the Health & Fitness Management Services Business of Johnson & Johnson Health Care Systems Inc. (JJHCS). Assets acquired by the Company consisted primarily of client contracts, proprietary wellness, lifestyle and health promotion programs, software, and other health and wellness services. As part of the transaction, the Company entered into a multi-year management contract with another subsidiary of Johnson & Johnson whereby the Company will manage more than 50 Johnson & Johnson affiliate fitness center sites. The Company also entered into a one-year agreement to use 660 square feet of office space of JJHCS for a fee of $1,500 per month, which was renewed through December 31, 2005.

      The acquisition has been accounted for using the purchase method of accounting. The fair market value of the assets acquired resulted in the following purchase price allocation:

Cash price paid for assets              $4,990,862
Acquisition costs incurred                 836,879
                                        ----------
      Total purchase price              $5,827,741
                                        ==========

Purchase Price Allocation
Inventory                               $        -
Property and equipment                      34,000
Customer contracts                       1,730,000
Trademark                                  350,000
Excess of cost over assets acquired      3,713,741
                                        ----------
                                        $5,827,741
                                        ==========

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      During 2004, an additional $205,473 was paid to JJHCS for four contract assignments. The Company also incurred an additional $51,455 of acquisition related costs. The Company also determined that $40,000 previously allocated to inventory was obsolete. These additional amounts were recorded to goodwill.

3.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following at December 31:

                                                     Useful Life        2004              2003
                                                    -------------   ------------     -------------
Leasehold improvements                              Term of lease   $     11,757     $       4,127
Office equipment                                      3-7 years        1,075,003         1,034,365
Software                                               3 years           170,406           159,772
Health care equipment                                 1-5 years          388,850           383,906
                                                                    ------------     -------------
                                                                       1,646,016         1,582,170
 Less accumulated depreciation and amortization                        1,495,708         1,404,953
                                                                    ------------     -------------

                                                                    $    150,308     $     177,217
                                                                    ============     =============

4.    FINANCING

      On August 22, 2003, the Company entered into a $7,500,000 Credit Agreement with Wells Fargo Bank, N.A. to provide the Company with acquisition financing and general working capital (the "Wells Loan"). The initial draw on the Wells Loan of $1,255,204 was used to refinance a revolving line of credit with Merrill Lynch Business Financial Services, Inc. ("Merrill Lynch Loan"). The Company repaid all amounts owed, and canceled the Merrill Lynch Loan, which accrued interest at the one-month LIBOR rate plus 2.35%. On August 25, 2003, the Company made a draw of $2,250,000 on the Wells Loan to fund a portion of the JJHCS asset purchase.

      Working capital advances from the Wells Loan are based upon a percentage of the Company's eligible accounts receivable, less any amounts previously drawn. At the option of the Company, the Wells Loan bears interest at prime or the one-month LIBOR plus a margin of 2.25% to 2.75% based upon the Company's Senior Leverage Ratio (effective rate of 5.25% and 4.00% at December 31, 2004 and 2003). The availability of the Wells Loan decreases $250,000 on the last day of each calendar quarter, beginning September 30, 2003, and expires on June 30, 2007. Borrowing capacity under the Wells Loan totaled $6,000,000 and $7,000,000 at December 31, 2004 and 2003, and
      all borrowings are collateralized by substantially all of the Company's assets. The Company is not required to make minimum monthly payments of principal, and interest payments are made each month. The Company also is required to comply with certain quarterly financial covenants, including a fixed charge coverage ratio, minimum earnings before interest, taxes, depreciation and amortization, cash flow leverage ratio and a balance sheet leverage ratio. At December 31, 2004, the Company had $1,612,759 outstanding under the Wells Loan, and was in compliance with all of its financial covenants.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      On August 25, 2003, the Company entered into a $3,000,000 Securities Purchase Agreement with Bayview Capital Partners LP ("Bayview") to provide the Company with acquisition financing and general working capital (the "Bayview Investment"). On the Effective Date, the $3,000,000 Bridge Note issued to Bayview was converted into a $2,000,000 term note (the "Term Note"), $1,000,000 in Series A Convertible Preferred Stock (the "Preferred Stock") and a warrant to purchase common stock of the Company (the "Warrant") per the terms set forth in the August 25, 2003 Securities Purchase Agreement. The Bayview Investment is secured by a subordinated security interest in substantially all of the Company's assets. The Bayview Investment contains identical financial covenants to those in the Wells Loan described above. At December 31, 2004, the Company was in compliance with all of its financial covenants.

      The Term Note accrued interest at 12% per year, payable monthly, and matures on December 8, 2008. The Term Note could be prepaid, in whole or in part, at any time, provided that the prepayment is accompanied by a premium ranging from 5% in year 1 to 1% in year 5.

      The Preferred Stock was issued to Bayview at a price of $1.00 per share, resulting in 1,000,000 shares issued on the Effective Date. The Preferred Stock has a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share ("PIK Dividends"). At the option of the holder, the Preferred Stock, including any PIK Dividends, may be converted, at any time and from time to time, into common stock of the Company at a price of $0.50 per share. In addition, Bayview may require redemption of the Preferred Stock and PIK Dividends upon a change of control or default (including default under the Term Note).

      The Warrant issued to Bayview on the Effective Date represents the right to purchase 1,210,320 shares of common stock, which represents 8% of the Company's common stock outstanding on a fully diluted basis at the Effective Date, excluding the common stock issuable to Bayview upon conversion of the Preferred Stock. The Warrant is exercisable at any time for a period of ten years at an exercise price equal to $0.50 per share, and the shares obtainable upon exercise of the Warrant may be put to the Company at fair market value (net of the exercise price) upon a change of control or default.

      The investment proceeds received from Bayview were allocated based upon the relative fair value of each instrument, which resulted in the following allocation:

Value assigned to Preferred Stock   $  783,904
Value assigned to Warrants             648,288
Value assigned to Term Note          1,567,808
                                    ----------
                                    $3,000,000
                                    ==========

      The $432,192 difference between the $2,000,000 face value of the Term Note and its assigned relative fair value is being amortized as interest expense over the 5-year term of the Term Note.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      When Bayview made its commitment to invest in the Company on August 25, 2003, the fair value of the Company's common stock to be received upon conversion of the Preferred Stock was greater than the conversion price of the preferred stock, which resulted in a beneficial conversion feature. Accordingly, the Company calculated a $656,096 beneficial conversion feature, which was recorded as a deemed dividend in the statement of operations for the year ended December 31, 2003.

      On December 29, 2004, the Company prepaid its Bayview Term Note by utilizing funds from the Wells Loan. In connection with the Term Note repayment, the Company also paid a prepayment penalty of $80,000, which represents 4% of the face value of the Term Note. In addition, the Company incurred a one-time, non-cash charge to interest expense of $394,669, representing $345,754 of unamortized difference between the face value of the Term Note and its assigned relative fair value, as well as $48,915 of unamortized financing costs related to the Term Note. At the same time, the Company and Wells Fargo Bank, N.A. agreed to amend the Wells Loan to change the senior leverage ratio covenant to reflect the Company's financial position subsequent to the Term Note repayment. The Company was in compliance with this change in covenant at December 31, 2004.

      Balances of long-term obligations as of December 31:

                                    2004           2003
                                -----------     ----------
Wells Loan                      $ 1,612,759     $2,775,000
Bayview Term Note                         -      2,000,000
                                -----------     ----------
                                  1,612,759      4,775,000
Discount on Bayview Term Note             -       (424,988)
                                -----------    -----------
                                $ 1,612,759     $4,350,012
                                ===========     ==========

      Any outstanding balance on the Wells Loan becomes due and payable in June 2007.

5.    COMMITMENTS AND CONTINGENCIES

      Leases - The Company leases office space and equipment under operating leases. In addition to base rental payments, these leases require the Company to pay its proportionate share of real estate taxes, special assessments, and maintenance costs. Costs incurred under operating leases are recorded as rent expense and totaled approximately $271,000, $162,000 and $136,000 for the years ended December 31, 2004, 2003 and 2002.

      Minimum rent payments due under operating leases are as follows:

Years ending December 31:
-------------------------
         2005                  $266,000
         2006                   248,000
         2007                   187,000
         2008                    18,000
         2009                     1,000
         Thereafter                   -

      Legal Proceedings - The Company is involved in various claims and lawsuits incident to the operation of its business. The Company believes that the outcome of such claims will not have a material adverse effect on its financial condition, results of operation, or cash flows.

6.    BENEFIT PLAN

      The Company maintains a 401(k) plan whereby employees are eligible to participate in the plan providing they have attained the age of 18 and have completed one month of service. The plan was amended in December 2002 to allow participants to contribute up to 20% of their earnings effective April 1, 2003. Previously, participants were able to contribute up to 15% of their earnings. The Company may make certain matching contributions which were approximately $277,000, $140,000 and $132,000 for the years ended December 31, 2004, 2003 and 2002.

7.    EQUITY

      Stock Options - The Company maintains a stock option plan for the benefit of certain eligible employees and directors of the Company and its subsidiaries. A total of 1,506,100 shares of common stock are reserved for additional grants of options under the plan at December 31, 2004. Generally, the options outstanding (1) are granted at prices equal to the market value of the stock on the date of grant, (2) vest over various terms and, (3) expire over a period of five or ten years from the date of grant.

      A summary of the stock option activity is as follows:

                                                                           Weighted
                                                     Number of              Average
                                                       Shares           Exercise Price
                                                     ----------         --------------
Outstanding at January 1, 2002                        1,233,830             $  1.54
  Granted                                               330,700                0.49
  Forfeited                                            (142,230)               2.64
                                                     ----------             -------
Outstanding at December 31, 2002                      1,422,300                1.19
   Granted                                              496,300                0.80
   Exercised                                             (6,250)               0.39
   Forfeited                                           (201,450)               2.88
                                                     ----------             -------
Outstanding at December 31, 2003                      1,710,900                0.88
   Granted                                              320,100                1.87
   Exercised                                            (66,100)               0.53
   Forfeited                                            (43,350)               0.54
                                                     ----------             -------
Outstanding at December 31, 2004                      1,921,550             $  1.06
                                                     ==========             =======

                                                                          Weighted
                                                     Number of             Average
                                                      Shares           Exercise Price
                                                     ---------         --------------
Options exercisable at December 31:
  2004                                               1,249,450             $  1.05
  2003                                                 947,575             $  1.05
  2002                                                 852,500             $  1.67

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      The following table summarizes information about stock options at December 31, 2004:

                                       Options Outstanding                     Options Exercisable
                        -----------------------------------------------     -------------------------
                                         Weighted Average      Weighted                      Weighted
                                            Remaining           Average                       Average
    Range of               Number        Contractual Life      Exercise        Number        Exercise
Exercise Prices         Outstanding          In Years            Price      Exercisable        Price
---------------         -----------    -------------------     --------     -----------      --------
$0.30 - $0.39              475,600             2.55              $0.33         301,400         $0.31
  0.47 - 0.69              640,600             3.50               0.56         495,800          0.56
  0.95 - 1.25              285,250             5.63               1.17         117,250          1.12
  1.26 - 2.27              320,100             5.38               1.87         135,000          1.57
  3.00                     200,000             2.34               3.00         200,000          3.00
                         ---------                                           ---------
                         1,921,550             3.77              $1.06       1,249,450         $1.05
                         =========                                           =========

      Employee Stock Purchase Plan - The Company maintains an Employee Stock Purchase Plan which allows employees to purchase shares of the Company's common stock at 90% of the fair market value. On November 6, 2002 the Company amended the plan to increase the available shares by 300,000. A total of 700,000 shares of common stock are reserved for issuance under this plan, of which 271,361 shares are unissued and remain available for issuance at December 31, 2004. There were 80,454, 53,423 and 32,411 shares issued under the plan during 2004, 2003 and 2002.

      Warrants - The Company has outstanding warrants to directors, selling agents, and consultants in consideration for services performed and in connection with the issuance of debt.

      In December 2003, a warrant to purchase 1,210,320 shares of common stock was issued to Bayview in connection with acquisition financing provided to the Company. The Warrant will be exercisable at any time for a period of ten years at an exercise price equal to $0.50 per share, and the shares obtainable upon exercise of the Warrant may be put to the Company at fair market value (net of the exercise price) upon a change of control or default.

      In December 2003, a warrant to purchase 100,000 shares of common stock was issued to Goldsmith, Agio, Helms Securities, Inc. for broker services provided to the Company in connection with the JJHCS acquisition (the "Goldsmith Warrant"). The Goldsmith Warrant will be exercisable at any time for a period of five years at an exercise price equal to $0.50 per share.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      A summary of the stock warrants activity is as follows:

                                                                      Exercise
                                              Number of                Price
                                                Shares               Per Share
                                             ------------         ---------------
Outstanding at January 1, 2002                  1,366,697         $   0.30 - 4.00
  Forfeited                                      (750,000)                   2.25
                                             ------------
Outstanding at December 31, 2002                  616,697             0.30 - 4.00
  Granted                                       1,310,320                    0.50
  Forfeited                                      (466,697)            1.00 - 4.00
                                             ------------
Outstanding at December 31, 2003                1,460,320             0.30 - 0.50
  Exercised                                       (38,282)                   0.30
  Forfeited                                        (6,718)                   0.30
                                             ------------
Outstanding at December 31, 2004                1,415,320             0.30 - 0.50
                                             ============

Warrants exercisable at December 31:
  2004                                          1,415,320         $   0.30 - 0.50
  2003                                          1,460,320             0.30 - 0.50
  2002                                            616,697             0.30 - 4.00

8.    INCOME TAXES

      Income tax expense (benefit) consists of the following:

                  2004               2003            2002
               -----------        ----------      -----------
Current        $   272,828        $   78,761      $    (2,567)
Deferred           655,101           449,775       (2,209,076)
               -----------        ----------      -----------
               $   927,929        $  528,536      $(2,211,643)
               ===========        ==========      ===========

      A reconciliation between taxes computed at the expected federal income tax rate and the effective tax rate for the years ended December 31 is as follows:

                                                   2004             2003             2002
                                                -----------      -----------      -----------
Tax expense computed at statutory rates         $   884,700      $   394,800      $   268,300
State tax benefit, net of federal effect            154,600           51,800           38,400
Nondeductible goodwill amortization                       -                -           10,200
Change in valuation allowance                             -                -       (2,501,200)
Adjustment to income tax provision accruals        (199,700)          76,000          (53,200)
Other                                                88,329            5,936           25,857
                                                -----------      -----------      -----------
                                                $   927,929      $   528,536      $(2,211,643)
                                                ===========      ===========      ===========

      At December 31, 2004, the Company had approximately $3,343,000 of federal operating loss carryforwards. The carryforwards, if they are not used, will expire in 2021. For 2004, 2003 and 2002, a portion of the operating loss carryforwards were used to reduce federal taxes payable by approximately $1,030,000, $440,000 and $298,000.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      The components of deferred tax assets at December 31 consist of the following:

                                      2004           2003
                                   ----------     ----------
Current:
  Allowances                       $   39,200     $   52,400
  Accrued employee benefits           179,300        141,900
  Tax loss carryforwards            1,441,600        656,000
                                   ----------     ----------
       Net current asset           $1,660,100     $  850,300
                                   ==========     ==========
Noncurrent:
  Depreciation and amortization    $  221,400     $   31,900
  Tax loss carryforwards                    -      1,608,400
  Other                                     -         46,001
                                   ----------     ----------
       Net non-current asset       $  221,400     $1,686,301
                                   ==========     ----------

9.    ACCOUNTING PRONOUNCEMENTS

      RECENT ACCOUNTING PRONOUNCEMENTS

      In November 2004, the Financial Accounting Standards Board, referred to herein as FASB, issued Statement 151, Inventory Costs. Statement 151 amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. Statement 151 is effective for companies that incur inventory costs during fiscal years beginning after June 15, 2005. Adoption of Statement 151 is not anticipated to have an impact on the Company's financial position or results of operation.

      In December 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets. Statement 153 amends Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transaction. Statement 153 eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Statement 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. Adoption of Statement 153 is not anticipated to have an impact on the Company's financial position or results of operation.

      In December 2004, the FASB issued Statement 123R, Share-Based Payment. Statement 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supercedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans, and provides that the fair value of such share-based compensation be expensed in a company's financial statements.

      The Company will be required to implement Statement 123R in connection with its Quarterly Report on Form 10-Q for the period ended June 30, 2005. The Company expects that the adoption of Statement 123R will result in a decrease of net income in future periods due to additional compensation expense attributed to employee stock options.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

      The Company does not expect the expense related to employee stock options to be materially different from amounts previously disclosed on a proforma basis.

10.   SIGNIFICANT CUSTOMER RELATIONSHIP

      At December 31, 2004, the Company had one customer relationship that provided 10.3% of its total revenue. For this customer, the Company provides fitness center management and wellness program administration services for approximately 55 locations. The agreement expires December 31, 2006, and will automatically renew for successive one year periods unless either party delivers written notice at least 90 days prior to termination. The Company believes that its relationship with this customer is good.

11.   RELATED PARTY TRANSACTION

      In December 2003, the Company entered into a services agreement with K. James Ehlen, M.D., a member of the Company's Board of Directors. The scope of services provided to the Company primarily include serving as the Company's Medical Advisor, and supporting the development of the Company's corporate health services strategy. For 2004 and 2003, Dr. Ehlen was paid $100,000 and $10,000 for his services. In 2002, there were no compensation payments to Dr. Ehlen for his medical advisory services.

HEALTH FITNESS CORPORATION

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

10.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                 Quarter ended
                                                     --------------------------------------------------------------------
                                                      March 31,           June 30,        September 30,      December 31,
                                                     -----------        -----------       -------------      ------------
2004
   Revenue                                           $12,666,374        $13,129,715        $13,154,340        $13,504,239
   Gross profit                                        3,086,937          3,442,358          3,347,083          3,582,839
   Net earnings applicable to common shareholders        336,707            470,754            465,164            314,995

   Net earnings per share
     Basic                                           $      0.03        $      0.04        $      0.04        $      0.03
     Diluted                                                0.02               0.03               0.03               0.02

   Weighted average common shares outstanding
       Basic                                          12,409,619         12,483,979         12,550,679         12,566,735
       Diluted                                        16,038,913         16,066,003         16,122,175         16,349,043

                                                                                  Quarter ended
                                                   ------------------------------------------------------------------------
                                                     March 31,           June 30,           September 30,      December 31,
                                                   ------------        ------------        -------------       ------------
2003
   Revenue                                         $  7,518,205        $  7,732,626        $  7,445,094        $  8,782,897
   Gross profit                                       1,654,399           1,581,142           1,465,768           1,833,888
   Net earnings applicable to common shareholders       267,980             217,333              87,786            (600,353)

   Net earnings per share
     Basic                                         $       0.02        $       0.02        $       0.01        $      (0.05)
     Diluted                                               0.02                0.02                0.01               (0.05)

   Weighted average common shares outstanding
       Basic                                         12,308,321          12,322,908          12,341,284          12,356,315
       Diluted                                       12,404,312          12,467,821          12,743,441          12,356,315

HEALTH FITNESS CORPORATION

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
YEARS ENDED DECEMBER 31, 2004 2003 AND 2002

                                           Balance at        Charged to    Charged to                           Balance
                                           Beginning         Costs and    Other accounts      Deductions        at End
    Description                            of Period          Expenses      Describe           Describe        of Period
----------------------------              -----------        ----------   --------------     -----------       ---------
Trade and other accounts
 receivable allowances:

Year ended December 31, 2004              $   131,000        $   79,700         -              $      - (a)    $ 210,700

Year ended December 31, 2003                   88,900            61,500         -               (19,400)(a)      131,000

Year ended December 31, 2002                   84,700             5,400         -                (1,200)(a)      88,900

(a) Accounts receivable written off as uncollectible

HEALTHCALC.NET, INC.

BALANCE SHEETS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004

                                                            2005         2004
                                                          ---------    ---------
                                                          Unaudited
ASSETS
CURRENT ASSETS
     Cash                                                 $  72,192    $ 234,045
     Trade accounts receivable, less allowances of $0       157,155      122,171
     Prepaid expenses and other                                  --        2,495
                                                          ---------    ---------
                 Total current assets                       229,347      358,711

PROPERTY AND EQUIPMENT, net                                  56,540       38,559
                                                          ---------    ---------
                                                          $ 285,887    $ 397,270
                                                          =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
     Trade accounts payable                               $  41,072    $  96,825
     Other accrued liabilities                                   --       60,649
     Line of credit                                          27,128       29,452
     Deferred revenue                                        72,552      239,093
                                                          ---------    ---------
                 Total current liabilities                  140,752      426,019

COMMITMENTS & CONTINGENCIES                                      --           --

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $0.01 par value; 1,000,000 shares
          authorized; 500,000 shares issued and 450,000
          shares outstanding                                  5,000        5,000
     Accumulated earnings (deficit)                         140,635      (33,249)
     Treasury stock, 50,000 shares at cost                     (500)        (500)
                                                          ---------    ---------
                                                            145,135      (28,749)
                                                          ---------    ---------
                                                          $ 285,887    $ 397,270
                                                          =========    =========

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                     2005           2004
                                                 -----------    -----------
REVENUE                                          $ 1,816,821    $ 1,151,335

COSTS OF REVENUE                                     447,864        307,547
                                                 -----------    -----------
                                                   1,368,957        843,788
GROSS PROFIT

OPERATING EXPENSES
     Salaries                                        877,812        629,411
     Other selling, general and administrative       314,166        179,036
                                                 -----------    -----------
                                                   1,191,978        808,447
                                                 -----------    -----------
OPERATING INCOME                                     176,979         35,341

OTHER INCOME (EXPENSE)
     Interest expense                                 (3,095)        (3,815)
     Other                                                --          6,113
                                                 -----------    -----------
EARNINGS BEFORE INCOME TAXES                         173,884         37,639

INCOME TAX EXPENSE (BENEFIT)                              --             --
                                                 -----------    -----------
NET EARNINGS                                     $   173,884    $    37,639
                                                 ===========    ===========

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                 2005         2004
                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                               $ 173,884    $  37,639
   Adjustment to reconcile net earnings to net cash used in
     operating activities:
            Depreciation                                         11,290        9,175
            Change in assets and liabilities:
                 Trade accounts receivable                      (34,984)      31,230
                 Prepaid expenses and other                       2,495        6,316
                 Trade accounts payable                         (55,753)    (286,023)
                 Other accrued liabilities                      (60,649)      (1,290)
                 Deferred revenue                              (166,541)       2,815
                                                              ---------    ---------
                     Net cash used in operating activities     (130,258)    (200,138)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                        (29,271)      (5,541)
                                                              ---------    ---------
                     Net cash used in investing activities      (29,271)      (5,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayments under line of credit                         (2,324)      (1,889)
                                                              ---------    ---------
                     Net cash used in financing activities       (2,324)      (1,889)
                                                              ---------    ---------

NET DECREASE IN CASH                                           (161,853)    (207,568)

CASH AT BEGINNING OF YEAR                                       234,045      239,290
                                                              ---------    ---------
CASH AT END OF YEAR                                           $  72,192    $  31,722
                                                              =========    =========
SUPPLEMENTAL CASH FLOW INFORMATION:

            Cash paid for interest                            $   3,095    $   3,815

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business - HealthCalc.Net, Inc. (the "Company"), is a leading provider of web-based fitness, health management and wellness programs to corporations, health care organizations, physicians and athletic/fitness centers. The Company's web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. The web-based platform allows individuals to take periodic online health assessments, track daily exercise results, receive online health coaching and obtain access to the latest health information and education in an internet-based environment.

      The Company is a Subchapter S corporation organized under the laws of the State of Texas.

      Basis of Presentation - The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited December 31, 2004 Financial Statements and related notes of HealthCalc.Net, Inc., which are an integral part of the unaudited interim financial statements. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair presentation of such statements. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

      Advertising - The Company expenses advertising costs as they are incurred. Advertising expense for the period ended September 30, 2005 and 2004 was $29,187 and $11,998, respectively.

      Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based compensation using Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and has not adopted the recognition provisions of SFAS No. 123, as amended by SFAS No. 148. The exercise price of options granted under the stock option plan (Note 4) is equal to the market price of the underlying stock on the date of grant. Therefore, no compensation cost was recorded under APB No. 25.

      If the company had determined compensation cost for the stock-based compensation plan in accordance with the fair value method prescribed by SFAS No. 123, proforma net income for the nine months ended September 30, 2005 and 2004 would have been as follows:

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                2005         2004
                                             ---------    ---------
Net income, as reported                      $ 173,884    $  37,639
Stock-based employee compensation expense,
   net of related tax effects                   (2,358)      (2,115)
                                             ---------    ---------

Net income, proforma                         $ 171,526    $  35,524
                                             =========    =========

      The weighted average fair value of options granted during 2005 and 2004 was $0.17 and $0.05, respectively. The fair of each option on the date of grant was estimated using the Black-Scholes option pricing model with the following assumptions:

                             2005       2004
                           --------  -----------
Risk free rate of return      3.10%  0.93%-1.20%
Expected life of option    6 years      6 years
Expected volatility            N/A          N/A
Dividend yield                None         None

2.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following at September 30, 2005 and December 31, 2004:

                                  Useful
                                   Life      2005      2004
                                 -------   -------   -------
Computer equipment               5 years   $74,630   $60,288
Office furniture                 5 years    20,994     6,065
                                           -------   -------
                                            95,624    66,353
Less accumulated depreciation               39,084    27,794
                                           -------   -------
                                           $56,540   $38,559
                                           =======   =======

3.    FINANCING

      The Company maintains two lines of credit totaling $129,000 with Wells Fargo Bank N.A to provide the Company with general working capital. The lines of credit bear interest at 14.50%. The Company is required to make minimum monthly payments as determined by Wells Fargo.

      Line of credit balances at September 30, 2005 and December 31, 2004 are as follows:

                           2005      2004
                        --------   --------
Wells Fargo Bank N.A.   $ 27,128   $ 29,452
                        ========   ========

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

4.    EQUITY

      Stock Options - The Company maintains a stock option plan for the benefit of certain eligible employees of the Company. Generally, the options outstanding are granted at prices equal to the market value of the stock on the date of grant, vest on a straight line basis over five years and expire six years from the date of grant.

      At September 30, 2005 and 2004, the Company had outstanding stock options totaling 100,700 and 93,950, respectively, with a weighted average exercise price of $1.00 per share for each period. At September 30, 2005 and 2004, 57,050 and 38,260 option shares were exerciseable at a weighted average exercise price of $1.00 per share.

5.    SIGNIFICANT CUSTOMER RELATIONSHIP

      At September 30, 2005 and 2004, the Company had two customers that each provided more than 10% of its total revenue. On a combined basis, these customers provided approximately 44% of total revenues for each period. The services provided to these customers include web-based technology services and on-site biometric screening services.

6.    RELATED PARTY TRANSACTION

      For the nine months ended September 30, 2004, the Company recorded management fee revenue of $17,500 related to payments received from E2 Consulting, L.L.C., a Texas limited liability company, whose principal business activities involve the maintenance and support of a desktop version of the Company's web-based software tools. Such management fee revenue was for technical consulting and development services provided by the Company. The principal owners of the Company are also the principal owners of E2 Consulting. No such management fee income was recorded by the Company for the nine months ended September 30, 2005.

7.    SUBSEQUENT EVENTS

      On December 23, 2005, Health Fitness Corporation (HFC) acquired all of the outstanding capital stock of the Company for $6 million in cash and stock with the potential for additional amounts to be paid under an earn-out provision based upon the Company achieving certain revenue objectives for calendar year 2006. Immediately prior to HFC's acquisition of the Company, E2 Consulting, L.L.C. (described more in note 6 above) was merged with and into the Company in exchange for $70,000.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and
Stockholders of Health Fitness Corporation

We have audited the accompanying balance sheets of HealthCalc.Net, Inc. (Company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthCalc.Net, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
December 23, 2005

HEALTHCALC.NET, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

                                                                                2004                 2003
                                                                              ---------            ---------
ASSETS
CURRENT ASSETS
     Cash                                                                     $ 234,045            $ 239,290
     Trade accounts receivable, less allowances of $0                           122,171              138,587
     Prepaid expenses and other                                                   2,495                6,316
                                                                              ---------            ---------
                 Total current assets                                           358,711              384,193

PROPERTY AND EQUIPMENT, net                                                      38,559               38,833
                                                                              ---------            ---------
                                                                              $ 397,270            $ 423,026
                                                                              =========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
     Trade accounts payable                                                   $  96,825            $ 304,694
     Other accrued liabilities                                                   60,649               29,870
     Line of credit                                                              29,452               32,555
     Deferred revenue                                                           239,093               57,945
                                                                              ---------            ---------
                 Total current liabilities                                      426,019              425,064

COMMITMENTS & CONTINGENCIES                                                          --                   --

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $0.01 par value; 1,000,000 shares
          authorized; 500,000 shares issued and 450,000
          shares outstanding                                                      5,000                5,000
     Accumulated deficit                                                        (33,249)              (6,538)
     Treasury stock, 50,000 shares at cost                                         (500)                (500)
                                                                              ---------            ---------
                                                                                (28,749)              (2,038)
                                                                              ---------            ---------
                                                                              $ 397,270            $ 423,026
                                                                              =========            =========

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004

                                                                              2004
                                                                           ----------
REVENUE                                                                    $1,876,470

COSTS OF REVENUE                                                              538,296
                                                                           ----------

GROSS PROFIT                                                                1,338,174

OPERATING EXPENSES
     Salaries                                                               1,091,200
     Other selling, general and administrative                                275,261
                                                                           ----------
                                                                            1,366,461
                                                                           ----------

OPERATING LOSS                                                                (28,287)

OTHER INCOME (EXPENSE)
     Interest expense                                                          (4,537)
     Other                                                                      6,113
                                                                           ----------

LOSS BEFORE INCOME TAXES                                                      (26,711)

INCOME TAX EXPENSE (BENEFIT)                                                       --
                                                                           ----------

NET LOSS                                                                   $  (26,711)
                                                                           ==========

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
YEAR ENDED DECEMBER 31, 2004

                                                                                               Total
                                              Common Stock                                 Stockholders'
                                         -----------------------   Accumulated  Treasury      Equity
                                          Shares          Amount     Deficit     Stock       (Deficit)
                                         -------         -------   -----------  --------   -------------
BALANCE AT JANUARY 1, 2004               500,000         $ 5,000   $    (6,538) $   (500)  $      (2,038)

Net loss                                      --              --       (26,711)       --         (26,711)
                                         -------         -------   -----------  --------   -------------

BALANCE AT DECEMBER 31, 2004             500,000         $ 5,000   $   (33,249) $   (500)  $     (28,749)
                                         =======         =======   ===========  ========   =============

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2004

                                                                                                2004
                                                                                              ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                   $ (26,711)
   Adjustment to reconcile net loss to net cash provided by  operating activities:
            Depreciation                                                                         11,978
            Change in assets and liabilities:
                 Trade accounts receivable                                                       16,416
                 Prepaid expenses and other                                                       3,821
                 Trade accounts payable                                                        (207,869)
                 Other accrued liabilities                                                       30,779
                 Deferred revenue                                                               181,148
                                                                                              ---------
                     Net cash provided by operating activities                                    9,562

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                          (11,704)
                                                                                              ---------
                     Net cash used in investing activities                                      (11,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments under line of credit                                                           (3,103)
                                                                                              ---------
                     Net cash used in financing activities                                       (3,103)
                                                                                              ---------

NET DECREASE IN CASH                                                                             (5,245)

CASH AT BEGINNING OF YEAR                                                                       239,290
                                                                                              ---------
CASH AT END OF YEAR                                                                           $ 234,045
                                                                                              =========

SUPPLEMENTAL CASH FLOW INFORMATION:

            Cash paid for interest                                                            $   4,537

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
YEAR ENDED DECEMBER 31, 2004

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business - HealthCalc.Net, Inc. (the "Company"), is a leading provider of web-based fitness, health management and wellness programs to corporations, health care organizations, physicians and athletic/fitness centers. The Company's web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. The web-based platform allows individuals to take periodic online health assessments, track daily exercise results, receive online health coaching and obtain access to the latest health information and education in an internet-based environment.

      The Company is a Subchapter S corporation organized under the laws of the State of Texas.

      Cash - The Company maintains its cash account at one financial institution. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash. The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

      Trade and Other Accounts Receivable - Trade accounts receivable represent amounts due from companies and individuals for services and products. The Company grants credit to customers in the ordinary course of business, but generally does not require collateral or any other security to support amounts due. Management performs ongoing credit evaluations of customers. The Company determines its allowance for discounts and doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivable are credited to the allowance.

      Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets.

      Revenue Recognition - Revenue is recognized at the time the service is provided to the customer. The Company determines its allowance for discounts by considering historical discount history and current payment practices of its customers. For annual contracts, monthly amounts are recognized ratably over the term of the contract. Certain services provided to the customer may vary on a periodic basis and are invoiced to the customer in arrears. The revenues relating to theses services are estimated in the month that the service is performed.

      Amounts received from customers in advance of providing the services of the contract are treated as deferred revenue and recognized when the services are provided. Amounts received from new customers for website activation fees are treated as deferred revenue and recognized over a period of three years, which is the estimated life of a new customer.

      Advertising - The Company expenses advertising costs as they are incurred. Advertising expense for the period ended December 31, 2004 was $20,085.

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
YEAR ENDED DECEMBER 31, 2004

      Fair Values of Financial Instruments - Due to their short-term nature, the carrying value of the Company's current financial assets and liabilities approximates their fair values. The fair value of long-term obligations, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

      Use of Estimates - Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based compensation using Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and has not adopted the recognition provisions of SFAS No. 123, as amended by SFAS No. 148. The exercise price of options granted under the stock option plan (Note 6) is equal to the market price of the underlying stock on the date of grant. Therefore, no compensation cost was recorded under APB No. 25.

      If the Company had determined compensation cost for the stock-based compensation plan in accordance with the fair value method prescribed by SFAS No. 123, proforma net loss for the year ended December 31, 2004 would have been as follows:

                                                        2004
                                                      --------
Net loss, as reported                                 $(26,711)
Stock-based employee compensation expense,
   net of related tax effects                           (2,820)
                                                      --------

Net loss, proforma                                    $(29,531)
                                                      ========

      The weighted average fair value of options granted during 2004 was $0.05. The fair of each option on the date of grant was estimated using the Black-Scholes option pricing model with the following assumptions:

Risk free rate of return                                            0.93%-1.20%
Expected life of option                                               6 years
Expected volatility                                                     N/A
Dividend yield                                                          None

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
YEAR ENDED DECEMBER 31, 2004

2.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                                                December 31,
                                    Useful            --------------------------------
                                     Life               2004                    2003
                                    -------           --------                --------
Computer equipment                  5 years           $ 60,288                $ 48,583
Office furniture                    5 years              6,065                   6,065
                                                      --------                --------
                                                        66,353                  54,648
Less accumulated depreciation                           27,794                  15,815
                                                      --------                --------
                                                      $ 38,559                $ 38,833
                                                      ========                ========

3.    FINANCING

      The Company maintains two lines of credit totaling $129,000 with Wells Fargo Bank N.A to provide the Company with general working capital. The lines of credit bear interest at 14.50%. The Company is required to make minimum monthly payments as determined by Wells Fargo.

      Line of credit balances are as follows:

                                               December 31,
                                      --------------------------------
                                        2004                    2003
                                      --------                --------
Wells Fargo Bank N.A.                 $ 29,452                $ 32,555
                                      ========                ========

4.    COMMITMENTS AND CONTINGENCIES

      Leases - The Company leases office space under an operating lease that expires on June 30, 2008. Costs incurred under this operating lease are recorded as rent expense and totaled approximately $40,500 for the year ended December 31, 2004.

      Minimum rent payments due under operating leases are as follows:

Years ending December 31:
      2005                    $ 54,655
      2006                      75,672
      2007                      82,734
      2008                      44,394

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
YEAR ENDED DECEMBER 31, 2004

5.    BENEFIT PLAN

      The Company maintains a SIMPLE-IRA Plan whereby employees may contribute pre-tax wages to the Plan up to a maximum of $10,000 for 2005. The Company matches 100% of an employee's contributions up to a maximum of 3% of the employee's wages. The Company's contributions totaled $22,217 for the year ended December 31, 2004.

6.    EQUITY

      Stock Options - The Company maintains a stock option plan for the benefit of certain eligible employees of the Company. Generally, the options outstanding are granted at prices equal to the market value of the stock on the date of grant, vest on a straight line basis over five years and expire six years from the date of grant.

      A summary of the stock option activity is as follows:

                                                           Weighted
                                           Number of        Average
                                            Shares       Exercise Price
                                           ---------     --------------
Outstanding at January 1, 2004               62,450          $1.00
   Granted                                   31,500          $1.00
                                             ------
Outstanding at December 31, 2004             93,950          $1.00
                                             ======

      At December 31, 2004, 38,260 option shares were exerciseable at a weighted average exercise price of $1.00 per share.

7.    INCOME TAXES

      Since the Company is organized as a Subchapter S corporation, no income tax provision is maintained in the Company's accounting records. Any income or loss generated by the Company from operations flows directly to the owners of the business as ordinary income or loss.

8.    SIGNIFICANT CUSTOMER RELATIONSHIP

      At December 31, 2004, the Company had three customers that each provided more than 10% of its total revenue. On a combined basis, these customers provided approximately 50% of total revenues. The services provided to these customers include web-based technology services and on-site biometric screening services.

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
YEAR ENDED DECEMBER 31, 2004

9.    RELATED PARTY TRANSACTION

      For the year ended December 31, 2004, the Company recorded management fee revenue of $17,500 related to payments received from E2 Consulting, L.L.C., a Texas limited liability company, whose principal business activities involve the maintenance and support of a desktop version of the Company's web-based software tools. Such management fee revenue was for technical consulting and development services provided by the Company. The principal owners of the Company are also the principal owners of E2 Consulting.

10.   SUBSEQUENT EVENTS

      On December 23, 2005, Health Fitness Corporation (HFC) acquired all of the outstanding capital stock of the business of the Company for $6 million in cash and stock with the potential for additional amounts to be paid under an earn-out provision based upon the Company achieving certain revenue objectives for calendar year 2006. Immediately prior to HFC's acquisition of the Company, E2Consulting, L.L.C. (described more in note 9 above) was merged with and into the Company for $70,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses will be paid by the Company in connection with the registration for resale of the common stock covered by this registration statement. All of such expenses, except for the SEC registration fee, are estimated.

SEC Registration Fee ..................................................  $ 1,894
Legal Fees ............................................................   20,000
Accountants Fees and Expenses .........................................   30,000
Printing Expenses .....................................................    1,000
Blue Sky Fees and Expenses ............................................    2,000
Transfer Agent Fees and Expenses ......................................    1,106
                                                                         -------
Miscellaneous .........................................................  $56,000
                                                                         =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the securities listed below pursuant to exemptions from registration under the Securities Act.

     On August 25, 2003, we entered into a $3,000,000 Securities Purchase Agreement with Bayview Capital Partners LP to provide us with acquisition financing and general working capital (the "Bayview Investment"). The Bayview Investment was initially structured as a bridge note (the "Bridge Note"), the proceeds of which we placed into escrow to fund a portion of an asset purchase. Upon closing of the asset purchase in December 2003, the $3,000,000 Bridge Note was converted into a $2,000,000 term note, $1,000,000 in Series A Convertible Preferred Stock and a warrant to purchase 1,210,320 shares of common stock. In December 2003, a warrant to purchase 100,000 shares of common stock was issued to Goldsmith, Agio, Helms Securities, Inc. for broker services provided to us in connection with the asset purchase. All of the foregoing issuances were made in reliance upon Section 4(2).


     Effective November 14, 2005, we entered into a Securities Purchase Agreement with five accredited investors for the sale of an aggregate of 1,000 shares of its Series B Convertible Preferred Stock (the "Series B Stock"), at an aggregate purchase price of $10.2 million. After selling commissions and expenses, we received net proceeds of approximately $9.4 million. The Series B Stock will automatically convert into 5,100,000 shares of common stock effective on the date the SEC declares effective this registration statement. We also issued the original purchasers of the Series B Stock 5-year warrants to purchase 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, for $2.40 per share. We also issued the placement agents (or their affiliates) of the Series B Stock warrants to acquire 102,000 shares of common stock on substantially the same terms as the Warrants issued to the original purchasers of the Series B Stock, except the exercise price of such warrants is $2.00 per share. Such securities were offered and issued in reliance on the exemption from registration provided by Section 4(2). We used approximately $5.1 million of the net proceeds from the issuance of the Series B Stock to redeem, effective November 15, 2005: (i) all of the outstanding shares of Series A Convertible Preferred Stock, which were convertible into 2,222,210 shares of common stock, and (ii) warrants to purchase 1,275,463 shares of common stock if exercised for cash, or 916,458 shares of common stock if exercised on a "cash-less" exercise basis, which warrants were issued to original purchaser of the Series A Convertible Preferred Stock. We used substantially all of the remainder of the net proceeds for our acquisition of HealthCalc.Net, Inc. on December 23, 2005.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. See the Exhibit Index following the Power of Attorney at the end of this registration statement.

     (b) Financial Statement Schedule.

     Schedules have been omitted because they are not applicable or not required because the information is included elsewhere in the financial statements or the related notes.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant further undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 7, 2006.

                                        HEALTH FITNESS CORPORATION


                                        By /s/ Jerry V. Noyce
                                           -------------------------------------
                                           Jerry V. Noyce,
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

     In accordance with the requirement of the securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the date indicated.

Signatures                             Title
----------                             -----

/s/ Jerry V. Noyce*                    Chief Executive Officer,
------------------------------------   President (principal executive
    Jerry V. Noyce                     officer) and Director


/s/ Wesley W. Winnekins*               Chief Financial Officer
------------------------------------   (principal financial and
    Wesley W. Winnekins                accounting officer)


/s/ James A. Bernards*                 Director
------------------------------------
    James A. Bernards


/s/ K. James Ehlen, M.D.*              Director
------------------------------------
    K. James Ehlen, M.D.


/s/ Robert J. Marzec*                  Director
------------------------------------
    Robert J. Marzec



/s/ Cary Musech*                       Director
------------------------------------
    Cary Musech


/s/ John C. Penn*                      Director
------------------------------------
    John C. Penn


/s/ Mark W. Sheffert*                  Director
------------------------------------
    Mark W. Sheffert


/s/ Linda Hall Whitman*                Director
------------------------------------
    Linda Hall Whitman


/s/ Rodney A. Young*                   Director
------------------------------------
    Rodney A. Young



* By Jerry V. Noyce
     -------------------------------------
     Jerry V. Noyce
     As attorney-in-fact pursuant
     to Powers of Attorney previously filed

  Date: March 7, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           HEALTH FITNESS CORPORATION

                            EXHIBIT INDEX TO FORM S-1


EXHIBIT NO.   DESCRIPTION
-----------   -----------
      3.1     Articles of Incorporation, as amended on September 20, 2004 -
              incorporated by reference to the Company's Annual Report on Form
              10-K for the year ended December 31, 2004

      3.2     Certificate of Designation, Preferences and Rights of Series A
              Convertible Preferred Stock(1)

      3.3     Certificate of Designation, Preferences and Rights of Series B
              Convertible Preferred Stock - incorporated by reference to the Company's Form 8-K filed November 16, 2005(1)

      3.3 Restated By-Laws of the Company - incorporated by reference to the Company's Registration Statement on Form SB-2 No. 33-83784C

      4.1 Specimen of Common Stock Certificate - incorporated by reference to the Company's Registration Statement on Form SB-2 No. 33-83784C

      5.1     Opinion of Fredrikson & Byron, P.A.

     10.1 Standard Office Lease Agreement (Net) dated as of June 13, 1996 covering a portion of the Company's headquarters - incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996

     10.2     Amendment dated March 1, 2001 to Standard Office Lease Agreement
              (Net) dated as of June 13, 1996 covering a portion of the Company's headquarters - incorporated by reference to the Company's Form 10K for the year ended December 31, 2000

     10.3     Second Amendment, dated June 12, 2002, to Standard Office Lease
              Agreement dated as of June 13, 1996 - incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 2002

    *10.4 Company's 2005 Stock Option Plan - incorporated by reference to the Company's Form 8-K dated June 7, 2005

    *10.5     Forms of Incentive Stock Option Agreement and Form of
              Non-Qualified Stock Option Agreement under the 2005 Stock Option
              Plan - incorporated by reference to the Company's Form 8-K dated
              June 7, 2005

    *10.6 Employment agreement dated November 30, 2000 between the Company and Jerry V. Noyce - incorporated by reference to the Company's
              Form 10-K for the year ended December 31, 2000

    *10.7     Employment agreement dated February 9, 2001 between Company and
              Wesley W. Winnekins - incorporated by reference to the Company's
              Form 10-K for the year ended December 31, 2000

    *10.8     Employment agreement dated March 1, 2003 between Company and
              Jeanne Crawford - incorporated by reference to the Company's Form
              10-K for the year ended December 31, 2002

    *10.9 Employment agreement dated December 8, 2003 between the Company and Brian Gagne, - incorporated by reference to the Company's Form
              10-Q for the fiscal quarter ended March 31, 2005

   *10.10 Employment agreement dated December 22, 2003 between the Company and Michael Seethaler, - incorporated by reference to the Company's Form 10-Q for the fiscal quarter ended March 31, 2005

    10.11     Credit Agreement, dated August 22, 2003, between the Company and
              Wells Fargo Bank, National Association - incorporated by reference to the Company's Quarterly Report on form 10-QSB for the quarter ended September 30, 2003

    10.12     Third Amendment, dated August 25, 2003, to Standard Office Lease
              Agreement dated as of June 13, 1996, between the Company and NEOC
              Holdings LLC - incorporated by reference to the Company's
              Quarterly Report on form 10-QSB for the quarter ended September
              30, 2003

    10.13 Second Amendment to Credit Agreement and Waiver of Defaults between the Company and Wells Fargo Bank, N.A., dated May 14, 2004
              - incorporated by reference to the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 2004

    10.14     Third Amendment to Credit Agreement and Consent between the
              Company and Wells Fargo Bank, N.A., dated December 29, 2004 - incorporated by reference to the Company's Annual Report on Form
              10-K for the year ended December 31, 2004

    10.15     Securities Purchase Agreement dated November 14, 2005 between the
              Company and the Purchasers listed on Exhibit A-1 - incorporated by reference to the Company's Form 8-K filed November 16, 2005

    10.16     Registration Rights Agreement dated November 14, 2005 between the
              Company and the Purchasers listed on Exhibit A-1 - incorporated by reference to the Company's Form 8-K filed November 16, 2005

    10.17     Form of Warrant issued pursuant to the Securities Purchase
              Agreement dated November 14, 2005 - incorporated by reference to the Company's Form 8-K filed November 16, 2005

    10.18     Stock Purchase Agreement dated December 23, 2005 between the
              Company, HealthCalc.Net, Inc., Peter A. Egan and John F. Ellis, among others - incorporated by reference to the Company's Form 8-K filed December 29, 2005

    10.19     Escrow Agreement dated December 23, 2005 between the Company,
              Wells Fargo Bank, National Association, Peter A. Egan and John F.
              Ellis, among others - incorporated by reference to the Company's
              Form 8-K filed December 29, 2005

    10.20     Shareholders' Agreement dated December 23, 2005 between the
              Company, Peter A. Egan and John F. Ellis - incorporated by reference to the Company's Form 8-K filed December 29, 2005

     21.1     Subsidiaries - incorporated by reference to the Company's Annual
              Report on Form 10-K for the year ended December 31, 2004

     23.1     Consent of Grant Thornton LLP

     23.2     Consent of Weaver and Tidwell, L.L.P.

     23.3     Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

     24.1     Power of Attorney(1)


*    Indicates management contract or compensatory plan or arrangement

(1)  Previously Filed